Table of Contents

IROQUOIS VALLEY FARMLAND REIT, PBC

An offering of up to $65,000,000 in Common Stock

	Per Share	Total Maximum
Public Offering Price (1)	$108.06	$65,000,000	(2)
Underwriting Discounts and Commissions (3)	$–	$–
Proceeds to Us from this Offering to the Public (Before Expenses)	$108.06	$65,000,000

(1)	The price per share of common stock shown was determined by our board of directors based on the net asset value (NAV) of the Company and will apply until an alternate price is approved by the board of directors. Details of our valuation policy are contained in this offering circular. We expect to update our share price at least twice per year, typically in the winter and the summer. This is a “best-efforts” offering.

(2)	Of this total, $1,000,000 of these shares are reserved for our Dividend Reinvestment Program, with the remainder allocated to this continuous offering of our shares to the public, subject to the limitations herein. Through this offering under SEC Regulation A, Tier 2 (this “Offering”), we are offering up to $65,000,000 in shares of our common stock, which represents the value of the shares available to be offered as of the date of this offering circular out of the rolling 12-month maximum offering amount of $75,000,000.

(3)	There are no underwriting fees associated with this Offering. The Company has and will continue to sell its common stock directly, on a “best-efforts” basis. Our officers will not receive any commission or any other remuneration for these sales however we have previously engaged a placement agent to support sales efforts directed at institutional and other large investors and may engage similar commission-based sales support in the future. See the section of this Offering Circular titled “Plan of Distribution.”

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is no public market for our securities. Investment in our shares is subject to substantial risks. See the section of this Offering Circular titled “Risk Factors.”

This Offering Circular follows the Form-S11 disclosure format.

The date of this offering circular is May 12, 2026.

The Securities and Exchange Commission (“SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Offering Circular. Any representation to the contrary is a criminal offense.

The mailing address of our principal executive office is:

Iroquois Valley Farmland REIT, PBC

314 N. Main Street #200F

Roanoke, IN 46783

Our telephone number is (847) 859-6645 and our website is www.iroquoisvalley.com.

The mailing address and telephone number of our agent for service of process is:

Registered Agent Solutions, Inc.

838 Walker Road Suite 21-2

Dover, Delaware 19904

888-716-7274

Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (“Iroquois Valley REIT”), is one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

We are offering up to $65,000,000 in our common shares to the public at an initial price of $108.06 per share. The initial minimum investment in shares of our common stock is $10,000 based on the current price per share.

This is our third successive multi-year offering of common stock pursuant to SEC Regulation A. Since we first began offering shares for sale in this manner, beginning on May 3, 2019, we have raised nearly $67,219,367 and have issued over 752,354 shares as of the date of this offering circular. In the 12 months prior to the date of this Offering Circular, we have raised total gross offering proceeds of approximately $9,917,723 and have issued 158,643 shares of our common stock. Our total offering amount at this time is $65,000,000, representing the value of the shares available to be offered as of the date of this Offering Circular out of the rolling 12-month maximum Offering amount of $75,000,000 permitted by the SEC under Regulation A.

 We expect to offer common stock in this Offering until the earlier of June 13, 2028, which is 3 years from the initial qualification date of this Offering (i.e., June 3, 2025), or the date on which we raise the maximum amount being offered, unless terminated earlier by our board of directors. In no event will we extend this Offering beyond 180 days after the third anniversary of the initial qualification date (i.e., November 30, 2028). This is a “best-efforts” offering, which means that we will use our best efforts to sell shares of common stock, but there is no obligation to purchase or sell any specific number of shares. Our shares of common stock are not being underwritten by an underwriter.

As of the date of this Offering Circular, the offering price per share of our common stock is $108.06/share. This price was determined by our board of directors and will apply until an alternate price is approved by the board of directors based on, among other factors, the appraised value of our owned farmland. We expect to update our share price at least twice per year, typically in the winter and the summer. Investors in this Offering will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.iroquoisvalley.com, will identify the current offering price per share, as will any supplements to this Offering Circular filed with the SEC. The price per share pursuant to our dividend reinvestment plan (the “DRIP”) will equal our most recently announced offering price per share. Please refer to “Policies with Regards to Certain Activities—Dividend Reinvestment Program” hereunder, and the copy of the DRIP filed with the SEC as an exhibit to our offering statement, for more details.

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There is no public trading market in which our common stock can be sold, including on any national securities exchange. It may be difficult to sell your shares. While we will look to develop secondary and internal market options, you are not guaranteed the ability to sell or trade our common stock. Transfers of our common stock will be subject to the transfer restrictions in our Certificate of Incorporation and Bylaws, each as amended, and may only be made in full compliance with applicable federal and state securities laws. We have, however, adopted and have subsequently amended a stock redemption program (the “Stock Redemption Program”) designed to provide our stockholders with limited liquidity approximately four times a year, but eligibility for this program is subject to a 5-year holding period, with caps on the number of shares that can be redeemed each period, and other restrictions. Any repurchases of shares made pursuant to our Stock Redemption Program will be made at the most recently announced offering price per share. Please refer to the “Policies with Regards to Certain Activities—Stock Redemption Program” section hereunder, and the copy of the Stock Redemption Program filed with the SEC as an exhibit to our offering statement, for more details.

We conduct our business and own our farmland investments through our “operating company,” Iroquois Valley Farms LLC, an Illinois limited liability company (“Iroquois Valley LLC”), which was formed on June 5, 2007. Iroquois Valley REIT owns 99% and is the sole manager of Iroquois Valley LLC. Iroquois Valley Farmland TRS, Inc. (“Iroquois Valley TRS” or our “TRS”), a taxable REIT subsidiary of Iroquois Valley REIT, owns the remaining 1% of Iroquois Valley LLC.

References to “Iroquois Valley,” “we,” “our,” “us” or “Company” refer to the entire Iroquois Valley corporate family, namely Iroquois Valley REIT together with its consolidated subsidiaries, including our operating company, Iroquois Valley LLC (as well as any subsidiaries thereof) and Iroquois Valley TRS.

While the nature of business to be conducted or promoted by us must always be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as a public benefit corporation, Iroquois Valley REIT and its board of directors will consider our public benefit objectives in addition to the financial interests of shareholders when making decisions. We manage our business in a manner that balances our stockholders’ pecuniary interests, the interests of those materially affected by our conduct, and the public benefit described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration, and water quality improvement through the establishment of secure and sustainable farmland access tenures.

Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors in marketing and selling our shares. No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this Offering. In addition, we have engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. Mr. Tobin shall receive commissions of 0.35% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at our discretion. Once earned, to the extent we pay such commissions in cash, they would reduce proceeds to us from this Offering. We reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered here. In the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will further reduce our proceeds from this Offering by the amount of the total of such fees and commissions.

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This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Potential investors are urged to consult their tax advisors regarding the tax consequences to them, in light of their particular circumstances, of acquiring, holding, and disposing of our common stock. See “Risk Factors” for risks to consider before buying shares of our common stock, including the following:

•	Our prior performance, as well as that of our affiliated entities, may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	Iroquois Valley REIT is a public benefit corporation, and as such may make decisions or pursue strategies that do not maximize financial gain, and consequently, could reduce the value of shares of our common stock offered hereby or the amount of distributions we make to holders of our shares.

•	Although you can review information about our current portfolio within this Offering Circular, you will not be able to evaluate a significant number of our future farmland investments to be acquired while you are a shareholder prior to purchasing shares of our common stock, especially given that you should expect to hold your shares for at least five years. Our management team, which reports to our board of directors, analyzes investments. Please refer to the section titled “Policies with Regards to Certain Activities—Management’s Investment Authority Policy”.

•	This Offering is being made pursuant to rules and regulations under Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are still relatively untested and subject to change.

•	We may not acquire a sufficiently diverse portfolio of investments to offset certain geographic, market, and other risks, and the value of your shares may vary more widely with the performance of specific assets.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this Offering Circular.

•	Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	Our shares are illiquid. Our Stock Redemption Program requires a minimum 5-year holding period for eligibility, and even then you may not be able to redeem your shares exactly when you request. There is no public market for our shares, nor a specific deadline by which one will be created, if ever. There is no requirement that our operating company liquidate our portfolio by a specific date, and in fact it is generally our intent to work with our farmers to hold and steward land for organic farming on a long-term basis. Until shares of our common stock are listed, if ever, you may not be able to sell any shares of our common stock purchased hereunder. If you can sell your shares of our common stock, you may have to sell them at a substantial loss.

•	If we lose our status as a REIT (currently or with respect to any tax years for which the statute of limitations has not expired) and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of the shares of our common stock could materially decrease, as well as other material financial consequences.

•	Real estate investments are subject to general industry downturns as well as downturns in specific geographic areas. We cannot predict what the operations will yield on our farmland investments or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. Global pandemics, such as the COVID-19 pandemic, and tariffs or government cut-backs may affect our farmers directly, and/or impact their supply chains, access to markets, or availability of labor. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your shares.

•	Our farmland investments are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

•	Investors that are (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan that is subject to Section 4975 of the Code (including an IRA and Keogh plan), or (iii) an entity whose underlying assets are deemed to include “plan assets” by reason of one or more retirement plan investors’ investments in that entity are subject to additional fiduciary duties under ERISA, as discussed further under “ERISA Considerations.” Such investors must consider whether an investment in our securities is appropriate when considering such fiduciary duties.

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ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell shares of the common stock securities offered hereunder. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

We expect this Offering to be open until the earlier of June 13, 2028 (3 years from the initial qualification date) or the date on which we raise the maximum amount being offered, unless terminated earlier by our board of directors.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. Also, a copy of our Offering Circular and all supplements will be posted on our website, www.iroquoisvalley.com. The contents of our website (other than the Offering Circular and supplements thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state “Blue Sky” law review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.

“Qualified purchasers” include:

1.	“accredited investors” under Rule 501(a) of Regulation D, which for natural persons means, among other things, an individual whose:

a.	Net worth, or joint net worth with their spouse, exceeds $1,000,000 at the time of the purchase, excluding the value of their primary residence; OR

b.	Earned income exceeded $200,000 in each of the 2 most recent years, or joint income with their spouse exceeded $300,000 for those years, and in either case with a reasonable expectation of the same income level in the current year.

There are other ways natural persons can meet the definition of accredited investor, and if the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

2.	all other investors besides “accredited investors,” so long as their investment in our common shares does not represent more than:

a.	10% of the greater of their annual income or net worth (for natural persons); OR

b.	10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Foreign (non-U.S.) investors may participate in this Offering only in accordance with applicable investment standards of the foreign investor’s residence and SEC Regulation S. However, such foreign purchasers may not be permitted to re-sell common stock purchased in this Offering to a U.S. person or for the account or benefit of a U.S. person for a period of 6 months from the date of purchase from us, except to qualified institutional buyers, as defined in SEC Rule 144A, or accredited investors that are institutions, as defined in SEC Rule 501(a).

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OFFERING SUMMARY

This offering summary highlights key information regarding Iroquois Valley and this Offering of our common stock. This summary is intended solely for reference and does not contain all of the information necessary to fully evaluate this Offering. Before deciding to invest in Iroquois Valley through this Offering, you should read this complete Offering Circular carefully, including the “Risk Factors” section, and consult your own advisors.

IROQUOIS VALLEY

Iroquois Valley is an organic farmland finance company. We select, value, and manage farmland investments across the United States. Farmland investments include the acquisition of farmland, mortgage financings secured by farmland, and extending operating lines of credit to farmers, all centered around organic farming. We are one of the original private companies in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

OUR VISION

An agricultural system transformed through land stewardship, rooted in organic farmland, for the health of people, communities, and our planet.

Embodied in this vision are the following guiding principles:

•	Enable the next generation of young farmers to positively impact world health.

•	Farm with healthy, humane, and organic practices
Without GMOs, toxic pesticides, herbicides, fungicides, synthetic fertilizers or other harmful chemicals.

•	Keep farmers on the land
By indefinitely renewing their leases and preferentially selling to the farm lessee. Investor exits should not affect the ability for farmers to stay on the land.

•	Grow a broad-based membership
Reaching thousands of like-minded investors concerned about the health of people, the planet, and financial stability.

•	Transition of traditional investment capital
From conventional trading and extractive practices to renewable and regenerative uses.

•	Maintain a fair-valued, democratically-governed enterprise
Enabling both investors and farmers to enjoy a stable and profitable return on their farming investment.

•	Protect farmland

See “Our Business and Properties— Section 4: Our Portfolio” and “Section 6: Impact” for more about how we further this vision through our work.

We seek to achieve our vision steadily over time; however, there is no assurance that we will meet our social and environmental or portfolio objectives. See “Risk Factors.”

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OUR STRATEGY

We intend to provide investors access to a diversified portfolio of certified organic farmland in line with our portfolio objectives and public benefit commitment. We expect to use substantially all the net proceeds of this Offering to invest in farmland investments throughout the United States. Farmland investments may include direct acquisitions of farmland, offering intermediate farm mortgage loans to farmers, or occasionally, financing organic farm stability and expansion through operating lines of credit. We may invest in farmland investments through one or more joint ventures or subsidiaries. See “Estimated Use of Proceeds.”

In selecting farmland investments, we prioritize those which will provide financial returns and further our social and environmental objectives. For real estate investments, we acquire and manage farmland properties that generate leasing revenue from tenants. A few of our legacy leases provide for both fixed rent and variable rent which is based on the farmers revenue, but we are phasing out our variable rent program and no longer include it on new leases. We directly structure, underwrite, and originate our debt investments (i.e., mortgage investments), allowing us to approach our underwriting in partnership with the farmer. Our focus with these debt instruments is to lend to farmers with a low risk of default based on due diligence supervised by our management team, Farm Impact & Stewardship Committee, and board of directors. In structuring our loan transactions, we aim to receive an acceptable risk-adjusted return and to provide the farmer with a realistic and manageable payment schedule. In addition to more quantitative underwriting criteria, we also use certain qualitative criteria in our underwriting practices to approach our portfolio building in a more mindful way, consistent with our public benefit goals.

We also seek to acquire farmland investments that reflect the diversity of activities occurring on certified organic farmland throughout the United States, with a focus on the Midwestern States. We seek to invest across a variety of operators that vary in terms of size, generational history, crop and production mixes, business plans, and supply chain practices.

MARKET OPPORTUNITIES

Our income stream from farmland investments depends in large part on organic farmers’ revenue and profitability. Demand for organic food continues to grow, largely driven by consumers’ concern for the quality, source, and nutrition of the food they eat and feed their families. Organic farmers earn a price premium for their crops at market. Studies show that, as a result, over time organic farms can be more profitable than conventional farms of a similar size, scope, and crop variety. The growing demand for organic food, coupled with the price premium for certified organic products, is fundamental to our business model. Ultimately, we believe that our farmland investments will allow us to create income for periodic dividend payments to our stockholders, in addition to social and environmental impact.

OUR COMMITMENT TO IMPACT

As a Delaware public benefit corporation, Iroquois Valley REIT and its board of directors will consider our public benefit objective in addition to the financial interests of shareholders when making decisions. In doing so, we intend to operate in a responsible and sustainable manner. Pursuant to our Certificate of Incorporation, our public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures.

We have taken several steps to further affirm our commitment to social and environmental impact. We first applied for and received B Corp certification in 2012 and have undergone regular assessments of our impact efforts and re-certification as a B Corp.

B Corp certification is managed by B Lab, a non-profit that measures companies against rigorous impact metrics. The B Impact Assessment is updated every 3 years to reflect feedback and best practices. In 2025, Iroquois Valley received its fourth recertification.

Iroquois Valley has been selected to the ImpactAssets IA50 each year since 2012. The IA50 is a listing of experienced private debt and equity impact investment managers that is updated annually by ImpactAssets, a non-profit organization that promotes a capital ecosystem for optimal social, environmental, and financial impact. Our tenure on this list led to special recognition as an Emeritus Manager in 2025.

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OUR STRUCTURE

This is an Offering of the common stock of Iroquois Valley REIT. We make our farmland investments through our operating subsidiary, Iroquois Valley LLC. Iroquois Valley REIT is the manager of and owns (directly and indirectly) 100% of Iroquois Valley LLC.

See “Our Business and Properties—Section 1: Corporate Structure” and “Summary of Iroquois Valley LLC’s Operating Agreement” for more information about our corporate structure.

DIRECTORS AND OFFICERS

Iroquois Valley REIT is led by a board of directors elected by our shareholders. The board has full authority to manage the business and affairs of the Company. Several of our directors, including our Chairperson, are either active farmers or involved with farming and gardening operations. In 2023, the Company adopted a policy that the percentage of portfolio farmers represented on the board shall not exceed 33% of the total number of Directors on the board at the time of appointment or nomination. Our board has created and delegated certain authority to certain committees. See “Policies with Regards to Certain Activities—Committees of the Board of Directors.”

The board of directors appoints corporate officers to both Iroquois Valley REIT and Iroquois Valley LLC. We compensate our officers and other employees, typically through salaries and performance-based bonuses. Non-employee directors are compensated in accordance with our Non-Employee Director Compensation Policy.

For additional detail, including biographies of directors and officers, see “Directors and Officers” and “Management Compensation.”

TABLE SUMMARY OF KEY INFORMATION ABOUT THIS OFFERING OF COMMON STOCK

The table below provides a summary of key additional features of this Offering of common stock. The table below is intended to serve as a reference only and is qualified in its entirety by reference to the Offering Circular.

The Offering

We are offering up to $65,000,000 in shares of common stock of Iroquois Valley REIT at $108.06 per share. The initial minimum investment in shares of our common stock is $10,000. We are making this Offering available to U.S. investors subject to SEC Regulation A and to non-U.S. investors subject to SEC Regulation S and local securities laws. For additional detail on eligibility for participation in this Offering and related matters, see “Plan of Distribution.”

This Offering is our third successive Regulation A Offering. From the start of our initial offering on May 3, 2019, through the date of this offering circular, we have raised total aggregate gross offering proceeds of nearly $67,219,367 and have issued over 752,354 shares of our common stock. In the past 12 months, we have raised total aggregate gross offering proceeds of approximately $9,917,723 and have issued 158,643 shares of our common stock.

We expect to offer common stock through this Offering until the earlier of June 13, 2028, which is 3 years from the initial qualification date of this Offering, or the date on which we raise the maximum amount being offered, unless our board terminates the Offering at an earlier time. In no event will we extend this Offering beyond 180 days after the 3rd anniversary of the initial qualification date of this Offering (i.e., November 30, 2028). We reserve the right to terminate this Offering for any reason at any time.

Voting Rights	Each common stockholder is entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. See the sections of this Offering Circular titled “Description of Common Stock” and “Certain Provisions of Delaware Law and our Charter Documents.”

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Summary of Risk Factors

Investing in shares of our common stock is subject to many risks. These risks include, without limitation:

•         risks related to our business model and the farms in which we invest;

•         risks related to compliance with securities laws and other laws and regulations;

•         risks related to real estate and real estate-related assets;

•         risks related to our use of leverage; and

•         risks related to our REIT status and other tax risks.

You should carefully review the “Risk Factors” section of this Offering Circular, which contains a detailed discussion of material risks that you should consider before you invest in us.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our activities with respect to certain relationships between the Company, our directors and officers, stockholders, and farm operators. See “Conflicts of Interest.”

Distributions

We have operated, and intend to continue to operate, in a manner that allows us to qualify Iroquois Valley REIT as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Among other requirements, REITs are generally required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

We expect that our board will consider and, where appropriate, declare and pay distributions annually, typically in December of each year. In some cases, we may declare and pay a spillover dividend in late spring/summer of each year, consistent with our requirements as a REIT. Distributions will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and the REIT distribution requirements. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

Our goal is to provide a reasonably predictable and stable level of current income, through annual distributions, while at the same time maintaining a fair level of consistency in our net asset value. Distributions will directly impact our net asset value by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in your shares’ value (either positive or negative) will produce your total return. See “Description of Common Stock.”

Stock Redemption Program

Our Stock Redemption Program is intended to provide some limited liquidity for our stockholders. Subject to certain conditions, shares become eligible for redemption following a minimum 5-year holding period. A copy of our Stock Redemption Program is attached as an exhibit to our offering statement filed with the SEC. See also “Policies with Regards to Certain Activities—Stock Redemption Program.”

How to Subscribe

After reviewing and considering this Offering Circular and all exhibits, you may request to purchase stock electronically through iroquoisvalley.com, or by submitting the subscription agreement attached as an exhibit to this Offering Circular. See “How to Subscribe.”

Additional Information

Our office is located at 314 N. Main Street #200F, Roanoke, IN 46783. Our telephone number is (847) 859-6645. Information regarding the Company is also available on our website at www.iroquoisvalley.com.

If you have questions about making an investment in Iroquois Valley REIT, you may reach the investor relations team at (847) 859-6645 ext. 1 or invest@iroquoisvalleyfarms.com.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers highlight material information regarding us and this Offering. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before deciding to purchase any shares of our common stock.

Q: What is Iroquois Valley?

A: We are one of the first private REITs to offer investors direct exposure to a diversified portfolio of certified organic farmland. Iroquois Valley is a certified B Corp and our REIT is incorporated as a Delaware Public Benefit Corporation (“PBC”). As a PBC, we conduct business that balances the interests of the shareholders with our public benefits. Our specific beneficial purpose contained in our charter is to enable healthy food production, restoring soil, and improving water quality through the establishment of secure and sustainable farmland tenures.

Q: What is Iroquois Valley’s legal structure?

A: We conduct our business and own our farmland investments through our operating company, Iroquois Valley LLC, which was formed on June 5, 2007. Effective as of December 31, 2016, to simplify tax reporting and provide opportunities to efficiently raise growth capital, the members and managers of our operating company approved and implemented a conversion: from a limited liability company owned by multiple equity owners to a three-entity operating structure.

Today, more than 900 shareholders own common stock of Iroquois Valley REIT, with no shareholder owning greater than 7.5%. In turn, Iroquois Valley REIT owns (i) 100% of Iroquois Valley TRS and (ii) 99% of Iroquois Valley LLC (with Iroquois Valley TRS owning the remaining 1% of Iroquois Valley LLC). We are offering shares of common stock of Iroquois Valley REIT in this Offering.

Iroquois Valley LLC remains our operating company, holding and managing the majority of our properties, and employing our staff and management. Iroquois Valley REIT is the sole manager of Iroquois Valley LLC. We have formed (and may again in the future form) subsidiaries to acquire certain properties. Examples of reasons to do so include to secure certain financing, to engage a joint venture partner (or partners), or for general liability protection.

Q: What is a real estate investment trust, or REIT?

A: In general, a REIT is an entity that:

•	Combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;
•	Is able to qualify as a “real estate investment trust” under the Code for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and
•	Generally, pays distributions to investors of at least 90% of its annual taxable income.

In this Offering Circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

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Q: Who chooses which investments we make?

A: Subject to certain limitations established and overseen by our board of directors, our management team has authority to make farmland investments. The board has also established a Farm Impact & Stewardship Committee that, among other things, (a) considers the alignment of investment of company resources with its stated mission and public benefit statement by the establishment and periodic review of criteria/parameters for the purchase and sale of farmland investments delegated to management; (b) reviews investments or sales opportunities that fall outside the parameters delegated to management, and makes recommendations to the board; (c) evaluates whether portfolio farms and pipeline diversification, size, and practices align with the current strategic plan goals; and (d) reviews and evaluates potential new investment products for their approval and adoption by the full board. See “Policies with Regards to Certain Activities.”

Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance, and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating, and monitoring our investment opportunities, and making decisions related to the acquisition, management, financing, and disposition of our assets, in accordance with our investment objectives, guidelines, policies, and limitations. Our board receives regular updates from management and through the Farm Impact & Stewardship Committee on potential investments, periodic introductions to Iroquois Valley farmers, and regular reports on compliance with the board’s guidance.

Q: What kind of offering is this?

A: This Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering. For administrative reasons, we typically only accept subscriptions on the 1st and 15th of every month.

Q: How does a “best efforts” offering work?

A: When our common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. No party, such as an underwriter, has a firm commitment or obligation to purchase any of our common shares.

We intend to sell up to the maximum number of shares authorized for sale by our board. However, if we raise substantially less than the maximum offering amount, it may raise material risks to our success (and your investment). For example, we may not be able to acquire a diverse portfolio of investments, and the value of shares may vary more widely with the performance of specific assets.

Q: What is the purchase price for your common shares?

A: Our current offering price is set at $108.06 per share. This price was determined by our board of directors based on the net asset value of Iroquois Valley REIT. We expect to update our share price at least twice per year, typically in the summer and the winter. Investors in this Offering will pay the most recently publicly announced offering price as of the date of their subscription.

Q: Is there any minimum investment required?

A: Yes, the minimum investment is $10,000.

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Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Generally, yes. We currently accept investments through IRAs maintained with certain custodians. You should also understand that in making such an investment you will be required to bear the risk as to whether the investment is a non-exempt prohibited transaction under the Code or ERISA and whether such investment complies with all fiduciary duties and other obligations under ERISA. You should not consider any information in this Offering Circular to be legal, business, ERISA, or tax advice. You are urged to consider the tax, legal, and financial implications of such an investment with your own professional advisors before investing.

Q: How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on online investment platforms?

A: There are a few differences. We are one of the few non-exchange traded REITs offered directly to accredited and non-accredited investors over the internet, at a relatively low investment minimum. Although we do and may continue from time to time to hire brokers or other placement agents to help find larger investors in exchange for a commission, many of our investors come to us directly, which means we’re not paying platform fees to generate investments and can direct more money towards farmland investments. We’re also strategic in our marketing and outreach, so a very large number of our shareholders identify with or are aligned with our impact and vision, in addition to our merits as a real estate investment company.

Q: How is an investment in shares of Iroquois Valley REIT’s common stock different from investing in shares of a listed REIT?

A: Shares of a “listed REIT” are listed on a public trading market. Therefore, the fundamental difference between our common shares and those of a listed REIT is the daily liquidity available with a listed REIT. For investors with a short-term investment horizon or other reasons to desire a more liquid investment, a listed REIT may be a better alternative than investing in our shares. While we believe our shares are an alternative way for investors to deploy capital into a diversified pool of real estate assets with a lower correlation to the general stock market than listed REITs, and although we may eventually seek to list our shares on an exchange sometime in the future, currently and for the foreseeable future an investment in this Offering is highly illiquid.

Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we are. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what typically would be required for a listed REIT.

Q: Will I have the opportunity to redeem my common shares?

A: Yes. Our Stock Redemption Program provides some limited liquidity for stockholders.

Stock redemption under this program is subject to certain restrictions and limitations, including a 5-year hold period before shares are eligible for redemption. Please refer to the copy of our Stock Redemption Program filed as an exhibit to our offering statement filed with the SEC and “Policies with Regards to Certain Activities—Stock Redemption Program.”

Q: Who pays your organization and offering costs?

A: Organization and offering costs may be paid from a variety of sources, including but not limited to cash flow from operations, proceeds of this Offering and/or securities offerings by our subsidiaries, interest or dividend income received from our investments, financing, or lines of credit from institutional lenders, the sale of farmland investments, or loan proceeds. Generally, we have few or no limitations on the amounts we may pay from such sources.

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Q: Will I be charged upfront selling commissions?

A: Generally, no. Most investors (and all of our investors to date) do not pay upfront selling commissions as part of the price per share purchased in this Offering. Our executive officers will use commercially reasonable efforts in an attempt to offer and sell the shares, and do not receive any commission or any other remuneration for these sales. Additionally, there is no dealer-manager fee in connection with the offering and sale of our common shares through our website.

We have engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. As we seek to scale our impact, we believe we can present a strong investment case to mission aligned foundations, family offices, and other institutional investors, and are working with Mr. Tobin to identify and pursue these opportunities. Mr. Tobin shall receive commissions of 0.35% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at the Company’s discretion. No such sales have yet to occur. Although Mr. Tobin will not receive commissions for most investments in Iroquois Valley, in the future he may facilitate such an investment, and the commission to him, if paid in cash, will reduce proceeds from that sale to the Company. See the section of this Offering Circular titled “Plan of Distribution.”

Q: What fees and expenses do you pay to any of your affiliates?

A: No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this Offering. We compensate our executive officers and other employees, typically through salaries and performance-based bonuses. We compensate our non-employee directors in accordance with our Non-Employee Director Compensation Policy. The Company may receive reasonable market-based acquisition or closing fees associated with loan origination. We may use certain offering proceeds to reimburse expenses related to the Offering, including but not limited to legal, accounting, and filing fees. See “Management Compensation.”

Q: Does Iroquois Valley intend to use leverage?

A: Yes. We do and will continue to use leverage in making our investments. Our targeted portfolio-wide leverage is between 25-40% of the cost basis of our assets. As we continue to grow our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of properties and assets.

Q: How often will I receive distributions?

A: We expect that our board will continue to declare and pay distributions annually in arrears; however, our board may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and our requirements as a REIT. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

In addition, our board of directors’ discretion as to the payment of distributions is impacted by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, our board will make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. Distributions will directly impact our net asset value by reducing the amount of our assets.

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Q: What is the source of your distributions?

A: We may pay distributions from a variety of sources, including but not limited to cash flow from operations, proceeds of this Offering and/or securities offerings by our subsidiaries, interest or dividend income from our investments, financing or lines of credit from institutional lenders, the sale of farmland investments, or loan proceeds. Generally, we have few or no limitations on the amounts we may pay from such sources.

Q: Will the distributions I receive be taxable as ordinary income?

A: Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends are generally taxable at long-term capital gains rates for U.S. federal income tax purposes.

However, because each investor’s tax considerations are different, you should consult with your tax advisor prior to making an investment. You also should review the section of this Offering Circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

Q: May I reinvest my cash distributions in additional shares?

A: Generally, yes, provided that you are an accredited investor and your investment in shares of our common stock is permitted pursuant to the limitations imposed under Regulation A as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws.

Under the terms of our dividend reinvestment plan (“DRIP”), accredited investors may elect to have their cash distributions automatically reinvested into the Company in exchange for additional shares at the then current offering price. Participation in the DRIP does not relieve participants of any taxes that may be payable as a result of distributions, however, even if distributions are paid in the form of shares rather than cash.

Please refer to the copy of our DRIP filed as an exhibit to our offering statement filed with the SEC and see “Policies with Regards to Certain Activities—Dividend Reinvestment Program.”

Q: Who might be interested in making an investment in your shares?

A: An investment in our shares may be of interest to you if you seek to diversify your personal portfolio with a real estate investment vehicle focused on organic farmland properties and other select real estate-related assets, seek to receive current income, or seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution prospective investors who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Any investment in Iroquois Valley is subject to substantial risks and should not be taken lightly. No assurance can be given that a shareholder will receive dividends, will be repaid his/her/its investment, or that an investor will not lose the entire investment. You should consult with your tax, financial, and legal advisors before making an investment.

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Q: Are there any risks involved in buying your shares?

A: Yes. Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this Offering and an investment in our shares.

Q: What will you do with the proceeds from the Offering?

A: We have used, and intend to continue to use, substantially all of the net proceeds from this Offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of assets primarily consisting of organic farmland properties. However, our management team, led and overseen by our board of directors, will have considerable discretion in using offering proceeds consistent with our business and beneficial impact goals. For example, we may use offering proceeds to reduce outstanding debt, provide cash for working capital purposes, or pay a dividend to stockholders.

We may not be able to promptly invest the net proceeds of this Offering in commercial real estate and other select real estate-related assets such as mortgage loans. For example, our deal flow may affect our ability to deploy available capital quickly as we conduct due diligence and evaluate prospective investments considering our business strategy and impact goals. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q: How long will this Offering last?

We expect to offer common stock through this Offering until the earlier of June 13, 2028, which is 3 years from the initial qualification date of this Offering, or the date on which we raise the maximum amount being offered, unless our board terminates the Offering at an earlier time. In no event will we extend this Offering beyond 180 days after the 3rd anniversary of the initial qualification date (i.e., November 30, 2028). We reserve the right to terminate this Offering for any reason at any time.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment, including:

•	an annual report;
•	a semi-annual report;
•	current event reports for specified material events within 4 business days of their occurrence;
•	supplements to the offering circular, if we have material information to disclose to you; and
•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov.

In addition, we send a monthly newsletter in which we highlight various news and projects at Iroquois Valley and our portfolio of farms. All investors are added to the newsletter distribution list upon investment, and anyone can sign up on our website at www.iroquoisvalley.com. We also seek to host quarterly updates and webinars for investors, as well as an annual shareholders meeting, so that you will be able to hear from Iroquois Valley staff, board members, farmers, and other partners.

The SEC requires certain material information to be contained in the filings listed above. Typically, the monthly newsletter will highlight some of that material information, but may also include more information like farmer profiles, impact success stories, team updates, and so on.

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Q: When will I get my detailed tax information?

A: Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: How do I buy shares?

A: You may purchase shares of our common stock in this Offering by filling out a subscription agreement like the one attached as an exhibit to this Offering Circular. This process can be completed electronically through our investor portal or submitted by mail as per the instructions on the subscription agreement. Please request access to the portal by visiting our website, www.iroquoisvalley.com. As part of the subscription process, you will need to select an investment amount and pay for the shares at the time you subscribe. If you have questions, you may reach an investor relations team member at (847) 859-6645 ext. 1. See “How to Subscribe.”

Q: Who can help answer my questions about the Offering?

A: If you have more questions about the Offering, or if you would like additional copies of this Offering Circular, you should contact us by writing, emailing, or telephoning us at:

Iroquois Valley Farmland REIT, PBC

314 N Main St.

Ste. 200 F, Roanoke, IN 46783

Investor Relations Department

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

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RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this Offering Circular before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose all or a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but represent those we believe are most significant to our business, operating results, financial condition, prospects, and forward-looking statements. In addition, some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information.”

RISKS RELATED TO OUR BUSINESS AND FARMS

The geographic concentration of our portfolio could cause us to be more susceptible to adverse weather, economic or regulatory changes or developments in the markets in which our farms are located than if we owned a more geographically diverse portfolio, which could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all.

We are susceptible to developments or conditions in the states and/or the specific counties in which our farms are located, including adverse weather conditions (such as drought, windstorms, tornadoes, floods, hail and temperature extremes), transportation conditions (including conditions relating to truck and rail transportation and the navigation of the Mississippi River), crop disease, pests and other adverse growing conditions, health crises and pandemics, and unfavorable or uncertain political, economic, business or regulatory conditions (such as changes in price supports, subsidies and environmental regulations). Any such developments or conditions could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all, which could materially adversely affect our financial condition, results of operations, cash flow, and ability to make distributions to our stockholders.

Our portfolio is concentrated in a limited number of farms, which subjects us to an increased risk of significant loss if any farm declines in value or if we are unable to lease a farm.

Our current portfolio includes 123 individual farmland investments (including farms, mortgages, and lines of credit) relating to farms in 19 states across the U.S. However, in many cases, we have made multiple investments in a single farm or farmer, and nearly half of our farms are located in the state of Illinois. (See “Our Business and Properties—Section 5: Our Portfolio”). The aggregate returns we realize may be substantially adversely affected by the unfavorable performance of a small number of farm operations or a significant decline in the value or success of any single property. Lack of diversification will increase the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our farms.

Our investments in pastured livestock and dairy farms have additional capital risks compared to our commodity and specialty/vegetable row crop farms because if diseased or damaged, it requires multiple years and substantial capital to redevelop the revenue producing assets, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

A number of our farms are focused on pastured livestock for either dairy or meat production. See “Our Business and Properties” for additional details on our current portfolio. And in the future, we most likely will add to our investments in farmland used for pastured livestock and, under limited circumstances, dairy production. Such investments would increase our concentration of livestock-based investments. Livestock production involves more risk than annual vegetable and commodity row crops because it requires more time and a greater capital investment. If a farmer loses part of its herd to flooding, fire, or disease, there would generally be significant time and capital needed to replace the animals and it may take years to resume production.

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We currently lease many of our farms to small and medium-sized independent farming operations, and younger farmers, which may have limited financial and personnel resources and, therefore, may be less stable than larger companies or agribusinesses, which could impact our ability to generate rental revenue.

We lease many of our farms to small- and medium-sized farming operations, which will expose us to several unique risks. For example, small- and medium-sized agricultural businesses may be less able than larger farming operations to make lease payments when they experience adverse events. In addition, our target tenants for our organic grain farms may face intense competition, including competition from companies with greater financial resources, which could lead to price pressure on crops that could lower our tenants’ income, which in turn could impact our ability to generate rental revenue. Furthermore, the success of f small- and medium-sized farming businesses may also depend on the management talents and efforts of one or a small group of persons. The death, disability, or resignation of one or more of these persons could have a material adverse impact on our farmers and, in turn, on us.

In addition, our tenants and borrowers are frequently younger farmers. Young farmers may have less experience overall, particularly regarding the business planning associated with taking on substantial lease and mortgage obligations. At the same time, the young farmers we work with are generally more experienced given what are typically strong family farming backgrounds. These “multi-generational” farmers have often established or expanded their businesses after growing up farming with parents and grandparents. Thus, they likely have multi-generational and community support structures to offer guidance. Nevertheless, it is a fact that these young farmers have less years of experience than an older farmer would generally have.

Our business is dependent in part upon the profitability of our tenants’ and borrowers’ farming operations, and any downturn in the profitability of their farming operations could have a material adverse effect on the amount of rent we can collect and, consequently, our cash flow and ability to make distributions to our stockholders.

We depend on our tenants and borrowers to operate the farms in a manner that generates sufficient revenue to allow them to meet their obligations to us, including their obligations to pay rent or interest, as well as pay real estate taxes, maintain certain insurance coverage and maintain the farms generally. These obligations depend, in part, upon the overall profitability of their farming operations, which could be adversely impacted by, among other things, adverse weather conditions, crop prices, global supply of arable farmland, crop disease, pests, contaminants, and unfavorable or uncertain political, global health, economic, business, or regulatory conditions. We can provide no assurances that, if a tenant defaults on its obligations to us under a lease, we will be able to lease or re-lease that property on economically favorable terms in a timely manner, or at all. In addition, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.

Due to the nature of crops as a commodity, there is a risk that crop prices could fall to levels that will not sustain an ongoing operation and may result in default or payment delays. Similarly, farming has historically been a marginally profitable business and, therefore, projected profits or variable rent payments, if any, may not materialize. Any downturn in the profitability of the farming operations of our tenants/borrowers, without insurance to make up the difference, or a downturn in the agricultural industry in general could have a material adverse effect on our financial condition, results of operations, cash flow, and ability to make distributions to our stockholders. Although we continue to seek means to reasonably diversify our portfolio, concentration in our portfolio may exacerbate any potential impacts.

Global health crises could negatively impact our farmland investments.

Global health crises, similar to the COVID-19 outbreak, could have a materially adverse effect on the financial condition of farms in our portfolio. Pandemics similar to COVID-19, or a resurgence of COVID-19, may cause market volatility in commodity prices and could result in other market uncertainties. Pandemics affect demand for certain products from the wholesalers, distributors, processors, cooperatives, and producers to whom our farmers sell, and it is likely that the outbreak of a similar pandemic will cause an economic slowdown. Our farmers’ ability to grow their businesses, contract for labor and supplies, sell crops, and access supply chains could be materially affected. Risks related to an epidemic, pandemic, or other health crisis such as COVID-19 could severely disrupt farmer operations and thus lower the lease and mortgage revenue from our farmland investments.

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We may be subject to risks associated with our tenants’ and borrowers’ financial condition and liquidity position.

A majority of our leases do not require the full payment of rent in cash in advance of the planting season, which subjects us to credit risk exposure to our farm-operator tenants and the risks associated with farming operations, such as weather, commodity price fluctuations and other factors. We will also be exposed to these risks with respect to flexible leases for which a portion of the rent is based on a percentage of a tenant’s farming revenues and leases with terms greater than 1 year. We also may not become aware of a tenant’s financial distress until the tenant fails to make payments to us when due, which may significantly reduce the amount of time we have to evict the tenant and re-lease the property to a new tenant before the start of the spring planting season, should we choose to do so. These risk scenarios also apply to our borrowers—we may have limited efficient recourse upon borrower default.

We may be unable to collect balances due on our leases or mortgages from any tenants or borrowers in bankruptcy, which could materially adversely affect our financial condition, results of operations and cash flow.

We are subject to tenant and borrower credit risk. Our tenants, particularly those that may depend on debt and leverage, could be susceptible to bankruptcy if their cash flows are insufficient to satisfy their financial obligations, including meeting their obligations to us under their leases. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding and may reject the lease. If a bankrupt tenant rejects a lease with us, any claim we might have for breach of the lease, excluding a claim against collateral securing the lease, would be treated as a general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of 1 year of lease payments or 15% of the remaining lease payments payable under the lease, but in no case more than 3 years of lease payments. In addition, a tenant may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If such a claim is successful, our rights and remedies as a lender, compared to a landlord, will generally be more limited. In the event of a tenant bankruptcy, we may also be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of our farms, avoid the imposition of liens on our farms or transition our farms to a new tenant. Again, bankruptcy by borrowers presents certain similarities. Although our mortgage loans are typically secured by properties and our lines of credit are typically secured by other borrower assets, foreclosure may not be an efficient means to re-capture our investment in a bankruptcy context and may not be the recourse selected by our board considering our broader public benefit goals. In sum, our financial condition, results of operations, and ability to make distributions to our stockholders could be materially adversely affected if a tenant or borrower declares bankruptcy.

Our failure to identify and consummate acquisitions that meet our investment criteria would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type, and farmer, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

Our ability to expand through acquisitions is integral to our business strategy and requires that we identify and consummate suitable acquisition or investment opportunities that meet our investment criteria and are compatible with our growth strategy. While we continue to actively seek and evaluate farms for potential purchase as well as potential mortgage and occasionally operating line of credit borrowers, there is no guarantee that we will be able to continue to find and acquire such assets at attractive prices (or, in the case of our loan products, borrowers) or that any such acquisitions will not initially result in our portfolio being concentrated in a certain geography or crop type.

Additionally, we compete for the acquisition of farmland and related assets with many other entities engaged in agricultural and real estate investment activities, including individual and family operators of farming businesses, corporate agriculture companies, financial institutions, institutional pension funds, real estate companies, private equity funds and other private real estate investors. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may have a more compatible operating philosophy with our acquisition targets. In addition, the number of entities and the amount of funds competing for suitable investment farms may increase, resulting in increased demand and increased prices paid for these farms. Our failure to identify and consummate acquisitions that meet our investment criteria, including our target allocation ranges for crop type, would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type, and farmer, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

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Some state laws prohibit or restrict the ownership of agricultural land by business entities, which could impede the growth of our portfolio and our ability to diversify geographically.

Certain states in which a substantial amount of farmland is located, including for example Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, Oklahoma, South Dakota, and Wisconsin have laws that prohibit or restrict to varying degrees the ownership of agricultural land by corporations or business entities like us. Additional states may, in the future, pass similar or more restrictive laws, and we may not be legally permitted, or it may become overly burdensome or expensive, to acquire farms in these states, which could impede the growth of our portfolio and our ability to diversify geographically in states that might otherwise offer compelling investment opportunities.

We are subject to state and local land use laws, including with respect to easements, and these issues may impact our ability to implement our business plan.

Pre-existing easements may impact the value of assets we purchase or the ability of our farmers to use that land for organic farming. For certain farmland investments, we have or may pursue the establishment of a conservation easement. If successful, we may be compensated for a portion of the development value that is contributed, but such an easement restricts the usage of the property and may affect its resale value. There is no guarantee that we will be able to resell a property at its new cost basis after a conservation easement is established.

Failure to succeed in new markets could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

Our portfolio is comprised of farms located in 19 different states. We may continue to expand our geographic footprint into new markets, but any expansion into new geographies creates potential risks. As we acquire assets located in new markets, we may face risks associated with a lack of market knowledge or understanding of the local market, including the availability and identity of quality tenant or borrower farmers, forging new business relationships in the area and unfamiliarity with local government requirements and procedures. The management team may not be able to evaluate the farmer or the opportunity properly or efficiently due to geographic nuances in the market or farmland. While diversification itself is a risk mitigator, our management team may have less experience with the regional or local production models.

Geographic expansion is not a priority for Iroquois Valley. We intend to continue to serve many farmers in the Midwest and certain other hubs where we have existing relationships, confidence in supporting infrastructure (including financing, processing and transportation), and experience to inform our due diligence and allow us to support promising farmers.

Our anticipated growth, expansion, and diversification may require additional corporate infrastructure or restructuring.

It is possible that certain structural changes may be necessary in the future to most effectively manage both the legacy buy-and-lease acquisitions and the mortgage and other loan business, or for example, management of companion funds or special purpose investment vehicles. Our platform for operating our business may not be as scalable as we anticipate or able to support significant growth without substantial new investment in personnel and infrastructure.

There could be significant administrative, legal, and accounting costs incurred by us associated with such restructuring. If we are unable to make significant investments on a timely basis or at reasonable costs, our business and operations could be materially adversely affected.

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We may make equity investments in farm businesses, which would require development of new practices and standards, with uncertain financial outcomes.

With our close relationships to farmers in our portfolio, we are constantly evaluating new financial tools to meet the needs of our farmers while furthering our financial and impact goals. One such tool is to deliver capital to a farm through an equity investment. This would be an investment in farming or farm-related business, not simply the purchase of or financing of real estate. We had one immaterial equity investment which we wrote off.

However, equity investments are not prohibited, but would require significant resources, causing us to explore the impact such an investment could have on our tax status, regulatory exemptions upon which we rely, our operations and due diligence process, and underwriting standards. This exploration may limit us to only a few significant equity investments. Moreover, limitations on such investments may be appropriate to ensure our compliance with REIT income rules. Equity investments would face numerous risks, including, for example, being junior in interest to any creditors of the farm.

If our farms do not have access to adequate water supplies or proper drainage, it could harm our ability to lease the farms or to farm them on favorable terms or at all, which could have a material adverse impact on the value of our farms and our results of operations and our ability to make distributions to our stockholders.

To farm, there must be suitable access to water as well as proper drainage. Although we believe the farms in our current portfolio have, and we expect to acquire assets with, sufficient water and access to proper drainage, our analysis and surveys of the water availability and our properties may be incorrect, and water availability and rights may be affected by federal, state, and local government regulations, policies, and practices as well as private sector rights, actions, and inactions. If we are unable to obtain or maintain sufficient water supplies for our farms or if they do not have proper drainage, or the costs incurred to obtain or maintain the water supplies cause the farming operation to be less profitable, this would impact the ability of our tenants and borrowers to make timely payments. Moreover, these water problems could negatively impact our ability to lease our farms on favorable terms or at all, which could have a material adverse impact on the value of our farms and our results of operations and ability to make distributions to our stockholders.

Additionally, for our current farms in the Midwest, and any farms that we invest in in the future that depend upon rain water rather than local water access, our tenants or borrowers on that property may be susceptible to extended droughts, and any failure on the part of such tenants/borrowers to procure adequate crop insurance, where available, would impact the ability of such tenants/borrowers to make payments, which would have a material adverse impact on our ability to generate returns on our farms.

Our farms may be subject to adverse weather conditions, seasonal variability or alternate bearing, crop and livestock disease and other contaminants, which may affect our farmers’ ability to make payments, and thereby have a material adverse effect on our results of operations, financial condition, and our ability to make distributions to stockholders. Crop insurance may be limited, inapplicable, or unavailable to make up any shortfall under these scenarios.

Our farms are vulnerable to adverse weather conditions, including drought, windstorms, tornadoes, floods, and temperature extremes, which are quite common but difficult to predict. Unfavorable growing conditions can reduce both crop size and crop quality. Seasonal factors, including supply and consumer demand, may also affect the crops grown by our tenants. In extreme cases, entire harvests may be lost in some geographic areas.

A significant portion of the U.S. has experienced severe drought conditions over the past few years and this could have negative short-term impacts on U.S. agriculture generally, including less crop production, increased competition for farmland due to distressed sales, and lower farm income. Such conditions could have a materially adverse impact on our farms or longer-term effects on the U.S. agricultural industry generally. In addition, farms located near rivers or other water sources may be more susceptible to floods and drainage problems in periods of sustained rain. Our farms may also be vulnerable to crop disease, pests, and other contaminants. Damages to farmers’ crops may vary in severity and effect, depending on the stage of production at the time of the drainage issue, infection or infestation, and, with respect to infestation or infection, the type of treatment applied and climatic conditions. The costs to control infestations vary depending on the severity of the damage and the extent of the plantings affected. Drainage issues or infestations can increase the costs and decrease the revenues of our tenants and borrowers. Farmers may also incur losses from product recalls, fines, or litigation due to other contaminants that may cause food borne illness. It is difficult to predict the occurrence or severity of such product recalls, fines, or litigation as well as their impact upon our tenants.

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Under the terms of lease arrangements with our farmers, we seek to require tenants to obtain crop insurance to the extent reasonably commercially available. However, organic production is typically considered a higher risk than conventional crops resulting in higher premiums, reserves, and qualifying periods. In some cases, it may not be economic for a tenant operator or borrower to insure a specialty crop, or insurance may simply be unavailable, which may result in a farm managing an uninsured crop, or that particular farm not being able to produce a crop that would result in the most valuable yield. In addition, we generally do not require mortgage or line of credit borrowers to obtain or maintain crop insurance as an express condition of their applicable loan.

Future climate changes could materially adversely impact the value of our farms, our ability to lease our farms, our results of operations, and our ability to make distributions to our stockholders.

In addition to the general risks that adverse weather conditions pose for our tenants and borrowers, including their ability to make their rental or mortgage payments, the value of our farms and the operations of our tenants and borrowers may be subject to risks associated with long-term effects of climate change. Some climatologists have predicted that the impacts of climate change could include increases in average temperatures, more extreme temperatures, changes in rainfall patterns, severe droughts, and increases in volatile weather over time. Such effects of climate change could make our farms less suitable for farming or other alternative uses, which could materially adversely impact the value of our farms, our ability to lease our farms or otherwise generate revenues from our farms, our results of operations and our ability to make distributions to our stockholders.

Agricultural technology enhancements, including genetic engineering, could adversely impact our anticipated returns, which in turn could have a materially adverse effect on our results of operations and financial condition.

Future advances in seed technology, genetic engineering, irrigation improvements and other agricultural technology enhancements may lead to higher crop production on existing farmland, which could put downward pressure on the demand for crops. As a result, we could experience a reduction in our anticipated returns, which are, in part, based on certain assumptions regarding increased global demand for crops and declining availability of farmland, which in turn could have a materially adverse effect on our results of operations and financial condition.

The market prices of the crops that our farmers produce have experienced volatility in the past and may experience volatility in the future, which may affect our farmers’ ability to pay rent or mortgage payments and, accordingly, may have a material adverse impact on our financial condition, results of operations and our ability to make distributions to our stockholders.

Prices of crops are volatile due to conditions that are difficult to predict, including global competition with respect to supply and resources, crop yields, technological developments, severe weather and crop disease in the major crop production regions worldwide, domestic and international demand for a given crop and for U.S. agricultural products generally, and changes in governmental policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs, any of which may result in either increases or decreases in the value of the crops that our tenants produce each year. Competition may also increase from alternative farming ventures, such as controlled-environment farming (cultivation indoors in which conditions are highly regulated) using soil or hydroponic methods (cultivation in water with mineral supplements, without soil). Any of these factors could adversely affect the ability of our borrowers and tenants to meet their obligations to us and our ability to lease or re-lease farms on favorable terms, or at all, which could have a material adverse impact on the value of our farms, our financial condition, results of operations, and our ability to make distributions to our stockholders.

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Adverse changes in government policies or operations related to farming, including decreases in farm subsidies, tax incentives or the percentage of ethanol that must be blended into fuel, could reduce prices of crops and the profitability of farming operations, which could materially adversely affect the value of our farms and our results of operations.

There are several state and federal government programs that provide subsidies and tax and other incentives to farm operators. Some of these programs have been in operation since the 1930s and were intended to stabilize the income of farm operators and protect them from agricultural setbacks such as wind damage, floods, drought, and crop disease. The U.S. federal government has indicated that they intend to cut or to cease funding many programs that farmers rely on to help fund their operations. The staff of governmental agencies are being reduced, particularly at the federal level, causing farmers delay in receiving services. In addition, in recent years both the U.S. federal government and certain state governmental agencies have required that transportation fuel sold in the U.S. contain a minimum volume of renewable fuel, including ethanol. These renewable fuel requirements have caused ethanol demand to increase substantially, which in turn has had a positive impact on the price of corn and specialty/vegetable and commodity row crop farmland prices in general. The elimination or reduction of any of these subsidies or other incentives, the widespread use of other forms of renewable fuel or reduction in renewable fuel requirements in the future could reduce the prices of crops and the profitability of farming operations, which could materially adversely impact the value of our farms and our ability to lease them on favorable terms, or at all, which would have a material adverse effect on our results of operations.

Changes in and regulation of international organic standards may affect the market for crops sold by our farmers.

There is no single international standard for organic farming, and as a result compliance with organic standards is monitored on a country-by-country basis. The U.S. may enter into treaties or other agreements to accept foreign standards, monitored by the USDA. At times, review or enforcement by the USDA may result in international certifications to be permitted, or cancelled, which may result in substantial changes in supply of certain organic crops within the U.S. market. For example, on January 11, 2021, the USDA Agricultural Marketing Service (AMS) National Organic Program (NOP) ended its recognition agreement with India’s Agricultural and Processed Food Products Export Development Authority (APEDA). The recognition agreement, established in 2006, allowed APEDA to accredit certifiers to provide USDA organic certification in India. Organic growers in India are currently subject to certain transition rules, and after July 12, 2022, all organic operations in India must be certified under the USDA organic regulations by a USDA-accredited certifier to export to the U.S. The ability of organic farmers in India to achieve and maintain USDA organic certification under these updated standards will, in turn, impact the volume of exports to the U.S.

U.S. Federal Reserve Bank monetary policy actions could impact our ability to carry out our business plan.

The Federal Reserve may increase the Federal Funds rate in the coming months. Domestic market interest rates may continue to rise across the yield curve. Depending on future inflation rates, the rise of nominal interest rates may produce a rise in real interest rates (nominal rates minus the inflation rate) which is associated with lower asset prices due to higher carrying costs and higher discount rates of future earnings.

Higher interest rates resulting from tightening domestic monetary policy can increase credit costs and decrease credit availability. This could hurt farm operators, with those dependent on higher levels of debt suffering more than those with less-leveraged balance sheets and operations. Higher interest rates could put pressure on asset values (farmland, etc.) due to higher borrowing costs, though ongoing inflation and scarcity due to supply chain disruption could keep upward pressure on other assets such as equipment and input costs (fuel, maintenance, utilities). The impact of a stronger U.S. dollar on our tenants and borrowers would likely be in the form of cheaper competing organic imports, as most domestic organic production is sold and consumed domestically rather than exported.

Together these factors could reduce income for our farmers. If increases in real interest rates or changes in the value of the U.S. dollar are not accompanied by higher levels of farm income and rents, this could lead to declines in agricultural land values and a reduction in our profitability, either of which would have a material adverse effect on our business or results of operations, financial condition, and ability to make distributions to our stockholders. Furthermore, increases in interest rates would also increase our costs of borrowing money, which could negatively affect our financial condition and ability to access debt for additional investments or distributions to our stockholders.

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The Company maintains cash accounts that are uninsured in case of bank failure.

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) only up to certain limits. The Company regularly has balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender in exchange for discounts on borrowing rates, but this lender is not a federally insured institution.

We continually monitor the credit worthiness of these financial institutions. Instability and failure of sizeable banks in recent years, including Silicon Valley Bank, First Republic Bank, and Signature Bank, have underscored the risks of maintaining uninsured cash amounts. There is no assurance that if a financial institution where we maintain uninsured cash fails, we will be able to recover that uninsured cash or do so in a timely manner. Although the federal government and other financial institutions have stepped in to cover recent bank failures, there is no guarantee that they will do so again in the future.

The structure of some of our leases and rent calculations, including variable rent, carries unique risks.

Most of our owned farms produce annual row/field crops (corn, soybeans, other edible beans, and wheat or other ’small grains’ (oats, barley, etc.)).Most of our row crop farms only have base rent which is based on each farm’s soil productivity. These leases may be revised after each three-year lease term based on updated regional benchmarks. A few of our legacy leases have rental structures containing both (a) base rent which provides a minimum annual rent and is related to the acquisition cost of the farm and additional investment that we make in the farm, and (b) a variable rent component which generates additional rent in years when revenues from a particular farm or farms exceed a formulaic threshold. While the base rent typically does not change over the years on our legacy leases and therefore may represent a smaller percentage of the farm’s current market value for farms that have appreciated in price, the variable rent formula provides revenue reflecting positive trends in crop yield and pricing, though declining crop prices, low crop yield, and higher interest rates would reduce farm revenue and may preclude any variable rent from any particular farm.

Many of our owned farms have a fixed annual rent established at the start of the lease that is typically higher than the base rent in our leases with base and variable rent but may be less than the ‘base rent plus variable rent’ generated by those legacy leases. The base rent only leases are generally row crop farms and some pasture-based farms including meat livestock and/or dairy operations. We expect to use primarily base rent only leases with all new acquisitions, further mitigating this variable rent risk.

Our commitment to farmers, and the possibility of tenant purchase of our farms, may result in sales at times or in amounts that may not be optimal without such a policy and commitment.

Our commitment to long-term land tenancy for our farmers is implemented with multiyear initial lease periods (typically 3-6 years) with multiyear (2-3 year) ‘evergreen’ / automatic renewals thereafter. While we do not structure formal purchase options on our farms, our policy of allowing a farmer to purchase a farm any time after a minimum number of years – generally 7 – gives the farmer the assurance that they can acquire it for their own land portfolio should they desire to do so. While we use a ‘higher of cost or market’ valuation, the risks to us in selling these farms are that (a) we typically have to buy new farms that must go through the organic transition and therefore produce lower returns than the certified organic farms that we have sold, (b) new farms and/or farmland that we purchase may not be as good in quality or in as ideal a location or geography as we would prefer, and (c) we may sell more farmland in any given time period than we would prefer to do so from a purely portfolio structure perspective.

Occasionally we structure leases with forward sale provisions – typically for a portion of a farm where a house and/or significant farm infrastructure (barns, equipment sheds, grain storage bins, etc.) are located, and typically within 1-5 years after the commencement of the lease. While the contracted sale price may be less than the market price at the time the sale is consummated, it has generally been calculated to give us an acceptable rate of return and limits the costs and risks of owning such buildings on an open-ended basis. Presently, only 1 of our owned farms have such a provision.

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While we believe that our senior management team has significant business acumen, we cannot assure you that the experience of our senior management team will be sufficient to successfully operate our Company as a REIT, meet our regulatory obligations, or to appropriately deploy the amount of capital we hope to receive in this Offering.

We have been operating as a REIT conducting an Offering pursuant to Regulation A, Tier 2 for 10 years. However, we cannot assure you that the experience of our senior management team will be sufficient to successfully operate our Company as a REIT. We regularly review our processes and compliance resources, but maintaining, reviewing, and managing these compliance programs places a significant strain on our management systems, infrastructure, and other resources, any of which could materially adversely impact our business, results of operations, and financial condition. An inability to prudently manage fundamental changes to our business or the deployment of capital could materially adversely affect our results of operations and our ability to make distributions to our stockholders.

We operate as a Delaware public benefit corporation. As a result, we may not maximize financial gain to shareholders, and the public benefits we generate may be difficult to measure and value.

We organized Iroquois Valley REIT as a Delaware public benefit corporation in 2016, and as such Iroquois Valley REIT is intended to produce a public benefit and to operate in a responsible and sustainable manner. We are managed in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration, and water quality improvement through the establishment of secure and sustainable farmland access tenures. As a result of our status as a public benefit corporation, the board may make decisions that are not intended to maximize financial gain, and consequently, could reduce the value of shares offered hereby. We are also a certified B Corporation, and our board and management team may make decisions consistent with a “triple-bottom-line” ethic, taking social and environmental factors into consideration.

Iroquois Valley’s intended public benefit is broad and ambitious. No assurance can be given that we will achieve, or even substantially contribute to our intended public benefit. Although we will undergo regular third-party assessments of our social impact, impact of this kind may be difficult to quantify, measure, describe, value, and verify. The board of directors will have discretion over Iroquois Valley’s strategy towards achieving our intended public benefit, and stakeholders (including shareholders) who may disagree with the selected strategy may have limited recourse.

We depend on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability to, among other things, acquire additional farms, meet our capital and operating needs, or make the cash distributions to our stockholders necessary to qualify and maintain our qualification as a REIT.

To qualify and maintain our qualification as a REIT, we generally are required under the Code to, among other things, distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition opportunities and principal and interest payments on any outstanding debt, from operating cash flow.

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Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms, in the time we desire or at all. Any debt we incur will increase our leverage, expose us to the risk of default and may impose operating restrictions on us, and any additional equity we raise could be dilutive to existing stockholders. Our revolving credit facilities contain certain customary restrictions, requirements, and other limitations on our ability to incur indebtedness. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.

Accordingly, we may be unable to obtain the third-party financing that we believe to be optimal, which may cause us to have less cash for distributions to stockholders. Our use of external sources of financing could also make us more vulnerable to a downturn in our business or the economy generally and a significant increase in the ratio of our indebtedness to our assets may have an adverse effect on the market price of our common stock.

Global health or foreign policy crises could affect our ability to access sources of capital.

The extent to which global health or military and foreign policy crises could impact our operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by a pandemic, global conflict, or recession related to the same, could have a material adverse effect on our liquidity, reduce credit options available to us, and limit our ability to obtain debt or equity financing, or to refinance our debt in the future. The foregoing challenges may make it more difficult to obtain amendments, extensions, and waivers, and adversely impact our ability to effectively meet our short- and long-term obligations.

Debt, and the use of debt to finance future acquisitions or for other purposes, could restrict our operations, inhibit our ability to grow our business and revenues, and negatively affect our business and financial results.

We may incur additional debt in connection with future acquisitions or for other purposes. In addition, if we are successful in acquiring a portfolio of properties, although we intend to maintain leverage consistent with our previously stated leverage range, our leverage may increase significantly over a shorter period of time than if we acquire properties on a farm-by-farm basis. If necessary, we also may borrow funds to make distributions to our stockholders to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. To the extent that we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our stockholders. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of farms at inopportune times or on disadvantageous terms, which could result in losses. To the extent we cannot meet our future debt service obligations, we will risk losing to foreclosure some or all our farms that may be pledged to secure our obligations. An increase in our degree of leverage also could make us more vulnerable to a downturn in business or the economy generally.

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We may be subject to litigation or threatened litigation, which may divert management time and attention, require us to pay damages and expenses, or restrict the operation of our business.

We may be subject to litigation or threatened litigation, including claims relating to the actions of our tenants and otherwise in the ordinary course of business. We are subject to the risk of complaints by our tenants involving premises liability claims and alleged violations of landlord-tenant laws, which may give rise to litigation or governmental investigations, as well as claims and litigation relating to real estate rights or uses of our farms. In addition, any private property owner, including us and our farmers, is at risk of eminent domain action by government authorities, that could result in the loss of some or all of a property. Additionally, as a result of our filings required as a Regulation A reporting company, our business and financial condition has become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties.

Regardless of their merit, some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. Whether or not any dispute proceeds to litigation, we may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would detract from our management’s ability to focus on our business. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of those claims that may arise in the future. Significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could materially adversely impact our earnings and cash flows, thereby having a material adverse effect on our financial condition, results of operations, cash flows, and our ability to make distributions to our stockholders.

Liability for uninsured or underinsured losses could adversely affect our financial condition and revenues.

Our farms may be damaged by adverse weather conditions and natural disasters, such as earthquakes, floods, and tornadoes. Our insurance or that of our farmers, as applicable, may not be adequate to cover all damages or losses from these events, or we may view it as not economically prudent to purchase insurance for certain types of losses. Various types of losses, such as losses due to wars, riots, nuclear reaction, terrorist acts, earthquakes, floods, hurricanes, global health crises, pollution, or environmental matters, generally are either uninsurable, or not economically insurable (i.e., insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments). As a result, there can be no assurance that all investments will be insured against particular risks, or that particular risks which are currently insurable will continue to be insurable on an economically feasible basis.

Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital investment in the affected property, as well as anticipated future revenues from such property and, in the case of debt which is recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the property. If an insured liability to a third party were to occur, we could incur the cost of defense and settlement with, or court ordered damages to, that third party. In addition, inflation, changes in building or zoning codes and ordinances, environmental considerations, and other factors may also make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by us might not be adequate to restore the affected property’s economic position. Further, if any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss, which could have a material adverse effect on our cash flow.

Potential liability for environmental matters could adversely affect our financial condition.

We are subject to the risk of liabilities under federal, state, and local environmental laws applicable to agricultural farms, including those related to wetlands, groundwater, and water runoff. Some of these laws could subject us to:

•	responsibility and liability for the cost of removal or remediation of hazardous substances released on our farms, which may include herbicides and pesticides, generally without regard to our knowledge of or responsibility for the presence of the contaminants;

•	liability for the costs of investigation, removal, or remediation of hazardous substances or chemical releases at disposal facilities for persons who arrange for the disposal or treatment of these substances; and

•	potential liability for claims by third parties for damages resulting from environmental contaminants.

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Costs of investigation, remediation, or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our farms, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Additionally, we could become subject to new, stricter environmental regulations, which could diminish the utility of our farms and have a material adverse impact on our results of operations.

The presence of endangered or threatened species on or near our acquired farms could restrict the activities of our tenants, which could in turn have a material adverse effect on the value of our farms and our results of operations.

Federal, state, and local laws and regulations intended to protect threatened or endangered species could restrict certain activities on our farms. The size of any area subject to restriction would vary depending on the protected species at issue and the time of year, among other factors, and there can be no assurance that such federal, state and local laws will not become more restrictive over time. If portions of our farms are deemed to be part of or bordering habitats for endangered or threatened species that could be disturbed by the agricultural activities of our tenants, it could impair the ability of the land to be used for farming. This in turn could have a material adverse impact on the value of our assets and our results of operations.

We may be required to permit the owners of the mineral rights on our farms to enter and occupy parts of the farms for the purposes of drilling and operating oil or gas wells, which could have a material adverse impact on the rental value of our farms.

Although we own the surface rights to our farms and expect to own the surface rights to farms that we acquire, other people may own the rights to any minerals, such as oil and natural gas that may be located under the surfaces of these farms. Currently there is no mineral development on any of our farms, but we can provide no assurances that third parties will not assert claims for mineral rights on our farms or that farms that we acquire in the future will not be subject to third-party mineral rights. To the extent that third parties have mineral rights on farms that we currently own or acquire in the future, we expect that we would be required to permit third parties to enter such farms for the purpose of drilling and operating oil or gas wells on the premises. We will also be required to set aside a reasonable portion of the surface area of our farms to accommodate these oil and gas operations. The devotion of a portion of our farms to these oil and gas operations would reduce the amount of surface area available for farming or farm-related uses. Such activities might also disrupt the productivity of the farmland or property related to farming or increase the risk of environmental liabilities, any of which could materially adversely impact the rents that we receive from leasing these farms.

If our farmers fail to comply with applicable labor regulations, it could have an adverse effect on their ability to make loan/rental payments to us and, in turn, our ability to make distributions to our stockholders.

State, local, and federal governments have implemented a number of regulations governing labor practices used in connection with farming operations. For example, these regulations seek to provide minimum wages and minimum and maximum work hours, as well as to restrict the hiring of undocumented immigrants. If one of our tenants or borrowers is accused of violating, or found to have violated such regulations, it could have a material adverse effect on their results of operations, which could materially adversely affect its ability to make its rental or loan payments to us, as applicable, and, in turn, our ability to make distributions to our stockholders.

Maintaining organic crops carries additional risks relative to traditional farming.

The production of organic crops carries natural risks, including the ability to control weeds or pests. If any of the tenants or farmers that work farmland owned or financed by us are inexperienced or do not attend to weed or pest control, the crop yield may suffer significantly. Organic and specialty crops often need temporary storage pending market sales and delivery, and the longer such crops are stored, the more problems that can occur including mold, pest infestation, and contamination. Likewise, organic and specialty crops cannot be mixed with conventional crops for storage. Thus, the lack of storage facilities may result in the crops being transported long distances to be stored elsewhere, subjecting the crops to additional spoilage risks and even theft. There is also no assurance that the premium prices for organic crops will continue.

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Some of our farmland investments and potential farmland investments are in a transition to organic status. There are various factors that may affect these transitions and delay returns or lead to lower returns generally.

Some of our recent farmland investments and potential farmland investments are in a transition from conventional to organic status. Many of them have been farmed conventionally for many generations and considerable effort may be required to transition such farms to certified organic. Crop production may be limited during this transition period, and farms may require significant capital investment to facilitate the transition.

During the transition period, usually 3 years, the crops can only be sold as conventional crops, thus not attaining the typical organic pricing premium. Among the factors which may affect the transition process are: conventional crop prices, weather, adequate labor, drainage complications, soil compaction, soil degradation, excessive chemical applications, and other compounding factors. Any of those factors may cause delays in transitioning farmland to certified organic. Such delayed transitions may result in the lack of organic certification, lower crop yields, and other issues that may lead to lower returns.

Organic certification requirements could change and may result in some farmland reverting to a conventional farm and conventional crop pricing. This reversion may lead to lower financial returns.

The organic certification requirements could change, which may result in the de-certification of our owned and financed farmland and reversion to conventional crop pricing, which is currently significantly lower than organic pricing. There is no assurance that the premium prices for organic crops will continue. Likewise, there is no way for us to know or predict whether any of these changes will occur. If organic certification requirements change such that some or all of our farmland is no longer organic, our returns may be lower due to the change to conventional crop pricing, because our farmers would be competing generally against other conventional farms and farming operations.

RISKS RELATED TO THIS OFFERING

Other than those investments already in our portfolio described in this Offering Circular, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We have not yet acquired or identified all the investments we will make. We cannot provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire in the future, except for investments that may be described in this Offering Circular or its supplements. We will seek to invest substantially all the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the board and management to select suitable and successful investment opportunities. Our management team will have broad discretion in selecting the properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments.

Our Bylaws contain certain ownership limits with respect to our stock, including, among other restrictions, limits which prohibit the beneficial or constructive ownership by any person of more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. It has done so only once since this limit was established. The common stock ownership limit as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws may (a) discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for Iroquois Valley REIT’s common stock or that Iroquois Valley REIT’s stockholders otherwise believe to be in their best interests, and (b) result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

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Our board of directors established the offering price of your shares based on the measures described herein, but such price is not based upon any other valuation or independent metric, private or public.

Our board of directors established the current offering price of the shares on the basis outlined herein (see “Determination of the Offering Price”). This price, while based on the management’s best estimate of the market value of our assets, may not bear any relationship to what the assets or shares would sell for in an open market or in the event of a liquidation. Because the offering price is not based upon any public market valuation, the price may be higher than the proceeds that an investor would receive upon liquidation or a resale of their shares if they were to be listed on an exchange or actively traded by broker-dealers.

The then-current offering price is also used to determine the repurchase price of shares under our Stock Redemption Program. So similar cautions apply to the extent you may seek to redeem your shares in the future. The offering price will be calculated by means determined by the board, and there may not be a public market to compare or verify this price.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be dependent on the performance of any of the specific assets we acquire.

This Offering is being made on a “best efforts” basis, meaning that we will use our best efforts to sell our shares. As a result, the amount of proceeds we raise in this Offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography, and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money on your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

In the event we can quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we can quickly raise capital during this Offering, we may have difficulty identifying and purchasing suitable properties on attractive terms at a corresponding rate of speed. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this Offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and this could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this Offering, our results of operations and financial condition may be adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous Offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may from time-to-time hold cash pending deployment into investments, which may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.

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Subject to the provisions of Delaware law, our Bylaws permit our board of directors to alter rights and obligations of current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our Bylaws and Delaware law, to authorize the issuance of additional shares and classify or reclassify any unissued shares of common stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of repurchase of the stock, and may amend our Bylaws from time-to-time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, under certain limited conditions, our board of directors may be able to authorize us to issue shares with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer, or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. As a result, your shares may experience dilution in the percentage of issued and outstanding shares owned. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and stockholder distributions paid on, your shares, if any.

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our Certificate of Incorporation authorizes us to issue up to 3,000,000 shares of our common stock. After you purchase shares of our common stock in this Offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this Offering; (2) sell shares in another private offering; (3) sell shares in an initial public offering or future public offerings; (4) issue equity interests in private offerings; or (5) issue shares upon the exercise of the options we may grant to our independent directors or employees. To the extent we issue additional shares after your purchase in this Offering, your percentage ownership interest in us will be diluted.

RISKS RELATED TO COMPLIANCE AND REGULATION

We are offering our common shares pursuant to amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Regulation A, Tier 2 issuer, we are subject to less disclosure and reporting requirements and there are regulatory limits placed on how much we can raise through this Offering (although we may raise capital in other ways). Our common shares may be less attractive to investors as compared to a traditional initial public offering. Investors may be unable to readily compare our business with other companies in our industry if they believe that our financial accounting and public reporting is not as thorough as public companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Notwithstanding the foregoing, each year our auditors evaluate our internal control procedures and provide comments thereon to help us ensure that the controls we have in place are appropriate and effective for our business operations. For the year ended December 31, 2025, our auditors did not communicate in writing any significant deficiencies or material weaknesses identified during their audit. In the fall of 2023, we engaged FTI--a global consulting company with substantial experience supporting public companies--to take over our internal accounting and financial matters, and our investor administration. Our staff works closely with FTI to ensure that our financial and investor records are accurate and FTI’s work is overseen by our board and management. Working with FTI allows us to substantially improve our internal controls, to provide redundancy for key functions, and to provide third party verification of our financial and investor data. FTI is not a registered transfer agent. While we believe that our internal controls are appropriate and effective, there is a risk that there may be undiscovered errors in our internal controls or reported financial statements of which we are not aware.

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Non-compliance with laws and regulations may impair our ability to raise capital, purchase and manage properties, and/or arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business. Non-compliance with SEC reporting requirements for example, could impact our ability to rely on exemptions from registration such as Regulation A which would materially impact our ability to raise capital.

In addition, laws and regulations are subject to change, and regulators may revise their guidance, interpretations, and enforcement priorities. Any such changes could materially impact our ability to carry out our business plan and meet our various obligations.

There is a risk that we may not be exempt from registration under the Investment Company Act of 1940 (the “Investment Company Act”).

We intend to make investments in such a manner that we will not be treated as an “investment company” under the Investment Company Act. Although the Investment Company Act does not specifically exempt REITs, it does exempt any company that predominantly invests only in real estate and related assets (such as mortgages). While we feel that the ownership of entire parcels of real estate and self-funded mortgages are not securities, there is a risk that regulatory bodies could determine that the Investment Company Act may apply to us. If we inadvertently become subject to registration under the Investment Company Act or similar regulatory schemes, our ability to engage in business in interstate commerce and other adverse consequences may apply, such as rendering contracts we enter into unenforceable and imposing burdensome substantive requirements and restrictions on our activities.

Your ability to have your shares repurchased through our Stock Redemption Program is limited. We may repurchase fewer shares than have been requested to be repurchased by all stockholders, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend, or terminate our Stock Redemption Program if it deems such action to be in our best interest and the best interest of our stakeholders.

In any calendar year, the total amount of shares that we will repurchase will be limited under our Stock Redemption Program. Further, our board of directors may modify, suspend, or terminate our stock redemption plan in its discretion, including for example, if the board is concerned about a lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations, or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. If the full amount of all shares of our common stock requested to be repurchased in any given redemption period are not repurchased, funds will be allocated pro rata under the terms of the Stock Redemption Program and may not allow for complete liquidation. Unsatisfied repurchase requests will roll over into the next redemption period. See our Stock Redemption Program, attached as an exhibit, as well as the section of this Offering Circular titled “Policies with Regards to Certain Activities—Stock Redemption Program.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. or global economy, such as the general negative performance of the real estate or farming sectors, could adversely affect the performance of our assets, and our cash flow could be materially adversely affected. In addition, if we determine to sell assets, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including without limitation, breadth of our portfolio by property type and location, could be adversely affected in a material way.

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The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flow from our operations to make distributions to our stockholders in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this Offering Circular. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (based on the recommendation of a board committee) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements, and capital expenditure requirements. As a result, we may not be able to make distributions to our stockholders in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including without limitation, the sale of assets, borrowings, or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including without limitation, the sale of assets, borrowings, return of capital, or offering proceeds. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital, or proceeds of this Offering will result in us having less funds available to acquire organic farmland or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues, or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

Governmental opposition to DEI and related initiatives could adversely impact our plans.

Recent actions by the current federal administration and certain state governments reflect increasing scrutiny of and opposition to diversity, equity, and inclusion (DEI) initiatives and similar practices. This includes legislation and regulatory efforts aimed at limiting or eliminating DEI-related programs in both public and private sectors.

Although we believe that all of our business practices comply with applicable law, some could be considered DEI-related. These practices are important to us, and we believe they help achieve our beneficial purpose. But efforts by government authorities to restrict or penalize DEI or similar programs could create legal or reputational risks, increase compliance and legal costs, consume management time and attention, and potentially force us to modify or scale back key components of our business. These developments could adversely affect our operations, reputation, access to certain markets or partnerships, employee and stakeholder morale, and long-term growth.

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Delaware law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Delaware law provides that a director will not have any liability as a director so long as they perform their duties in accordance with the applicable standard of conduct. In addition, subject to the additional limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our Bylaws provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (a) actually received an improper benefit or profit in money, property or services or (b) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our Bylaws generally require us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and we may have limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our Bylaws provide that we may not indemnify our directors or officers for any liability or loss suffered by them or hold our directors or officers harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses, or limit our growth.

We rely heavily on many types of data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks and other cyber security incidents. Breaches of network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages, and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete, or modify private and sensitive information. Although we take various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to our investors (and their beneficial owners). If such systems are compromised, do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to investors, regulatory intervention, or reputational damage.

In addition, we rely on third-party service providers for certain aspects of our business, including for certain information systems, technology, and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

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RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our farms and harm our financial condition.

Investments in real estate, including our investments in farmland, are relatively illiquid compared to other types of financial assets. As a result, our ability to promptly sell one or more farms in our portfolio in response to changing economic, financial, and investment conditions may be limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition, or refinancing at attractive prices within any given time period or may otherwise be unable to complete any exit strategy.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of farms that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our farms for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of farms that otherwise would be in our best interests. Moreover, if we acquire farms from C corporations (e.g., corporations generally subject to full corporate-level tax) in certain non-taxable transactions, built-in gain recognized on the non-taxable disposition of such farms within 10 years of our acquisition will be subject to tax at the highest applicable U.S. federal corporate income tax rate. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly, on favorable terms or at all, which could harm our financial condition.

Finally, as a result of Iroquois Valley REIT’s status as a public benefit corporation, our board may make decisions that are not intended to maximize financial gain at all. So even where sale of a farm may be permissible and in our financial interest, we may still elect not to dispose of that farm if we believe doing so will further a public benefit.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional, or local economic, demographic, or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates, and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market, which could result in rising vacancy rates or decreasing market rental rates;

•	increased competition for properties targeted by our investment strategy or similar strategies;

•	bankruptcies, financial difficulties, or defaults by our tenants or borrowers;

•	increases in interest rates and lack of availability of financing; and

•	changes in government rules, regulations, and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

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Our success is dependent on local market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments.

A recession, slowdown, or sustained downturn in the U.S. or global real estate market, and/or the U.S. or global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets, and our profitability, and impede the ability of our assets to perform under or refinance their existing obligations, as well as impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments’ capital structures.

Our portfolio will be concentrated in a narrow industry, agriculture, in a limited number of geographies or investments.

Our portfolio will be heavily concentrated at any time in only a limited number of geographies or investments, and, consequently, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent we concentrate our investments in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type. Although we are seeking diversification along certain metrics, our business strategy overall is focused on organic farmland real estate assets and is thus by nature limited in scope.

Our board of directors may change our investment and operational policies or our investment guidelines without stockholder consent.

Except for changes to the transfer restrictions contained in our Bylaws and aspects of our beneficial purpose detailed in our Certificate of Incorporation, which may require stockholder consent to amend, our board of directors may change our investment and operational policies, including our policies with regards to investments, operations, indebtedness, capitalization, and distributions, at any time without the consent of our stockholders, subject to Delaware law. Such a change, should it occur, could result in us making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Offering Circular. Our board of directors approved very broad investment guidelines with which management must comply in making investments, but these guidelines are broad, and can be changed by our board of directors. These guidelines are discussed further in the section titled “Policies with Regards to Certain Activities.” A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk, and interest rate risk, all of which could materially affect our results of operations and financial condition.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable or elect not to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	we may acquire properties through the use of strategic tax rules, such as 721 exchanges, that may require additional compliance or administration and create liquidity limitations relating to related properties;

•	acquired properties may be in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area, and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

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The acquisition and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership, and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosures made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

In our due diligence review of potential investments, we may rely on third-party consultants, advisors, and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that our management team deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, and legal issues. Outside consultants, legal advisors, accountants, investment banks, and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to reduced control of the functions that are outsourced. In the due diligence process and making an assessment regarding a potential investment, our team will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Further, any recourse we may have against a seller for a breach of representations and warranties may be capped and subject to time limitations and may not be adequate to cover losses that we may incur. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this Offering Circular, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

Rising interest rates could impact the value of investments.

Interest rates are one of the variables that affect real estate asset prices, as well as real estate market fundamentals, inflation expectations, and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, especially for high quality properties. Capitalization rates tend to be durable due to the long-term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Most of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. Consequently, any tax increases may adversely affect our results of operations at such properties.

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We will face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action, and legal action from special interest groups.

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE-RELATED ASSETS

Real estate mortgage asset investments face a number of general market-related risks that could affect our creditworthiness.

We invest in mortgage real estate-related assets. Any deterioration of real estate fundamentals could negatively impact our performance by making it more difficult for borrowers to satisfy their payment obligations on the instruments underlying such investments, increasing the default risk applicable to borrowers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area, fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

Investments in real estate mortgage assets and operating lines of credit may be subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

Our investments in real estate mortgage assets and operating lines of credit to farmers may not be protected by financial covenants or limitations upon additional indebtedness and they may be illiquid or have limited liquidity. Our investments may be subject to early redemption features, refinancing options, limitations on access to security, pre-payment options or similar provisions which, in each case, could result in the borrower repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the borrower may exercise its option to prepay principal earlier than scheduled, potentially forcing us to reinvest the proceeds from such prepayment in lower yielding investments or loans, which may result in a decline in our return. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. Increases by the U.S. Federal Reserve of benchmark interest rates could negatively impact the price of debt securities and could adversely affect the value of our investments.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs, and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which we may establish reserves or escrow accounts.

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RISKS RELATED TO DEBT FINANCING

We will incur mortgage indebtedness and other borrowings ourselves, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Historically, our leverage ratio has ranged from zero to 40% of our gross real estate assets (measured using financial cost basis), inclusive of property-level and entity-level debt. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy, or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may utilize lines of credit to provide a ready source of liquidity for business purposes, including potentially to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain lines of credit (generally, or in the amount we request on financially reasonable terms. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous Offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect the value of your investment and our flexibility and ability to make distributions to you.

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If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

RISKS RELATED TO CONFLICTS OF INTEREST

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our activities. In the section “Conflicts of Interest” herein, we have listed certain conflicts of interest of which we are aware. There may be additional conflicts of interest of which we are not aware of and therefore are not disclosed herein. All potential conflicts of interest should be carefully evaluated before making an investment in us. If any matter arises that we and our affiliates determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates may take such action, as we determine in good faith, may be necessary or appropriate to ameliorate the conflict. There can be no assurance that our board of directors will identify or resolve all conflicts of interest in a manner that is favorable to us.

RISKS RELATED TO OUR REIT STATUS AND CERTAIN OTHER TAX ITEMS

If we do not continue to qualify as a REIT, we will be taxed as a regular corporation and could face a substantial tax liability.

We intend to operate so as to continue to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, we could fail to meet various compliance requirements, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance, or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year (including prior years for which the statute of limitations has not yet passed), then:

•

we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates (we also could be subject to other taxes, such as the federal alternative minimum tax and increased state and local taxes);

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•

unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent 4 full taxable years, meaningfully compounding the negative impacts above.

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Legislative, regulatory, or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory, or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On December 22, 2017 the Tax Cuts and Jobs Act (the “TCJA”) was signed into law. The TCJA makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the TCJA eliminates or restricts various deductions. Although initially set to expire on December 31, 2025, most of these changes were made permanent in the One Big Beautiful Bill Act (the “OBBBA”), signed into law on July 4, 2025. In addition, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law on March 27th, 2020 in order to provide economic relief in response to the COVID-19 pandemic. A number of the measures contained in the CARES Act and follow-on packages are delivered through or in connection with the tax system. These acts make numerous large and small changes to the tax rules that generally do not affect REITs directly but may affect our stockholders and may indirectly affect us.

Additional changes to U.S. federal income tax rules, including changes impacting REITs, were enacted as part of the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), which was signed into law on August 16th, 2022 and the OBBBA.

Congress continues to regularly consider legislation to make changes to the U.S. federal income tax rules. No assurance can be given as to whether, when, or the form in which U.S. federal income tax rules affecting us and our investors may be enacted, and any changes in U.S. federal income tax rules could have an adverse effect on us or on an investment in our common stock.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the TCJA, the CARES Act, the Inflation Reduction Act, the OBBBA and any other legislative, regulatory or administrative developments and proposals, including any legislative developments, proposals or other potential changes to U.S. federal income tax rules under consideration as of the date of this Offering Circular, and their potential effect on investment in our common stock.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are always required to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock, and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities, and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and not more than 25% of our assets may be represented by nonqualified publicly offered REIT debt instruments. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffer adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

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Our Bylaws will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

In order to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Our Bylaws prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8%, in value or number of shares, whichever is more restrictive of our outstanding capital stock of all classes or series, which we refer to as the “ownership limits.” The constructive ownership rules under the Code and our Bylaws are complex and may cause shares of our stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.8% of the outstanding shares of our common stock or our capital stock, respectively, and thus violate the ownership limits. Any attempt to own or transfer shares of our common stock or capital stock in excess of an ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the Bylaws to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

There can be no assurance that our board of directors, as permitted in the Bylaws, will not increase or decrease the ownership limits in the future, subject to maintaining our REIT qualification. Since this ownership limit was implemented, our board of directors has approved an increase in the common stock ownership limit for a single specific investor only on one occasion. Due to subsequent dilution as more shares were sold in this Offering, no shareholder currently exceeds this ownership limitation.

The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). See “Security Ownership of Management and Certain Beneficial Owners.”

Non-U.S. holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “U.S. Federal Income Tax Considerations”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that recognizes gain on a disposition of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally required to report such income on U.S. federal income tax returns and is subject to U.S. federal income tax at regular U.S. federal income tax rates under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. Treasury regulations finalized in 2024 impose new requirements for purposes of determining whether a REIT is domestically controlled (Treasury regulations also provide new rules for qualified foreign pension funds). We cannot assure you that we will qualify as a domestically controlled REIT, and we may not so qualify. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (a) our shares of common stock were regularly traded on an established securities market and (b) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (a) and (b) of the immediately preceding sentence are satisfied, subject to certain exceptions. We do not expect our shares to be regularly traded on an established securities market in the near future.

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We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, if we sell a property held primarily for sale in the ordinary course of trade or business (a “prohibited transaction” under the Code) we will be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than 2 years prior to its sale for the production of rental income.

We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax.

In addition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a taxable disposition of the asset during the 5-year period after its acquisition. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording, and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local, and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates applicable to qualified dividends. The more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends even taking into account the lower 37% maximum rate for ordinary income and the 20% deduction for ordinary REIT dividends received in taxable years beginning after December 31, 2017 , which could adversely affect the value of the shares of REITs, including our common stock.

As of the date of this Offering Circular, Congress is considering changes to tax laws, including with respect to tax rates. Prospective stockholders are urged to consult with their tax advisors with respect to the impact of any changes or potential changes to tax laws under consideration as of the date of this Offering Circular.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negatives thereof or other variations thereon or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this Offering Circular are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	those detailed in the sections captioned “Risk Factors” and “Our Business and Properties;”

•	our future operating results;

•	our business and investment prospects;

•	changes in our business strategy;

•	availability, terms, and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, or the general economy;

•	changes in governmental regulations, tax rates, and similar matters;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DETERMINATION OF THE OFFERING PRICE

The purchase price per share of our common stock in this Offering is $108.06. The qualification of the shares of common stock to which this Offering relates does not require any stockholders to offer or sell shares.

The board of directors reviews and approves a new share price twice each year. This share price of $108.06/share reflects the Company’s valuation as of December 31, 2025. $108.06/share reflects a -4.8% decrease compared to the June 30, 2025 stock price of $113.52/share.

VALUATION POLICY:

Our valuation policy seeks to be a comprehensive approach to be used to calculate our net asset value (NAV), and in turn the value of our common stock. These guidelines are designed to produce a fair and accurate estimate of the share price that would be received in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about the farmland portfolio.

While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires our board of directors to calculate NAV in a certain way. In addition, NAV is not a measure used under GAAP and the valuations of, and certain adjustments made to, our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. There is no public market for our shares that would suggest a market price.

Valuing our Owned Farmland:

Iroquois Valley calculates the fair value of our real estate properties semi-annually based in part on values provided by third-party independent appraisers. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value.

We intend to have each property valued by an independent, third-party appraiser via a full appraisal at least once every three years, or on a more frequent basis for larger properties representing greater than 5% of portfolio value. Interim values are generally determined by either: (i) an internal “desktop appraisal” or (ii) an inter-period valuation performed by an independent, third-party appraiser. Various methodologies used, both by the appraisers and in our internal valuations, to determine the fair value of our real estate, may include the sales comparison, income capitalization (or a discounted cash flow analysis), and cost approaches of valuation. In performing their analyses, the appraisers typically (a) conduct site visits to the properties (where full appraisals are performed), (b) discuss each property with our team and review property-level information, including, but not limited to, property operating data, prior appraisals (as available), existing lease agreements, farm acreage, location, access to water and water rights, potential for future development, and other property-level information, and (c) review information from a variety of sources about regional market conditions applicable to each of our properties, including, but not limited to, recent sale prices of comparable farmland, market rents for similar farmland, estimated marketing and exposure time, market capitalization rates, and the current economic environment, among others.

In performing our internal valuations, we will consider the most recent appraisal available and use similar methodologies in determining fair value. We will also obtain updated market data related to the property, such as soil productivity index levels, organic certification status, tenure of organic certification, total acreage, and proximity to other organic farms. Sources of this data may come from market inputs from recent acquisitions of our own portfolio of real estate, recent appraisals of properties we own that are similar in nature and in the same region (as applicable) as the property being valued, market conditions and trends we observe in our due diligence process, and conversations with appraisers, brokers, and farmers. Generally, farmland that has high or higher soil productivity index levels sells at a premium to lower rated farmland. Organic status as well as the tenure of organic certification (longer tenure warrants a higher premium) and proximity to other organic farmland are additional factors that warrant a premium due to the higher expected rental rates and net operating income that can be achieved relative to other comparable properties.

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Valuing our Liabilities:

We also include the fair value of our liabilities as part of our NAV calculation. Thanks in large part to the impact of our work, Iroquois Valley has historically been successful in attracting significant capital at below-market rates, an important benefit for our company. All liabilities will be valued using widely accepted methodologies specific to each type of liability.

In determining the fair value of liabilities, primarily our unsecured promissory notes (“impact investment notes”) and mortgages on underlying farmland, we will factor in prevailing market data like instrument tenor, coupon payments, and current interest rates in determining the fair value of our liabilities.

Additional Specific Guidelines:

•	For farmland acquired within 12 months prior to the date of valuation, the purchase price of the property is generally used as the current fair value unless overriding factors apply as determined by the board of directors.

•	For farmland acquired more than 12 months prior to the date of valuation, we determine the fair value either by relying on estimates provided by independent, third-party appraisers or through an internal valuation process (the interim value). In addition, if significant capital improvements take place on a property, we typically have those properties reappraised upon completion of the project by an independent, third-party appraiser. In any case, Iroquois Valley strives for consistency in the use of independent third-party appraisers by using the same appraisal company or appraiser, whenever possible, to ensure the methodology and process is applied consistently both across the portfolio and over time. Notwithstanding this guideline, management regularly reviews appraisal company performance and rates and has authority to change appraisal companies if appropriate.

•	If independent third-party appraisers do not factor in soil productivity or organic certification and tenure, we adjust those independent appraised values to accurately reflect the premium added to the value of the certified organic farmland.

Review of and Changes to the Valuation Policy:

With no active public market for our shares, the board of directors currently is responsible for the determination of our NAV and thus, the share value. This Valuation Policy is periodically reviewed by our board, in close consultation with management, advisors, accountants, and finance professional teams, to ensure alignment with best practices. From time to time, our board may adopt changes to this Valuation Policy if it (a) determines that such changes are likely to result in a more accurate determination of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination, or (b) otherwise reasonably believes a change is warranted for a more accurate determination of NAV. The board, from time-to-time, may request an independent review of our Valuation Policy and guidelines or seek input from outside valuation advisers.

Our valuation policy was most recently amended by the board on January 22, 2025.

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OUR MOST RECENT VALUATION

The table below outlines various steps and figures associated with our board-approved valuation of $108.06 per share (fully diluted) for this Offering.

The components of the Net Asset Value calculation as of December 31, 2025 are detailed in the following table.

Components of NAV
31-Dec-25
Investments in Farmland (1)	$129,729,906
Investments in Farmland Mortgages (2)	$23,380,922
Cash	$1,480,606
Receivables and Accrued	$1,660,447
Other	$231,980
Total Assets	$156,483,861

Accounts payable and accrued expenses	$2,143,501
Lines of credit	$–
Notes payable, unsecured (3)	$25,446,026
Mortgages payable(4)	$6,459,330
Total liabilities	$34,048,857

Equity Value	$122,435,004

Shares Outstanding	1,131,003.23
Fully Diluted Shares Outstanding (5)	1,133,003.23

NAV per Share (diluted)	$108.06

(1)	Includes an appraised value of $122,996,773, $5,120,575 of organic premium and $1,612,558 of new acquisitions after June 30, 2025.
(2)	Book basis net of allowances for loan losses and reflects market value. Includes Lines of Credit.
(3)	Fair value of notes payable using 6.19% market interest rate and existing terms on outstanding notes payable.
Outstanding interest rates on notes payable range from 1% to 4%.
(4)	Fair value of mortgages payable based on a current 6.1% variable rate relative to existing variable rates ranging from 6.20% to 6.35%.
(5)	Diluted share count reflects the effects of option dilution on the value per share calculation.

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Shareholdings: The table below sets forth certain information regarding the ownership of our common stock as of March 15, 2026, assuming the sale of all of the common stock pursuant to this Offering to persons who are not currently our stockholders.

	Number of		Percentage Ownership
Owner	Shareholders	Shares	Before Offering	After Offering
Existing Shareholders			100%	67%
Investors in this Offering	N/A	545,259	0%	33%
Total	907	1,067,407.54	100%	100%

When factoring in the effects of option dilution, the total outstanding shares of our common stock would be as follows.

				Percent of Total
	Shares	Options	Total	Interests	Options
Before Offering	1,101,245		1,106,045	100%	0%
Fully Subscribed Offering	1,646,504		1,651,304	100%	0%

All percentages and share amounts in the above tables are rounded to the nearest whole number.

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ESTIMATED USE OF PROCEEDS

We are, as of the date of this Offering Circular, offering for sale up to $65,000,000 in common stock. This number represents the value of the shares available to be offered as of the date of this Offering Circular out of the rolling 12-month maximum offering amount of $75,000,000 permitted by the SEC under Regulation A. Our share price as of the date of this Offering Circular is $108.06. The nearest whole number of shares available to be offered as of the date of this Offering Circular is 601,517. If fully subscribed, total proceeds of this Offering are estimated to be approximately $65,000,000 exclusive of any offering expenses. The table on the following pages sets forth our estimated use of proceeds from this Offering assuming we sell the maximum amount of shares available.

Substantially all proceeds from this Offering are expected to be used for the purchase, financing, refinancing, and management of farmland investments. These transactions may include acquiring farmland directly or offering intermediate farm mortgage loans to farmers. In limited circumstances, we may also provide a line of credit or term loan to farmers to support their operations. Offering proceeds may also be used to pay down our line of credit or other debt that we have incurred to purchase farmland investments, thus lowering our cost of capital.

We currently make all our investments through our operating company, and we intend to do so in the future. After deducting the estimated expenses of this Offering, we generally intend to contribute the net proceeds from this Offering to our operating company. We may invest in farmland investments through one or more joint ventures or subsidiaries.

Our management team, led and overseen by the board of directors, will have considerable discretion in using offering proceeds consistent with our business and beneficial impact goals. This Offering will be used for growth capital as outlined in this section and is not expected to be necessary to meet our operating cash requirements for the next twelve months.

However, we may choose to use net proceeds from the Offering for any use in the course of our business, including without limitation, to reduce outstanding debt, provide for working capital, issue a distribution, repurchase/redeem outstanding loans of our operating company or shares of our common stock, make interest payments, or pay dividends to shareholders of Iroquois Valley REIT. The amounts we actually expend may vary depending on numerous factors, including changes in the economic climate for our proposed business operations, the amount of funds raised, our cash flow, climate changes, the success of our farmland investments, and the success or lack of success of our business and marketing plans.

Some offering proceeds may also be used for offering expenses, including without limitation, legal fees, printing fees, filing fees, or accounting fees (cumulatively estimated to be less than 1% of the total Offering if fully subscribed). We have engaged Michael E. Tobin to support our sales efforts to institutional investors, and he is entitled to commissions of 0.35% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at our discretion. Once earned, to the extent we pay such commissions in cash, they would reduce proceeds to us from this Offering. We reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agents or broker-dealers (or both), the resulting professional fees will reduce our proceeds from this Offering by the amount of the total of such fees and commissions.

Given the time needed to identify, complete proper due diligence on, and negotiate each acquisition, among other things, we may not be able to promptly invest the net proceeds of this Offering in organic farmland projects and real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate related investments.

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The table below sets forth our best estimate of prospective uses of offering proceeds, assuming maximum subscription of $58,949,864. As of the date of this Offering Circular, our share price is $108.06, but investors will pay the most recent publicly announced offering price as of the date of their subscription. We expect to update our offering price twice a year, in the winter and summer. Many of the amounts set forth in the table below represent our best estimate since they cannot be precisely calculated at this time.

	If Minimum Sold		If Maximum Sold
	$	%	$	%

Total Proceeds	NA	NA	65,000,00064	100%
Less: Offering Expenses
Commissions(1)	–	–	0	0%
Legal	–	–	75,000	0%
Accounting			95,000	0%
SEC and State Filings & Notifications	–	–	25,000	0%
Net Proceeds from Offering	NA	NA	64,805,000	100%

Use of Net Proceeds
Repurchase Shares (2)	–	–	6,000,000	9%
Redeem Unsecured Notes	–	–	6,000,000	9%
Farmland and Mortgage Investments(3)	–	–	52,805,000	82%
Dividends (4)	–	–	–	–
Working Capital (4)	–	–	–	–
Total Use of Net Proceeds	NA	NA	52,805,0004	100%

(1)	Historically, the Company has not paid any commissions for sales of our stock under this Offering. No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this Offering. However, we have engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. Mr. Tobin shall receive commissions of 0.35% of the amount of capital raised from investors introduced by him, payable in cash or equivalent value of our Company shares, at our discretion. Once earned, to the extent we pay such commissions in cash it would reduce proceeds to us from this Offering. We do reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such professional(s), the resulting commissions and fees will further reduce our proceeds from this Offering by the amount of the total of such fees and commissions.
(2)	Company estimate for shares redeemed through our Stock Redemption Program between the date of this Offering Circular and May 31, 2027.
(3)	May include paying down the Company’s line of credit and other debt incurred to acquire farmland investments.
(4)	Dividends and working capital to be paid out of operating cash flow.

In furtherance of our business objectives and continued desire to make farmland investments, we will raise additional funds independent of this Offering through various means subject to applicable state and federal securities laws. Examples include but are not limited to unsecured promissory notes offered by Iroquois Valley LLC, grant funding, joint venture acquisitions of farmland investments, and potentially additional debt securities offerings. Many of these capital raising efforts are ongoing, and others will begin while this Offering is open. Neither investors in this Offering, nor our common stockholders generally, have any inherent rights to participate in future offerings and may not be eligible to do so.

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OUR BUSINESS AND PROPERTIES

SECTION 1: OVERVIEW

OUR CAPITAL STRUCTURE AND BUSINESS MODEL

We are the original farmland REIT in North America that offers investors direct exposure to a diversified portfolio of certified organic farmland. Raising funds through a combination of equity and debt capital, we seek to offer qualified organic farmers long-term access to land through leases and mortgages. In limited circumstances, we support the financial health of organic farm businesses through operating lines of credit.

The figure below illustrates our model:

Broadly, our model functions as follows:

•	Iroquois Valley finances its operations and farmland acquisitions through the sale of equity and unsecured notes, traditional bank debt (mortgages and lines of credit) and occasional donations.
•	The capital we raise from investors is used primarily to invest in farmland, provide mortgages to farmers, and finance our operations.
•	Iroquois Valley farmers gain land access and they manage operations on their farms.
•	Our annual revenue is primarily a combination of rent and mortgage interest payments.
•	As a Delaware public benefit corporation and certified B-Corporation, we are committed and empowered to create positive social and environmental impacts for all our stakeholders alongside financial returns.

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SECTION 2: FARMLAND AS AN INVESTMENT OPPORTUNITY

A) A REAL ASSET

Farmland is considered a “real” (versus financial) asset because of its physical nature and finite supply. The value of an investment in farmland is impacted by the ability of that land to yield a healthy crop season after season, in addition to the marketability and price of crops from that land.

Historically, farmland has generated returns through cash flow from rents and capital gains from the appreciation of the land’s value over time. The graph below shows the decade over decade increase in the value of U.S. farm real estate.

Source: USDA Economic Research Service

We believe that chemical-dependent, conventional farming practices have taken their toll on the long-term health and productivity of American farmland. Conventionally managed farms are increasingly susceptible to wind and water-related erosion, unable to retain satisfactory amounts of moisture in drought, and are reliant on synthetic chemical inputs to realize fertility.

In contrast, organic farming has the potential to improve the productivity and value of farmland assets over time. Organic farmers use a holistic, systems-based approach that diversifies crops, increases biodiversity, mitigates erosion, and improves drainage and absorption.

Organic management of the land yields a variety of crops that are nutritious and flavorful. An organic system prioritizes health of the soil. Investing in the soil and improving the value of the land allows farmers to continue to produce healthy and nutrient-dense food for the world’s growing population in the face of climate instability.

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B) THE ORGANIC STANDARD

Achieving and maintaining organic certification is a core component of the relationships with our farmers. Iroquois Valley believes that USDA Organic certification offers an objective basis for farmers to be distinguished in the marketplace thanks to the certification’s history, legal and standardized framework, and recognition in the market. USDA defines organic as “integrating cultural, biological and mechanical practices that foster cycles of resources, promote ecological balance and conserve biological diversity.”

USDA Organic certification enables farmers to earn persistent price premiums for their production.

We also work with farmers pursuing further certification that fit their operations, including Regenerative Organic Certification, Bee Better Certification, Biodynamic Certification, Real Organic Project certification, Ecological Outcome Verification (EOV) and more.

C) FOCUS ON SOIL HEALTH

Our Soil Health Principles are based on NRCS-approved organic practices and are identified as principles that apply directly to the farms financed by Iroquois Valley. The Soil Health Principles offer investors and the public a framework to better understand how organic systems support soil health.

By replacing petroleum-derived fertilizers with animal manure, cover crops, and crop rotation, organic farmers manage soil health with long-term productivity and environmental sustainability in mind. Healthy soil is key to the fertility of farmland, the nutritional content of food, the health of the farm ecosystem, and the ability of the farm to perform in the face of severe climate events like droughts and floods. These benefits also make a direct impact on the productivity, and therefore profitability, of a farm.

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D) DEMAND FOR ORGANIC

Domestic demand for organic food products continues to grow at approximately 5% per year. Research from the Organic Trade Association shows that domestic organic sales have grown from just over $10 billion annually in 2005 to $70 billion, as of 2024.[2]

Certified organic farmland remains at less than 2% of all American agricultural land. As demand for organic products outstrips the supply of certified organic land, the price of certified organic farmland should increase. Increased prices of organic farmland could have positive benefits for both us and our farmers, including for example, increasing the value of Iroquois Valley’s portfolio, and a higher sale price of land if there is a sale of the property.

E) PROFITABLE FARMING MODEL

The Rodale Institute, a non-profit research and education pioneer in organic and regenerative farming, has collected data from a 40-year+ side-by-side trial using both conventional and organic methods. The results show important and encouraging data about the long-term productivity and profitability of organic farms.

RODALE INSTITUTE FARMING SYSTEMS TRIAL

DECADES-LONG RESEARCH HAS SHOWN THAT ORGANIC SYSTEMS:
ARE COMPETITIVE WITH CONVENTIONAL YIELDS AFTER A 5-YEAR TRANSITION PERIOD	PRODUCE YIELDS UP TO 40% HIGHER IN TIMES OF DROUGHT	EARN 3-6X GREATER PROFITS FOR FARMERS
EACH NO TOXIC CHEMICALS INTO WATERWAYS	USE 45% LESS ENERGY	RELEASE 40% FEWER CARBON EMISSIONS

Rodale Institute, Farming Systems Trial (https://rodaleinstitute.org/science/farming-systems-trial/)

Growing evidence, including data from the Farming Systems Trial over the past 40+ years, indicates that organic farms can be more profitable than conventional farms of similar size, scope, and crop variety over time. Organic farms often have lower input costs and comparable crop yields, and they enjoy a significant price premium for their crops at market.

In addition to anticipated increase in profitability after organic certification, organic farming methods build the quality and health of a farm’s soil over time. This key step in the long-term productivity of the land also improves the farm’s resilience to issues like drought and flood, and we believe such resilience should improve the value of the asset in the medium- and long-term. Iroquois Valley believes strongly that environmentally sustainable farming practices will, after organic transition, produce a financial upside and a significant increase in the value of the underlying asset over time.

____________________

[2] https://ota.com/news/press-releases/22284

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South Fork Farm in Livingston County, IL, an Iroquois Valley Farmland Investment

F) DIVERSIFIED FARM BUSINESSES AND ORGANIC PRICE PREMIUM

American demand for organic food has led to increased supply, much of which is being sourced internationally and may not represent the highest standard of production.

In addition to selling into wholesale markets, our revenue has been buoyed by farmers marketing direct-to-consumer, creating added-value products, contract producing for companies with price guarantees (such as Organic Valley), and selling into local grocery stores that command price premiums, ranging from a few percentage points to multiples of 2X and higher. Consumers have shown they are willing to pay more for organic products that are creating positive impacts for communities and the environment.

Some of Iroquois Valley’s rental revenue is directly linked to this premium as a few of our legacy leases combine both base and variable rent components. The variable rent is dependent on a farm’s top line revenue in any given year.

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G) REBUILDING THE RURAL ECONOMY

Independently owned organic farms offer farmers, their families, and their communities a path towards long-term economic prosperity. Whereas large-scale conventional operations rely heavily on sprays and automation, organic farms are required to use more manual labor to deal with weeds, pests, and crop disease. As a result, organic farms are providing work opportunities to their rural communities and keeping a larger percentage of the money locally.

A 2016 Organic Trade Association study by researchers at Penn State University titled “Organic Hotspots” shows that organic farms create jobs, boost economic growth, increase household income, and reduce the poverty rate.[4] By offering land access to small and medium-sized farmers from the “next generation,” we hope to have a direct impact on the human health and economic vitality in farming communities across the country.

We believe that this next generation of farmers are not merely tenants. Rather, many of these young farmers are more conscious of the broad long-term impacts of conventional farming compared to organic farming practices. This creates an opportunity for agricultural innovation and environmental stewardship, factors that will result in long-term productivity and sustainable profits.

H) AN ARRAY OF POSITIVE IMPACTS

At Iroquois Valley, we believe that organic farming offers a wide range of positive impacts on the food supply, the natural environment, and the agricultural communities where farmers live and work. By investing in Iroquois Valley, investors provide us with an opportunity to expand the amount of organic acreage in our portfolio, directly facilitating the expansion and longevity of these impacts. These impacts include: clean air and water; healthy, living soils; humane treatment of animals; nutrient dense pesticide-free food; ecosystem restoration and greater biodiversity; profitability for farmers; and economic development in rural communities.

I) IMPROVING PUBLIC HEALTH

There is a direct connection between healthy soil, healthy food, and healthy people. The biodiversity in organic soil provides the necessary environment for microorganisms, bacteria, and fungi that ultimately facilitate the production of nutrient rich food.

Persistent challenges in modern human health, including allergies, weakened immune systems, and the rise of preventable disease are increasingly being linked to the food we eat and the methods with which that food is grown. Food produced using organic and regenerative practices is vastly different from food produced through chemically-dependent conventional agriculture.

J) CLEAN AIR, CLEAN WATER, HEALTHY POLLINATOR HABITATS

Organic agriculture prohibits the use of synthetic pesticides and herbicides. These chemicals directly threaten the health of farm workers during application, pollute water sources through runoff, and create an uninhabitable environment for necessary, beneficial species like pollinators. One in three bites of food are the result of pollination from bees. Honeybee species are responsible for pollinating about 80% of the fruit, nuts, and vegetables consumed in the United States. Grains are primarily wind pollinated, but “seventy out of the top 100 human food crops—which supply about 90% of the world’s nutrition—are pollinated by bees” according to Greenpeace.[5] Agriculture, including the widespread use of pesticides on conventional farms, as well as habitat destruction and more, are factors in bee colony collapse.

Organic management creates a path to cleaner air and water, and a safety net for pollinators and other important species key to biodiversity and food production. Our impact reaches into environmental conservation by supporting farmers in the portfolio who prioritize conservation through buffer zones, windbreaks, and pollinator-specific habitat restoration. Additionally, some land in the portfolio is protected as wetland or riparian corridors.

__________________

[4] https://capitalpress.com/2016/06/06/organic-ag-hotspots-boost-local-economies/

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K) COMBATING CLIMATE CHANGE THROUGH ORGANIC AGRICULTURE

Organic farmers can reduce or rectify the climate damage caused by industrialized, conventional agriculture.

Iroquois Valley’s tenants and borrowers use practices that benefit the climate. These practices include (a) keeping the soil covered through practices like cover cropping, (b) maximizing plant diversity through multi-year crop rotations, (c) native habitat restoration that keeps living roots intact, and (d) using tillage appropriately and sparingly, if at all. Farmers that integrate livestock use practices like rotational grazing and holistic management. Because livestock moves frequently under these management practices, they are not grazing pasture down to bare soil. Covered soils keep carbon beneath the surface. These practices may hold some of the keys to reversing the effects from rising levels of CO2 in the earth’s atmosphere.

Additionally, many research groups, including leaders like the Rodale Institute, have published studies indicating that carbon from greenhouse gas emissions could be removed from the atmosphere and stored in the soil through a process known as soil carbon sequestration.

Iroquois Valley supports farmers who use organic practices that create both long- and short-term impacts. Examples of projects include silvopasture, continuous cover crops, rotational grazing, and diversified production that integrates annual and perennial plants. We acknowledge the need to harmonize as part of a holistic, integrated approach to the planetary crisis by utilizing solutions addressing the larger context of water, nutrients, erosion, and biodiversity loss. We appreciate the interconnectedness of biodiversity and species loss, climate mitigation and resilience, and water and nutrient cycles. We are also exploring the viability and effectiveness of emerging ecosystem service markets supporting water management, phosphorus and nitrogen reduction, carbon sequestration, biodiversity, and nutrient density.

When applying for financing, farmers undergo a holistic underwriting process that takes the financial health of the business into consideration as well as conservation practices, potential opportunities within the particular ecosystem, and social impact.

SECTION 3: PAST PERFORMANCE

Historically, the majority of the total returns of our farmland portfolio have been realized as capital appreciation tied to farmland prices, represented by the share price. As the Company continues to grow, our returns may reflect a greater balance of growth (increasing share price) and income (a cash dividend). This “growth and income” model is in line with the traditional behavior of farmland investments. We can provide no assurances that shares of our common stock purchased in this Offering will receive similar returns, if any, or maintain or increase in value, or that Iroquois Valley will continue to increase our revenue and acres.

SHARE APPRECIATION

Given that no public market exists for our shares, we have chosen what we believe are the best methods to estimate a market share price. The chart below depicts our share price over time. Offering prices reflect management and the board’s best estimate of market value as of December 31 of each year listed, as well as June 30th beginning in 2022. Certain prices included here reflect an implied share price based on reported equity value of Iroquois Valley. Values prior to 2016 are adjusted for REIT conversion and associated 4-for-1 split. Values prior to October 16, 2023 are adjusted for 8-for-1 stock split. On January 22, 2025, the board updated our valuation to better reflect best practices and a holistic view of the Company’s net asset value (“NAV”), so values beginning with December 31, 2024 reflect that updated valuation policy. See the section of this Offering Circular titled “Determination of the Offering Price” for additional detail regarding the current offering price and valuation methodology.

______________________

[5] https://www.greenpeace.org/usa/sustainable-agriculture/save-the-bees/

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SHARE PRICE ($ PER SHARE)

Notes: Effective December 31, 2024, the Board of Directors adopted a new valuation policy, eliminating a company operating premium. Recently, market valuations have decreased.primarily due to a reduction in the appraised value of the farmland in the portfolio. However, we also took several conservative write downs to better reflect the market value of the portfolio and we sold some properties that did not align with our strategic growth plans.

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DISTRIBUTIONS

Our goal is to provide a reasonably predictable and stable level of current income, through annual distributions, while at the same time maintaining a fair level of consistency in our net asset value. Distributions that we make will directly impact our net asset value by reducing the amount of our assets.

We expect that our board will consider and, where appropriate, declare and pay distributions annually, typically in December of each year. In some cases, we may declare and pay a spillover dividend in late winter / summer of each year, consistent with our requirements as a REIT. Distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and the REIT distribution requirements. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

In past years, we paid an initial dividend in December and a spillover dividend in late spring or summer of the following year after our taxable income was determined. S. On occasion, we may pay a special dividend, for example when we sell a farmland investment for substantial profit. Historically, we have paid dividends that total in value for a given fiscal year to less than 1% of the share price at the end of that year. Although our annual dividend amounts have varied—and there have been years in which we have not paid any dividends—we currently expect to continue to pay dividends at this same rate in the future.

Below is a record of dividends paid to Shareholders in recent years:

Year	Share Price (1), (2)	Dividend Amount (3)	Dividend Yield (4)
2016	$76.88	$0.50	0.65%
2017	$78.25	$0.69	0.88%
2018	$74.88	$0.71	0.95%
2019	$74.38	$0.02	0.02%
2020	$77.25	$0.46	0.59%
2021	$85.75	$0.74	0.86%
2022	$100.00	$0.34	0.36%
2023	$110.00	$0.51	0.47%
2024	$116.42	$–	0.00%
2025[5]	$108.06	$0.47	0.41%

(1)	The stock price retroactively reflects the 8:1 stock split that occurred in October 2023.
(2)	Beginning in 2022, the shares are revalued twice per year. The share price listed here reflects the share price as of December 31 of that year.
(3)	In past years, we paid an initial dividend in December and a spillover dividend in late spring or summer of the following year after our taxable income was determined. Spillover dividends, though paid in a subsequent year, are based on taxable income in the prior year, so are included in the total dividend amount for the year listed in this table.
(4)	Calculated as Dividend Amount divided by the December 31 share price of that year.
(5)	The dividend for 2025 is not inclusive of the spillover dividend which may be paid in 2026.

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GRANT REVENUE

Iroquois Valley has been awarded six federal grants since inception. Collectively, these grants provide (or provided) domain expertise and financial resources to projects designed to increase conservation practices on farmland, increase the amount of operating capital available to farmers in the form of operating lines of credit, increase water quality and habitat, provide agroforestry technical assistance, underwriting and financial services to African-American farmers, and provide holistic financial planning and ongoing management coaching to “Beginning Farmers and Ranchers” in the portfolio. “Beginning” is defined by the USDA as 10 years’ experience or less. There are currently no outstanding grants. However, we may from time to time accept a donation from an investor, which may be in the form of forgiveness of an outstanding impact note.

Iroquois Valley may benefit from grant-related partnerships with many mission-aligned organizations including land conservancies and trusts, agroforestry educators, state natural resource departments, impact finance firms, and food and farming business educators and trainers.

EFFICIENT OPERATING STRUCTURE

Effective December 31, 2016, the equity investors in Iroquois Valley LLC implemented a conversion from a limited liability company to a REIT with operating subsidiaries. We believe that this structure optimizes the long-term growth potential and plans of our business. We further believe the financial reporting associated with REITs is better aligned with how we operate, creating a more transparent and practical financial reporting process.

INDEFINITE SCALABILITY

With a strong record of financial stability and success, increasing interest from independent farmers across geographies, and an attractive corporate structure, we have demonstrated an ability to achieve indefinite scale. Our financial track record has driven investment demand from a variety of capital sources, including individuals, trusts, non-profits, family offices, and more.

We endeavor to deploy this capital in an efficient, cost-effective, and profitable manner. We do not acquire a farm without a farmer tenant lined up and a pre-arranged lease agreement that is financially viable for both our business and that of the farmer. On mortgage financing, we take a conservative approach to lending. We review both the cash flow of the operation and the loan-to-value ratio of the underlying assets. Our mortgages are intended to enhance the overall business cash flow for the borrower, which frees up capital for each borrower’s future growth.

Using this model, we have provided secure land access on more than 35,000 acres of farmland representing over $125 million in transaction value. Over 25,000 acres of our financed farmland (owned land, land secured by mortgages, and land supported with operating lines of credit) is USDA Certified Organic and the remainder is being managed organically or in transition to organic.

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OWNED & FINANCED ACRES

Total acres purchased and financed as of December 31, 2025.

TRACK RECORD OF BUILDING RELATIONSHIPS WITH TALENTED OPERATORS

We have developed a strong track record of creating symbiotic relationships with independent and family farmers, creating value and stability. These relationships allow us to better understand and react to our farmers’ needs, and by doing so, establish a strategy that considers the mutual benefits, risks, and long-term well-being of all parties (including farmers, Iroquois Valley, and our stockholders) from the outset, in addition to supporting our broader public benefit goals.

FARMER REPRESENTATION WITHIN IROQUOIS VALLEY

The relationship between Iroquois Valley and organic farmers goes both ways. We rely on the relationships in the portfolio to guide us as Iroquois Valley grows. And Iroquois Valley and its shareholders have a long history of electing farmers to the board of directors. We seek to maintain this representation moving forward. For more information about our board of directors, including director bios, please see “Directors and Officers.”

Total acres purchased and financed as of March 31, 2025.

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SECTION 4: SOURCES OF CAPITAL

Iroquois Valley raises capital to fund new investments from four main sources:

•	Investor equity capital through the sale of REIT Equity Shares;
•	Investor debt capital through the sale of unsecured promissory notes;
•	Traditional bank debt in the form of mortgages and lines of credit; and
•	Occasional farmland sales.

INVESTOR EQUITY

Iroquois Valley has prioritized fundraising through the sale of equity securities since its founding in 2007. The Company prefers to raise capital through equity because it shares risk with the farmers, allows the Company to create a buy-and-hold strategy, reduces corporate leverage, and offers investors the long-term upside of the appreciation of land.

To date, Iroquois Valley has raised over $90 million in equity capital from over 850 investors. Investments range from approximately $10,000 to over $9 million and have an average slightly above $100,000. The shareholder base includes a wide variety of accounts including trusts, foundations, families, and non-profits, but is dominated by individual investors who each own only a relatively small number of our shares. No shareholder currently owns more than 7.5% of our outstanding shares.

The lack of any dominant stockholder means no single stockholder can force certain corporate actions. Broad ownership is also a requirement to maintain our status as a REIT, and the tax benefits we anticipate from that status. More on our governance can be found in “Description of Common Stock” and “Certain Provisions of Delaware Law and Our Charter Documents.” More on our status as a REIT and associated tax matters can be found in “U.S. Federal Income Tax Considerations.”

NUMBER OF SHAREHOLDERS

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EQUITY INVESTMENTS BY ACCOUNT TYPE

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COMMITTED OWNERSHIP SUPPORTING BUY & HOLD STRATEGY

Equity investors are required to own their shares for at least 5 years before gaining redemption rights. By raising capital incrementally, and then requiring investors to own for the long-term, the Company facilitates its goal of buying farmland and owning the asset indefinitely.

This staggered, patient ownership strategy offers farmers secure farmland access to establish and expand their businesses with long-term vision. In turn, a long-term tenant farmer is more likely to invest in the overall health of the natural asset if there is generational planning under consideration. Examples include pollinator strips, riparian zones, tree plantings, long-term crop rotations, introduction of pastured animals, and more. With farmers making business decisions with an eye towards stability and growth, farm performance can be stabilized long term, mitigating risks that the farmer may not be able to make rent or mortgage payments.

•

Staggered, patient ownership offers farmers secure farmland access to establish and expand their businesses with long-term vision. The Company has no plans to sell the asset and displace the farmer, although generally the farmer can buy the land after 7 years if they choose, subject to the terms of the Company’s agreement with the farmer.

Long-term ownership allows long-term planning. A tenant farmer is more likely to invest in the overall health of the natural asset if there is generational planning under consideration. Examples include pollinator strips, riparian zones, tree plantings, long-term crop rotations, introduction of pastured animals, and more.

A long-term relationship between landlord and tenant allows the farmer to make business decisions with an eye towards stability and growth, which may help stabilize the performance of the farm and mitigate shareholder risks over time.

INVESTOR LIQUIDITY

Under our Stock Redemption Program there is currently a 5-year hold period before shares are eligible for redemption. We believe that our broad base of capital means that stockholders liquidating their shares of our common stock under the terms of our Stock Redemption Program should not have an overwhelming impact on our financial position. The Company aims to provide investor liquidity without selling its underlying assets. We regularly seek out new means to create this liquidity, and in the past have used funds from operations, proceeds from the sale of promissory notes or common stock, and traditional bank debt to create liquidity for redemptions.

Please refer to the “Policies with Regards to Certain Activities” section hereunder for a more detailed description of our Stock Redemption Program. A copy of the Stock Redemption Program is also attached as an exhibit to our offering statement, filed with the SEC and available at www.sec.gov. The Stock Redemption Program was most recently amended on April 24, 2024.

The table below outlines liquidity events since 2018 of which we are aware and redemptions under both the current and prior stock redemption programs.

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LIQUIDITY: SALES & REDEMPTIONS

ROOTED IN REGENERATION NOTE PROGRAM

In addition to raising capital through the sale of shares, Iroquois Valley LLC, our operating company, has and continues to offer unsecured promissory notes to investors, most recently our “Series 2 Rooted in Regeneration Notes.” In addition to providing interest payments to the investor, these Rooted in Regeneration Notes help fund a pool of capital used to support socially disadvantaged farmers, including for example by offsetting mortgage costs for eligible farmers.

This Offering Circular is not an offer to sell Rooted in Regeneration Notes, nor is it a solicitation for offers to purchase Rooted in Regeneration Notes. Rooted in Regeneration Notes are available to accredited investors only, and therefore some prospective investors may be qualified to participate in this Offering but may not purchase those notes. Eligible prospective investors may only request to purchase Rooted in Regeneration Notes after review of the offering materials associated with those notes, verification of accredited status, and completion of an appropriate subscription agreement and such other procedures as detailed therein. More information regarding the Rooted in Regeneration Notes, including offering materials, are available through the Company’s website: www.iroquoisvalley.com.

LOW BORROWING COSTS

Iroquois Valley will at times use bank debt and traditional mortgages to acquire farmland. We are typically able to secure bridge loans and lines of credit to fund purchases ahead of internally raised capital thanks to our balance sheet and long-term relationships with our current financing institution. This strategy allows us to act on investment opportunities regardless of where we are at in our fundraising cycle.

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When possible, however, we endeavor to make purchases using revenues from operations, offering proceeds, and/or lower cost values-aligned capital. Our track record of financial success combined with a history of creating measurable social and environmental impact has created significant demand for our unsecured promissory notes and our common stock and has allowed us to raise substantial capital at relatively low cost. The Company has also been able to secure attractive borrowing costs from traditional lenders when appropriate, and in some instances successfully refinanced outstanding traditional mortgage debt with lower cost capital.

As of December 31, 2025, the average cost of capital is approximately 4.55%.

FUTURE ORIGINAL MATURITIES OF THE AGGREGATE NOTES

PAYABLE AS OF JANUARY 30, 2025

LOW LEVERAGE

As of the end of 2025, we were conservatively leveraged with total debt/total assets at 30%. This level was consistent with historical averages, and well below the aggressive leverage often used by other REITs. The source of debt came from self-issued promissory notes (issued by our operating company), as well as some debt for mortgages on a couple of farmland investments. It is important to note that we are a company with operations, not an investment fund. Our capital structure reflects management’s strategy to remain agile while benefiting our key stakeholders and broader impact goals.

Moving forward, we intend to continue to grow primarily through equity capital.

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LEVERAGE RATIO

As of December 31, 2025.

SECTION 5: OUR PORTFOLIO

A) INVESTMENT SUMMARY

OUR BUSINESS PROGRESSION – FOUNDING AND EARLY HISTORY

Iroquois Valley began in 2007 as an active response to the chemical-dependent farming, unhealthy eating, and irresponsible lending that was apparent to co-founders David Miller and Dr. Stephen Rivard in the time leading up to the 2008 financial crisis.

Our first farm acquisition was in 2007 in Iroquois County, Illinois. In 2008, the same small group of investors that helped purchase our first farm then purchased a second farm in Iroquois County. These 2 farms are Iroquois Valley East and West. Both properties were transitioned from conventional operations to certified organic farms.

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IROQUOIS VALLEY TIMELINE OF GROWTH

SCALING A POPULAR MODEL

After establishing a model for raising capital, purchasing land, and partnering with farmers that would transition the farms to organic, we started expanding with the support of new investors and new farmers in different counties and states.

Effective May 3, 2019, Iroquois Valley REIT received its initial qualification from the SEC to offer its common stock to qualified purchasers in the U.S. under an exemption from registration called Regulation A+ Tier 2. This Offering is part of our third successive 3-year offering through Reg A, Tier 2. As of March 31, 2026, Iroquois Valley has raised total aggregate gross Reg A, Tier 2 offering proceeds of nearly $72,542,440 and has issued over 796,300 shares of our common stock in these successive offerings. As of March 31, 2026, in total Iroquois Valley REIT has approximately 870 stockholders and Iroquois Valley LLC has approximately 210 unique noteholders.

PIPELINE OF NEW OPPORTUNITIES

We do not look for farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing and prospective organic farmers. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking, our newsletter, and our website. Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. As a result, we can carefully select advantageous opportunities. It is common for Iroquois Valley to purchase farmland that was previously farmed conventionally and lease it to an organic farmer who will bring the property through an organic transition and obtain USDA Organic certification. Taken together, the result is a sizable portfolio of leases and mortgages that we believe offer attractive risk profiles, good business opportunities, and additional diversification to the portfolio of organic farms.

TARGETING THE “NEXT GENERATION”

We are committed to working with farmers who provide great partnership opportunities but have the most significant needs for access to land. This group is headlined by millennials, the next generation of farm stewards who will be responsible for repairing the agricultural system, producing nutritious food for the growing population, and farming successfully in the face of severe and changing climate. The average age among farmers is 58 years old in the United States.[6]

Iroquois Valley recognizes that young farmers are essential to the future of our food system and need support, and we are committed to partnering with young operators, particularly as tenants. In our pipeline development efforts, we seek to build relationships with next-generation farmers. Because many young farmers lack equity, access to capital, we believe we can support farmland security through our leases. Leases are a particularly good fit for this demographic because they generally do not require a down payment or initial investment beyond land stewardship.

__________________

[6] https://youngfarmers.org/2024/02/census-of-agriculture/

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ACRES PURCHASED FOR YOUNG FARMERS

As of March 31, 2026.

EXPANSION THROUGH MORTGAGES

In 2016, we began to offer intermediate farm mortgages for three primary reasons:

1.	diversify the portfolio;
2.	increase income; and
3.	develop and scale new markets.

From a diversification standpoint, mortgages enable us to expand our geographic footprint to states that prohibit corporate ownership of farmland, including Iowa, Wisconsin, Minnesota and more. Mortgages allow Iroquois Valley to diversify risk by geography, crop rotation, operator experience, and credit profile.

From a financial standpoint, mortgages offer us a consistent revenue stream in the years directly after acquiring new land. While leasing is essentially 100% financing, mortgages normally require a 25% equity position provided by the borrower.

We anticipate mortgages will remain a minority portion of our total assets. Our board has outlined a strategy and imposed a limit that allows mortgages to comprise only a maximum of 35% of the total assets, with a target of less than 30%. We generally issue loans at 75% loan-to-value or less, which is favorable compared to purchases in which we have 100% asset risk.

OTHER PRODUCTS

From 2019 - 2024 Iroquois Valley offered operating lines of credit (“OLCs”) to organic farmers. Farmers rely heavily on sources of working capital to fund their operations. However, we eventually determined that OLCs are less appropriate for REIT entities than other structures and other providers are available and better positioned to offer OLCs. As a result, we will only issue OLC in limited circumstances.

Iroquois Valley has three OLCs outstanding and currently range from 0-1 year, are tied to a borrowing base, and accrue interest. The loans are, for the most part, secured by crop insurance, inventory, and/or real estate. Farmers were required to complete a holistic underwriting process that took the financial health of the business into consideration as well as conservation practices, potential opportunities within the particular ecosystem, and social impact. This product comprises less than 1% of our total portfolio by value.

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B) THE PORTFOLIO

ACTIVE RISK MANAGEMENT STRATEGY

Risk is inherent in farming, and as result, in any farmland investment. Drought, flood, pest infestation, weed pressure, market dynamics, and changing consumer preferences are just some of the challenges associated with maintaining a profitable organic farm. We take an operational approach to risk management. We believe that diversity across a variety of categories is key to mitigating these risks.

TENANTS AND BORROWERS

We review a constant stream of inquiries from farmers across the country looking to gain access to farmland. As a result, current and pending partnerships represent a variety of demographics, personalities, experience levels, management techniques, and areas of expertise. We actively manage asset exposure to any given farmer. As of March 31, 2026, we were working with 66 farmers with the largest exposure to any given farmer representing 6.5% of invested assets.

To further mitigate risk, we work with experienced operators. Our “bread and butter” farmer comes from a multigenerational farm family including many of our young farmers. The average generational legacy of our farmers is more than three generations. This means that oftentimes the families have been operating in the same area for 60 to 80 years. When we do work with first- or second-generation farmers, we often seek additional protections in our investments and make sure the farmer has a support system similar to that of multigenerational families.

FARMER BY GENERATION

As of March 31, 2026. Data reported only for those farmers that voluntarily disclosed their generation experience.

FARMS

We execute a strategy that procures specific pieces of land for farmers through a series of incremental acquisitions. These farms are most frequently additive to the farmer’s existing operation. The resulting portfolio, as of the date of this Offering Circular, includes 123 active farmland investments (including farms, mortgages, and lines of credit) with unique natural and geographic characteristics. We prefer to grow one purchase at a time, even diversifying within specific farmer relationships through subsequent, small-scale acquisitions. As of March 31, 2026, approximately 66% of our purchases represent investments for farmers that we have worked with in the past.

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NUMBER OF FARMLAND INVESTMENTS (1)

(1) Including farms owned, mortgages, and operating lines of credit.

REPEAT INVESTMENTS WITH FARMERS

As of March 31, 2026

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GEOGRAPHY

Our portfolio is geographically diverse within the Midwest United States, offering investors some protection against the challenges that can befall a single agricultural region in any given year, including weather, pests, disease, and regional market price dynamics. Although we may expand to new counties or states in the future, geographic expansion is not in itself a priority for Iroquois Valley at this time. Instead, we intend to continue to serve many farmers in the Midwest and certain other geographic hubs where we have existing relationships, confidence in supporting infrastructure (including financing, processing and transportation), and experience that informs our due diligence and allows us to best support promising farmers.

ASSET VALUE EXPOSURE BY STATE

As of March 31, 2026

FARM OPERATIONS

Our management team performs extensive diligence on potential farmers and ranchers to confirm that they represent a reasonable risk as borrowers or tenants. After a deal closes, we have a “hands off” approach to farm operations, encouraging farmers to manage their businesses as they see fit. As a result, we are able to celebrate new partnerships that add variety to the management practices being used throughout the farm portfolio. Although USDA organic standards are uniform, there are many different on-farm techniques that can achieve and surpass these standards, including use of cover crops and intercropping, till or no-till, length of crop rotation, holistic grazing and pasture management, and more. By investing in farmers that use a variety of methods, we mitigate the risk of any one management practice underperforming in any given year, while empowering farmers to create systems that are sustainable and successful for their operation’s needs.

While not directly involved in operations, we do develop strong relationships with our farmer tenants and borrowers. We follow each farmer’s development and progress with both formal and informal communication. This includes in-person meetings, phone calls, electronic communication, and formal reports. Under some of our leases, the tenants are required to provide annual production reports. These are reviewed to assess whether any variable rent is due (if applicable for the lease). On our mortgage loan investments, we have annual (and sometimes semi-annual) financial reporting requirements. We generally do not require tax returns or updated business plans from our tenants and borrowers, although those are occasionally provided for review. The regular communication and materials allow us to evaluate credit quality and risks on an ongoing basis.

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PRODUCTION MIX

Many of our farmers produce organic row crops like corn, soybeans, and wheat. As the opportunities with farmers in new regions have expanded, crop selection on our farms has broadened to include dairy, pastured meats, heirloom grains, legumes, and cereals. Some farmers are expanding within their production category, for example by planting specialty corn and bean varieties. The expansion of crop production options is attributable to the growing demand for more organic food. Management expects this trend to continue. Moving forward, we will continue to look for the right opportunities to add more variety to the organic production mix.

PRODUCTION MIX

As of March 31, 2026

ASSET CLASS

As of the date of this Offering Circular we have a portfolio of 123 farmland investments, including farms, mortgages, and lines of credit. The biggest investment class of the portfolio is owned farmland, with 78 farms owned as of the date of this Offering Circular with 13 successful divestitures since Iroquois Valley’s inception. As of the date of this Offering Circular, we have a total of 39 mortgage loan investments in the current portfolio, as well as 4 operating lines of credit (including one term loan). Operating lines of credit comprise less than 1% of our total portfolio by value.

INVESTMENT MIX

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SECTION 6: IMPACT

Iroquois Valley focuses on organic agriculture that positively impacts the health and sustainability of food systems, farming communities, and the environment. Additionally, we support independent farms and help them successfully transition into the next generation of sustainable farmers. The following is a breakdown of our ongoing activities specifically targeting social, environmental, and financial returns.

A) OUR VISION

Iroquois Valley has adopted corporate ownership as the most generationally focused, indefinitely scalable, and democratically governed structure suitable to our vision:

An agricultural system transformed through land stewardship, rooted in organic farmland, for the health of people, communities, and our planet.

B) PUBLIC BENEFIT CORPORATION

To further cement our commitment to triple bottom line impact, Iroquois Valley REIT has incorporated as a Delaware public benefit corporation. As a PBC we conduct business that balances the interests of the shareholders with our public benefits. As stated in our Certificate of Incorporation, our specific public benefit is enabling healthy food production, soil restoration, and water quality improvements through the establishment of secure and sustainable farmland access tenures. Delaware law requires that, among other things, we must regularly report on our beneficial objectives and progress towards achieving or supporting them, as discussed below in Impact Reporting.

C) IMPACT REPORTING

Iroquois Valley believes impact measurement and assessment is essential to our work. We internally measure and report on our impact through both impact reports and public benefit reports. We have engaged with third-party impact assessors who independently verify and evaluate practices and outcomes. Iroquois Valley is committed to transparency through rigorous independent evaluation of its work.

B Lab, the non-profit that manages the B Corp Certification, conducts impact assessments every 3 years, evaluating practices in five stakeholder categories: governance, workers, community, environment, and customers. The B Lab assessment is dynamic and evolves so that every recertification includes additional considerations. Iroquois Valley completed its fifth recertification in 2025.

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SECTION 7: PORTFOLIO DETAIL

Owned Farmland

Location and General Character of Owned Farmland:

As of the date of this Offering Circular, Iroquois Valley owns 78 farms across 10 states. Approximately 77% of our owned farmland acreage is certified organic with the remainder in transition to organic.

State	Number of Farms	Total Gross Acres	Annualized Base Rent
Illinois	46	5,859.00	$1,664,744.20
Indiana	18	2,327.78	$704,124.96
Kentucky	2	342.95	$58,509.84
Michigan	2	122.40	$45,699.06
Montana	3	3,496.83	$43,545.88

Ohio	3	197.00	$25,146.98
Oregon	1	913.16	$303,678.19
Vermont	1	310.59	$125,191.63
Virginia	1	215.56	$74,706.60
West Virginia	1	163.64	$12,704.60
	76	14,181.38	$3,082,378.70

No single farm exceeds 10% of our total assets, nor do revenues from a single farm exceed 10% of our total revenues. In some cases, a single farmer or family may lease multiple farms from Iroquois Valley. As of March 31, 2026, our top 3 farm families (2 of which operate in Illinois and 1 of which operates in Indiana) operate on a combined total of 2,889 acres and their lease payments make up a combined total of approximately 26% of our annual rental revenue. In Fiscal Year 2025, rental income comprised approximately 53% of our total revenues compared to 64% in 2024.

Farm Family	Farm State	Farm(s) Acreage	Annualized Revenue	Percentage of Annual Rental Revenue
Wilken	Illinois	1,016	$308,286	8.02%
Ford	Indiana	917	$247,111	10.00%
Johnson	Illinois	955	$233,166	7.56%
		2,889	$788,564	25.58%

Nature to Title and Encumbrances:

Title to nearly all our farms was acquired and is held in fee simple, with triple net leases to our farmers (described further below). However, for one farm in Montana, the fee simple is held by a subsidiary LLC. Iroquois Valley is the sole managing member of the LLC. Two private investors have held the remaining 16% of the membership interests. However, Iroquois Valley exercised its right to call the private investors’ interests in early 2026. The company will return the investors’ capital (and appreciation) and will own 100% of the Montana farm.

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For all our leased farm properties, all acreage is leased to the farmers stewarding the land.

As of December 31, 2026, only 2 of our farms are subject to mortgage liens. None of our other properties are subject to any material mortgages, liens, or other encumbrances.

Principal Lease Terms:

Some of our leases are triple net leases. Most of our leases have an initial 3-year term with automatic 3-year renewals.

Our leases executed with row crop farmers provide for rent based on the soil quality of the land. The rent is adjusted for updates to the regional benchmarks every 3 years.

While we do not structure formal purchase options on our farms, we do have a policy of allowing farmers to purchase a farm any time after they have leased from us for at least 6 full years. However, the Company has discretion to allow any farmer to purchase all or any of their farm at any time or deny the farmer the option to purchase the farm.

Future Rental Payments

The following table presents future minimum base rental cash payments due to the Company from existing leases over the next five calendar years as of the date of March 31, 2026. These numbers assume that all current leases end at their current term and are not automatically renewed:

Future Lease Payments as of March 31, 2026

2026 Total	$2,759,792
2027 Total	$2,429,195
2028 Total	$1,926,498
2029 Total	$61,288
2030 Total	$36,141
2031 Total	$10,614
$7,223,528

(1) Includes rent already collected January 1, 2026 – May 1, 2026

Capital Improvements on Our Properties – Drainage

From time-to-time we fund drainage tile installation projects on farms that experience flooding. These projects can range in cost from several thousand dollars to over $100,000, depending primarily on acreage improved, and to a lesser extent on the specific tile plan (including, for example, the size and spacing of tile and the complexity of layout). In recent years, tiling projects have cost between $800 -$1,200 per acre.

The Company typically funds these improvements with available cash or by accessing its lines of credit. The investment for these projects is partially recouped through higher rents charged to the properties’ farmers. We also believe that adding drainage tile increases the value of the property.

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Insurance

The Company carries comprehensive liability and fire insurance covering all the properties in its portfolio, in addition to other coverage that may be appropriate for certain of its properties. Additionally, the Company carries a directors and officers liability insurance policy that covers such claims made against the Company and its directors and officers. The Company believes the policy specifications and insured limits are appropriate and adequate for its properties given the relative risk of loss, the cost of the coverage, and industry practice; however, its insurance coverage may not be sufficient to fully cover its losses.

Mortgage Loans

The average interest rate for our mortgage loan investments is currently 6.22%. The following table provides an overview of the mortgage loan investments made by us and held as assets in our portfolio as of March 31, 2026.

Borrower State	Record Type	Loan Origination Date	Nominal Interest Rate (at Current Date)	Loan End Date	Payment Frequency (Original)	Term (Original; by # of months)
AZ	Mortgage	9/26/2024	8.00%	10/1/2049	Monthly	301
AZ	Mortgage	9/26/2024	8.00%	10/1/2049	Monthly	301
IL	Mortgage	6/1/2022	7.00%	6/1/2032	Monthly	240
IL	Mortgage	2/28/2022	4.00%	4/1/2032	Monthly	300
IL	Mortgage	8/25/2021	5.50%	9/1/2031	Monthly	300
IL	Mortgage	8/25/2021	5.50%	9/1/2031	Monthly	300
IL	Mortgage	8/25/2021	5.25%	9/1/2031	Monthly	300
IL	Mortgage	12/31/2020	5.50%	12/31/2026	Monthly	60
IL	Mortgage	6/30/2020	7.23%	7/1/2030	Monthly	360
KS	Mortgage	6/15/2023	6.50%	7/1/2033	Monthly	240
KS	Mortgage	5/23/2023	6.00%	6/1/2033	Monthly	240
ME	Mortgage	1/1/2022	1.25%	2/1/2042	Monthly	480
ME	Mortgage	2/6/2020	4.75%	10/1/2039	Monthly	240
MI	Mortgage	1/1/2022	6.00%	1/1/2052	Monthly	360
MI	Mortgage	8/1/2020	7.26%	2/1/2027	Monthly	79
MI	Mortgage	10/9/2018	7.29%	11/1/2048	Monthly	361
MN	Mortgage	12/4/2023	5.00%	1/1/2034	Monthly	300
MN	Mortgage	9/1/2020	7.26%	2/15/2026	Semiannually	37
MO	Mortgage	6/1/2022	6.00%	6/1/2032	Monthly	300
MT	Mortgage	4/16/2025	9.00%	5/1/2035	Monthly	301
MT	Mortgage	4/1/2021	5.50%	4/1/2041	Monthly	301
NC	Mortgage	9/27/2022	5.75%	10/1/2032	Monthly	240
NY	Mortgage	11/17/2022	4.50%	11/17/2026	Quarterly	12
NY	Mortgage	6/30/2022	4.50%	7/1/2032	Monthly	300
NY	Mortgage	2/26/2019	7.00%	8/1/2034	Monthly	180
OH	Mortgage	1/6/2020	5.50%	9/1/2030	Monthly	118
VT	Mortgage	6/1/2022	6.50%	6/1/2032	Monthly	240
WA	Mortgage	12/18/2023	4.50%	1/1/2034	Monthly	300
WA	Mortgage	7/1/2021	6.00%	7/1/2031	Monthly	300
WI	Mortgage	5/14/2021	6.00%	6/1/2031	Monthly	240
WI	Mortgage	5/1/2020	7.33%	12/1/2028	Monthly	300
WV	Mortgage	4/30/2019	7.69%	5/1/2029	Monthly	240
IL	2nd Mortgage	6/1/2022	7.00%	6/1/2032	Monthly	240
ME	2nd Mortgage	1/1/2022	1.25%	2/1/2042	Monthly	480
MO	2nd Mortgage	6/1/2022	6.75%	6/1/2032	Monthly	120
NC	2nd Mortgage	12/4/2024	10.50%	1/1/2035	Monthly	241
OH	2nd Mortgage	8/1/2020	7.00%	9/1/2030	Monthly	348
WV	2nd Mortgage	4/30/2019	8.19%	5/1/2029	Monthly	299
MN	3rd Mortgage	5/1/2020	7.17%	2/15/2026	Semiannually	20
OH	3rd Mortgage	8/30/2024	8.00%	9/1/2034	Monthly	360
VA	Promissory Note	12/10/2021	6.50%	1/1/2027	Monthly	300
VA	Promissory Note	8/20/2021	6.00%	9/1/2031	Monthly	298

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Our two largest mortgage investments comprise a total of approximately 27% of our total mortgage financings (16% and 11% respectively). Our largest financing, of Diamond E. Ranch in Arizona, represents 16% of our total mortgages in principal value. However, 50% of that principal has been sold as a participation to an aligned partner organization, DIRT Capital, substantially reducing our exposure.

Future Mortgage Payments

The following table presents future mortgage payments (including principal and interest) due to Iroquois Valley over the next ten calendar years and thereafter as of May 1, 2026:

Period	Total Payments
2026*	$2,292,643.35
2027	$2,320,262.94
2028	$1,967,037.95
2029	$1,716,463.37
2030	$2,607,017.41
2031	$4,675,349.90
2031	$4,456,291.33
2033	$2,834,062.19
2034	$2,517,636.71
2035	$1,558,876.42
2036	$816,197.28
Thereafter	$10,721,278.36
$38,483,117.21

* 2026 reflects remaining payments expected from June 1, 2026 to December 31, 2026.

Operating Lines of Credit

The following table provides an overview of the operating line of credit investments made by us and held as assets in our portfolio as of May 1, 2026.

Borrower State	Record Type	Loan Origination Date	Nominal Interest Rate (at Current Date)	Loan End Date	Payment Frequency (Original)	Term (Original; by # of months)
IL	Operating Line of Credit	5/18/2022	10%	8/1/2025	Monthly	12
NY	Operating Line of Credit	7/19/2023	8.250%	7/1/2026	Monthly	36
WA	Operating Line of Credit	7/1/2021	8%	9/1/2025	Monthly	36

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Prospective Acquisitions

We anticipate using these offering proceeds to primarily purchase farmland and to provide mortgages. Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking, our newsletter, and our website. As a result, we can carefully select advantageous opportunities. We believe we could spend $50-$100 million per year on organic farmland investments over the next 2 years with sufficient capital support.

As of the date of this Offering, several prospective acquisitions are progressing through our evaluation process. These transactions will be funded through a mix of capital raised from this Offering, our unsecured impact investment notes, cash on our balance sheet and bank financing. The following table provides an overview of our probable prospective acquisitions as of March 31 2026:

State	County	Investment Type	Acres	Anticipated Investment
IN	Marshall	Crop Rotation	109.5	$1,237,637
Totals			109.5	$1,237,637

Competition

We believe that we have very few direct competitors—investment entities focused on supporting independent organic farmers. Indirectly, we compete with a variety of REITs and funds focused on agricultural investments. These competitors often have substantially greater financial and other resources than we have and may have substantially more operating experience than either us or our management team. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Two public REITs, Gladstone Land Corporation (LAND) and Farmland Partners Inc. (FPI), are notably focused on agricultural investments, but without an organic focus. We view these public farmland REITs as indirect competition given our focus on organic operations.

In addition to the public companies, the management team knows of several private investment entities focused on agriculture finance, including in some cases supporting organic or regenerative farmers. Some of these entities prioritize operating lines of credit and similar loan products, allowing us to reduce our exposure to that product while feeling confident that our farmer could access the financing they needed from aligned lenders. There may also be private individuals or entities that we are unaware of competing with us for suitable acquisitions. Because the demand for farmer-friendly organic and regenerative financing still exceeds the supply of capital, we believe many of these private funds are likely to serve as mission-aligned collaborators rather than competitors. We may enter a co-lending transaction with some of these mission-aligned entities, with the hope of leveraging such relationships to support more and larger projects while still meeting our underwriting standards for risk and diversification.

For our leased properties, our acquisition strategy has resulted in what we believe is a low vacancy rate (discussed in “Tenant Delinquencies and Related Matters,” below). We do not look for farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing and prospective organic farmers. Accordingly, it is common for Iroquois Valley to purchase conventional farmland identified for us by a prospective organic farmer tenant, and then promptly lease that property to the organic farmer who will bring the property through an organic transition and obtain USDA Organic certification. In other circumstances, we will acquire a property that is already certified organic or undergoing transition and keep the same tenant farm team on land they have been tending for generations.

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TENANT DELINQUENCIES AND RELATED MATTERS

If a current tenant is unable to pay, lease restructuring and/or additional investment in the farm (e.g., drainage, storage, fencing, soil amendments) are considered where those adjustments may be sufficient to retain the tenant. Declaring a default and re-leasing to another organic farmer is undertaken as the next level of resolution. Sale of a farm is the final option where no other better option has been successful.

Historical Vacancies. It is our policy to keep all farms leased on long-term, renewable contracts. Our leasing cycle typically starts on April 1st of each year, so to assess vacancies we look back at the 12 months prior to April 1st of a given year. If a farm was not under lease during the lookback window and we do not have a fully executed lease contract on April 1st then it is considered a vacant farm. Since 2020, we have had only 2 vacancies extending over a 12-month period, and as of March 31, 2026, have no vacancies.

Reserves and Past Due Accounts Receivable. As of December 31, 2025, we had four tenants with past-due rents that are deemed at high-risk of collection (categorized as default). We are actively working with these tenants to resolve past-due amounts. Additionally, we had one tenant past-due with moderate collection risk (categorized as at-risk). The Company estimates that accounts receivable of $17,173 as of December 31, 2025 will not be collected. Collection of all remaining lease-related receivables is probable. Although we believe that we will be able to achieve a resolution to mitigate the loss of revenue with all past-due amounts, there is a possibility that we will recognize significant losses of revenue with respect to these tenants.

Most of our leases are structured as semi-annual payments. Frequently, we will allow for deferment of the mid-year and year-end payment to allow for proceeds from the sale of the year’s harvest to cover rent. Our experience has been that this type of past due receivable is fully collectible. Note that if there are any variable rent payments, they are not due until production is sold.

Mortgages with a 90+ day delinquency represent approximately 7.8% of the Company asset base. This percentage is higher than in past years.

BORROWER DELINQUENCIES AND RELATED MATTERS

Loan Loss Reserves

The Company utilizes an internal risk rating system to evaluate credit risk. Credit risk ratings are based on current financial information, comparison against industry averages, collateral coverage, historical payment experience, and current economic trends. The Company uses the following definitions for credit risk ratings:

•	Performing - Loans not classified as Watch, At-Risk or Default.
•	Watch - Loans with payments that are 90 days past due or greater and designated for elevated attention. Indicates above-average risk.
•	At-Risk - Loans with an increased likelihood of default. These loans represent borrowers whose paying capacity makes full collection questionable.
•	Default - Loans that are currently failing to meet contractual obligations or for which the Company has temporarily waived certain contractual requirements. There is a high expectation of credit losses or write-offs on these loans.

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The following table summarizes the credit risk profile of the Company’s mortgage notes receivable and operating lines of credit receivable as of December 31, 2025 and 2024:

Summary of Mortgage Notes Receivable as of December 31, 2025 and 2024

	Outstanding	Outstanding
	Balance	Balance
	12/31/2025	12/31/2024

Performing	$10,688,230	$12,533,906
Watch	4,671,868	3,508,375
At-risk	4,278,157	8,636,375
Default	3,292,947	602,697

Total loans	$22,931,202	$25,281,353
Allowance for credit/loan losses	(107,991)	(107,122)
Net deferred origination fees	(80,620)	(96,336)

Net loans	$22,742,591	$25,077,895

Interest rate range	1.25 - 10.50%	1.25 - 10.25%
Maturity date range	2026-2052	2025 - 2052

Summary of Operating Lines of Credit as of December 31, 2025 and 2024

	Outstanding	Outstanding
	Balance	Balance
	12/31/2025	12/31/2024

Performing	$17,025	$421,751
Watch	–	–
At-risk	–	799,286
Default	622,863	307,893

Total loans	$639,888	$1,528,930
Allowance for loan losses	(1,557)	(4,045)
Net deferred origination fees	–	–

Net loans	$638,331	$1,524,885

Maximum available balance	$731,125	$2,234,125
Interest rate range	8.00 - 10.00%	5.00 - 8.25%
Maturity date range	2026 - 2026	2025 - 2026

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

See the linked sections below for Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ending December 31, 2025, covered by our most recent Annual Report on Form 1-K, which information is hereby incorporated by reference into this Offering Circular.

•	Form 1-K for the fiscal year ended December 31, 2025 (see Item 2)

DIRECTORS AND OFFICERS

BOARD OF DIRECTORS

Name	Position	Age	Term of Office
Dr. Anna Jones-Crabtree(1)	Chairperson of the Board of Directors	56	2025-2027
Ingrid Dyott	Director and Vice Chair	53	2025-2027
Dr. Stephen P. Rivard	Director and Co-Founder	72	2025-2028
Jeff Anderson(1)	Director	46	2025 - 2026 (2)
Dorothy D. Burlin	Director	58	2025-2027
Arnold W. Lau	Director	67	2023-2026 (3)
Joseph A. Mantoan	Director	72	2023-2026 (3)
Olivia Watkins	Director	31	2025-2028
Christopher Zuehlsdorff	Director and Chief Executive Officer	50	2026- 2029

(1)	Dr. Jones-Crabtree and Mr. Anderson are both tenant farmers of the Company. See “Conflicts of Interest,” below.
(2)	Mr. Anderson was appointed to the Board in 2025 to fill a vacant seat. He will be up for election for a full three year term at the Company’s 2026 Annual Meeting of the Stockholders.
(3)	Mr. Lau and Mr. Mantoan will not be seeking re-election when their respective terms end in 2026. Effective May 13, 2026, following the end of their terms, the size of the board will be reduced to seven, with no vacant positions.

Co-Founder and former CEO and Director David E. Miller is an Emeritus Director on our board, a non-voting position.

Our board of directors has business, finance, farming, advocacy, and health care expertise. Biographical information for our board of directors is set forth further below.

As of the date of this Offering Circular, our board of directors consists of 9 individuals who are typically elected to 3-year terms, with term lengths determined prior to the time of election. There are currently no vacancies on our board. The size of the board may range from 5-9 directors, and will be reduced to 7 directors on May 13, 2026 when Mr. Lau and Mr. Mantoan retire from the board at the end of their current terms. Directors are elected by shareholders at each annual meeting. If a vacancy arises, whether resulting from a departure of a director or creation of a new seat on the board, our Bylaws provide that the board, acting by a majority of the directors then in office, may appoint a new director who shall hold office until the next annual election of directors and until their successor is duly elected and qualified. Any director, or the entire board of directors, may be removed from office at any time with or without cause by the affirmative vote of the shareholders holding at least 66% of the voting power of all the shares of common stock of Iroquois Valley REIT then entitled to vote generally in the election of directors.

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RESPONSIBILITIES OF THE BOARD OF DIRECTORS

The board is responsible for managing the business and affairs of Iroquois Valley. The board is authorized, to the full extent of the law, the Certificate of Incorporation, and the Bylaws to exercise all such powers and do all such acts as may be done by Iroquois Valley REIT. This includes (but is not limited to) all such powers and acts of Iroquois Valley REIT in its capacity as manager of Iroquois Valley LLC. In addition, the board appoints and oversees the officers of Iroquois Valley REIT, Iroquois Valley TRS, and Iroquois Valley LLC.

COMMITTEES OF THE BOARD OF DIRECTORS

The board may delegate many of its powers to one or more committees. Currently, we have three committees: (1) Finance Committee; (2) Governance & Board Development Committee; and (3) Farm Impact & Stewardship Committee.

The board from time to time may form committees to accomplish a specific task. Upon completion of the task, the committee is typically disbanded. Additionally, the board may establish new standing committees at any time, in their discretion.

The Governance & Board Development Committee, chaired by Dorothy D. Burlin, performs similar functions to a compensation committee, among other responsibilities. The committee is advisory to the board of directors. The committee carefully reviews and considers matters under its purview, including compensation, and makes recommendations to the board for approval.

The Finance Committee, currently chaired by Joseph A. Mantoan through May 12, 2026, meets regularly with the Company’s independent auditors in order to establish a direct line of communication for the board. Beginning May 12, 2026, Mr. Jeffrey Anderson will serve as the Chair of the Finance Committee. The Finance Committee reviews the audit and comments to the Company from the auditors prior to the board’s review and makes a recommendation to the board prior to considering full board approval of the audit.

The Farm Impact & Stewardship Committee, chaired by Ms. Olivia Watkins, oversees the Company’s investment activities, including reviewing portfolio and pipeline alignment with strategic and impact goals. This committee also reviews and makes recommendations to the board relating to prospective investments or sales that exceed the authority delegated to management. The Farm Impact & Stewardship Committee also plays an essential role in assessing and furthering the Company’s broader impact objectives, for example by reviewing and supervising benefit and impact assessment and reporting by the Company.

EXECUTIVE MANAGEMENT TEAM

EXECUTIVE MANAGEMENT TEAM
Name	Position	Background	Experience
Christopher Zuehlsdorff	CEO	Investment Management	23 years
Donna Holmes	Managing Director, Investor Relations	Finance, Law, and Investor Relations	35 years
Alyssa Scher	VP, Finance and Administration	Farming and Accounting	13
Nora Chovanec	VP, Marketing and Communications	Marketing	15
Drew Blankenbaker	VP, Farmer Relations	Farming and Finance	18

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EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES AND SERVICE PROVIDERS

We treat the production of healthy foods on living soils as an ongoing business, not as a fund or specialized trading operation. We believe that our management’s extensive corporate experience is appropriately applied to managing risk factors and strategic planning for a growing industry that has few models to follow. Our management team actively manages the business for geographic, tenant, production, and overall capital diversification.

The tables below outline the officers for Iroquois Valley REIT and Iroquois Valley TRS and the officers and significant employees of Iroquois Valley LLC. Generally, all Iroquois Valley staff are hired by our operating company, Iroquois Valley LLC. Following the tables, biographies are provided for all the individuals listed.

IROQUOIS VALLEY FARMS LLC
Name	Position	Background	Age	Start of Term
Christopher Zuehlsdorff	Chief Executive Officer	Investment Management (23 years)	50	2/28/23
Donna Holmes	Managing Director, Investor Relations	Finance, Law, and Investor Relations (35 years)	65	6/7/21

IROQUOIS VALLEY FARMLAND REIT, PBC
Name	Position
Christopher Zuehlsdorff	Chief Executive Officer and Director
Donna Holmes	Corporate Secretary and Manager Director, Investor Relations

IROQUOIS VALLEY FARMLAND TRS, INC.
Name	Position
Christopher Zuehlsdorff	President
Donna Holmes	Secretary

Biographies of our board of directors, executive officers, and significant employees are as follows:

BOARD OF DIRECTORS

Dr. Anna Jones-Crabtree, Chairperson

Dr. Jones-Crabtree and her husband Doug own and manage Vilicus Farms, a first generation, organic, 13,000-acre dryland crop farm in Northern Hill County, Montana growing a diverse array of organic heirloom and specialty grain, pulse, oilseed and broadleaf crops under five and seven-year rotations. In thirteen seasons, Vilicus Farms grew from 1,280 acres to be a nationally recognized farm by using USDA’s beginning farmer programs, employing extensive conservation practices, and fostering unique risk sharing relationships with food companies and land investment firms. With over 26% of their land in non-crop conservation and 400 acres seeded to native pollinator habitat Vilicus Farms became Bee Better certified in 2019, Real Organic Project Certified in 2019, and has been transitioning towards Demeter Biodynamic certification.

Dr. Jones-Crabtree is a Donella Meadows Leadership Fellow and a recipient of the White House Greening Government Sustainability Hero Award. She holds a Ph.D. in Civil and Environmental Engineering with a minor in Sustainable Systems from Georgia Institute of Technology. Dr. Jones-Crabtree served on the USDA Secretary’s Advisory Council on Beginning Farmers & Ranchers, and currently serves on the Xerces Society Bee Better Advisory Board.  Anna recently retired after a 33 year career with the USDA Forest Service.

Anna and Doug, and their three Jack Russell Terriers are avid members of the Lentil Underground (http://lentilunderground.com/).

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Stephen P. Rivard, M.D., Co-Founder

Dr. Rivard earned his undergraduate and medical degrees from Loyola University of Chicago. He began a practice in the newest medical specialty at the time – emergency medicine. After thirty years, and having raised two children, he changed careers and founded Illinois Vein Specialists in Illinois in 2008, another growing medical specialty business. He also began diversifying his investments to focus on health and organic farmland. His interest in organic farming goes beyond profit. It also includes the mission of creating a more socially conscious and sustainable future for his children. Dr. Rivard is now conducting outreach with other physicians and health care professionals to bring attention to the varied health illnesses associated with the current food production system. Specifically, he is concerned about the growth of diabetes, food allergies and various cancer incidences that may be associated with food choices and agricultural production systems.

Dr. Rivard is a co-founder of Iroquois Valley and served as Chairperson of its Board of Directors until 2023.

Jeffrey Anderson

Mr. Anderson is a fifth-generation farmer (second generation organic farmer) in Northern Illinois and former accountant/auditor. He was raised on a 450-acre Illinois cattle farm that was converted to organic grain farming by his father in 1998. From 2012 to 2014, Mr. Anderson transitioned ownership and management of the farming operation from his father. In 2014, he became an Iroquois Valley tenant and is currently leasing five Iroquois Valley farms. Today, he and his business partner farm 6,000 acres organically throughout five counties in various rotations of corn, soybeans, wheat and oats.

From 2003 to 2024, Mr. Anderson worked in many fields of audit/accounting including public accounting, financial statement audit, internal controls and due diligence, most recently as the Director, Internal Audit for Navistar, Inc., where he led a team of internal audit professionals through annual risk assessments and internal audits.

Mr. Anderson and his wife Katherine have two daughters and a son and reside in North Aurora, IL. He is treasurer of the Board of his local youth baseball association. His academic credentials include a BS Accounting and MS Accounting from Northern Illinois University.

Dorothy D (“D.D.”) Burlin

Ms. Burlin currently serves as the chair of the Iroquois Valley Governance Committee. She is an advocate for sustainable, organic, and regeneratively grown foods. DD co-founded the angel investor group Sustainable Local Food Investment Group (SLoFIG), and was an early investor in Two Roads Farm, LLC which was ultimately merged into Iroquois Valley Farms in 2014. She began her career as a criminal defense attorney practicing in state and federal courts in Missouri and Illinois.

DD graduated from Dartmouth College (BA) and Georgetown University (JD).

Ms. Burlin serves as the Board Chair of the American Youth Foundation and also serves on the Board of Canopy Farm Management, LLC.

Ms. Burlin and her husband Johannes reside in Chicago, Illinois and also own a farm near Reeseville, Wisconsin.

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Ingrid Dyott

Ms. Dyott spent her entire career in sustainable investing, building a strong franchise at Neuberger Berman over 25 years. She was a Senior Portfolio Manager and co-head of Neuberger Berman Sustainable Equity team. Ms. Dyott is now an independent trustee of Impax Asset Management Funds.  She is an adjunct professor at Columbia University’s School of International and Public Affairs and an active participant of Columbia’s Sustainable Investing Research Institute. She currently serves as Board Chair for Arbor Rising, a non-profit funding and supporting promising social entrepreneurs. She is a board member of the Lily Auchincloss Foundation; an organization focused on supporting NYC nonprofits improving the lives of all New Yorkers.

Ms. Dyott earned an MBA from Columbia University and a BA from Bowdoin College. She lives with her family in New York and enjoys spending time outdoors.

Arnold Lau

Mr. Lau served as the Company’s Chief Administrative Officer (and previously its Chief Operating Officer) until 2023. He is also a private investor and independent securities trader. Born and raised in Honolulu, Hawaii, he earned his BA from Lawrence University, and an MBA from Northwestern University. He was previously a member of the Chicago Board Options Exchange from 1983 until 1999, and a member of the Chicago Board of Trade from 1985 until 2007. He is a life member of the Sierra Club and the Nature Conservancy. Mr. Lau has been an investor in Iroquois Valley or its precursors (Two Roads Farm LLC, Shelby County, Illinois) since 2009, a member of the Board since 2012, and served as Corporate Secretary from 2015-2021. He is 1 of the 9 original directors of the Company.

Joseph A. Mantoan

Mr. Mantoan was raised on his immigrant grandparents’ large-scale vegetable farm in Kankakee County Illinois. There he developed a lifelong love and connection to the natural world and an appreciation and joy for family farmers and healthy communities.

Mr. Mantoan joined the multinational consulting firm Accenture in 1976 and served almost 30 years in various North American and International leadership roles. In 2004, he returned to his roots and began to work in farmland preservation and became an advocate for ecological farming. He received his BA and MA in Accounting from the University of Illinois.

Mr. Mantoan formerly served as Chairman of the Board of Healing Soils Foundation, and currently holds various leadership roles at non-profit organizations including Wellspring Organic Farms, Riveredge Nature Center, and Cedar Lakes Conservation Foundation. He has been a member of the Board of Directors of Iroquois Valley Farmland REIT since 2019.

Mr. Mantoan and his wife, Laura, own 200 acres of certified organic farmland in Washington County, Wisconsin. Since 2010, the farm has been managed by his son, based on rotational grazing and a permaculture keyline water system design. Several conservation and educational workshops have been conducted at the farm over the years. Mr. Mantoan resides in Whitefish Bay, Wisconsin.

Olivia Watkins

Olivia Watkins (she/her) is Co-Founder and President of Black Farmer Fund, a community-governed investment fund supporting Black farmers and food businesses across the Northeast. She serves on the Board of Iroquois Valley Farmland REIT and is co-recipient of the 2023 James Beard Humanitarian of the Year Award. Olivia’s work focuses on creating equitable access to capital and land for farmers and food businesses building regenerative food systems.

Olivia holds an MBA in Financial Management from North Carolina State University and a BA in Environmental Biology from Barnard College, Columbia University. She brings deep expertise in impact investing, agricultural finance, and building equitable pathways for farmers to access the resources they need to steward land and build thriving food businesses.

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Christopher Zuehlsdorff, Chief Executive Officer

Chris serves as Chief Executive Officer at Iroquois Valley, where he combines his investment management experience and agricultural background in support of the strategic vision of the organization.. Prior to joining Iroquois Valley, Chris was Senior Managing Director and Co-Head of Global Investments at EnTrust Global, an alternative investment firm based in New York. He was a member of the Management Committee and the Global Investment Committee. As a senior investment professional, Chris covered most asset classes and investment strategies across both public and private markets.

Chris grew up on a family dairy farm in Minnesota and maintained an interest in food and agriculture throughout his career. Since 2016, Chris has been a board member at The Glynwood Center for Regional Food and Farming, a non-profit organization supporting regional food and farming in New York’s Hudson Valley.

Chris graduated with an MBA in Finance and Accounting from Carnegie Mellon University in 2003 and a BA in Economics and Mathematics from Saint Olaf College in 1998. He is a CFA® Charterholder.

David E. Miller, Co-Founder and Emeritus Director

After a 30-year career in corporate finance and real estate, Mr. Miller returned to his native Illinois landscape in 2005 by purchasing a 10-acre farm from a family estate of his relatives. Keeping the farm in the family, he reconnected with local relatives and friends farming organically. In 2007, he co-founded Iroquois Valley Farms LLC to enable a new generation of farmers and investors to support healthy food production.

Prior to developing sustainable farmland ventures, Mr. Miller held executive positions at Bank of America, Santa Fe Southern Pacific, and First Chicago Corporation, which involved the management and oversight of real estate and capital equipment leasing portfolios. In 2008 he formed Working Farms Capital, an entity seeding new ventures in sustainable agriculture while providing transitional farm management services.

Mr. Miller is a 1975 graduate of Loyola University of Chicago and a 1978 graduate of Columbia University’s Graduate School of Business. Mr. Miller views education as the primary key to changing the health and economics of current food production systems. Mr. Miller is a founding member of the advisory board for Loyola University’s Institute of Environmental Sustainability and is a recipient of the Institute’s first Damen Award, recognizing his services related to positive environmental change. He continues to restore his small organic farm in Iroquois County, a family heritage since 1875, now being transitioned to native prairie and permaculture production.

Mr. Miller is a co-founder of Iroquois Valley and served as its Chief Executive Officer until 2021. Miller is currently an Emeritus Director on our board of directors, a non-voting position.

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Executive Officers and Significant Employees

Chris Zuehlsdorff, Chief Executive Officer

Biography included in Board of Directors section above.

Donna Holmes, Managing Director, Investor Relations

Ms. Holmes joined Iroquois Valley in 2021 and leads efforts to share the Company’s vision and investment strategy with current and prospective investors. With a background in law and finance and a strong passion for organic agriculture, she focuses on expanding the investor base and cultivating a community of like-minded, values-driven investors. She is deeply committed to Iroquois Valley’s triple-bottom-line approach, working to achieve social, environmental, and financial returns. Ms. Holmes has also served as the Company’s Corporate Secretary since 2021.

Prior to joining Iroquois Valley, Ms. Holmes held business development and investor relations roles at three alternative asset management firms. Earlier in her career, she practiced law, specializing in tax and ERISA matters.

Ms. Holmes earned a Bachelor of Science in Accounting and a Juris Doctor from Syracuse University, College of Law, and a Master of Laws in Taxation from New York University. She is a CAIA Charterholder and an FSA Level I Certificate Holder. Ms. Holmes is a member of the Board of Directors of the Organic Farming Research Foundation.

Ayssa Scher, Vice President, Finance and Administration

As the VP of Finance & Administration, Alyssa focuses on the financial viability and structure of all potential lending opportunities. She loves that her position helps create pathways for farmers and their families to live out their dreams and mission. Prior to joining Iroquois Valley in 2020 as an Underwriter, Alyssa worked in the tax and accounting field; specializing in tax preparation, bookkeeping and succession planning for farming operations. Alyssa holds a BS in Accounting from Ball State University. She resides in Northeast Indiana with her husband and four children where they are an active part of their family’s 4th generation farm.

Nora Chovanec, Vice President, Marketing and Communications

As the VP of Marketing & Communications at Iroquois Valley, Nora focuses on showcasing the stories and impact of our dedicated farmers, who cultivate organic practices that enrich our natural world.

As an award-winning creative director, marketing specialist, and multidisciplinary designer, she brings expertise honed across diverse sectors including environmental conservation, LGBTQ+ advocacy, health equity, and food systems. Previously, Nora served as a Creative Director at the digital agency Threespot, worked as a Designer + Researcher for Maya Lin’s environmental memorial “What Is Missing?”, held the role of Deputy Director of Texas Farmers’ Markets, and built a diverse freelance portfolio of impactful multimedia stories for organizations across the U.S. and abroad.

Nora completed the five-year combined-degree program at Tufts University and the School of the Museum of Fine Arts, Boston, earning a BFA in Fine Art and BA in International Women’s Studies with Honos Civicus distinction. Originally from Oregon, she presently resides in Los Ranchos de Albuquerque, NM, with her husband, their cherished cat Pamuk, and a plethora of pollinators in their native garden patch.

Drew Blankenbaker, Vice President, Farmer Relations

As the VP of Farmer Relations at Iroquois Valley, Drew works directly with farmers focused on organic crop systems and ensures that they have the means to invest in their soil and business operations for the long-term. He has spent the last two decades actively engaged in agriculture and rural community development, from running a diversified vegetable and livestock operation to leading coalitions and collaboratives focused on restoring access to farmland, rebuilding agriculture’s missing middle, and revitalizing regional food economies. He is most passionate about inspiring and developing the audacious farmers and food system leaders of tomorrow. In addition to his work at Iroquois Valley, Drew serves his community as a school board trustee and holds leadership roles for various land use boards and commissions. Drew received his Master’s in Public Administration from the University of Idaho and a Bachelor of Arts in Environmental Studies from the University of Montana. When not touring the partner farms of Iroquois Valley, Drew can be found skiing, running backcountry trails, or paddling the rivers and lakes of western Montana with his family.

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MANAGEMENT COMPENSATION

BOARD COMPENSATION

Members of the Iroquois Valley REIT board who are not employees are entitled to receive a stipend and stock grants for their service as directors, subject to the Non-Employee Director Compensation Policy, most recently amended on December 13, 2023. Directors who are also employees or contractors of the Company are typically paid for their work as employees or contractors, as applicable, but are not additionally compensated for their service as directors.

Compensation paid to Non-Employee Directors for the years ending December 31, 2025 and December 31, 2024 is listed below.

Director	Total Stipend	Equity Award	Option Award	All Other Compensation	Total Compensation
Anna Jones-Crabtree	$37,000	$2,500	–	$20.19	$39,520
Ingrid Dyott[1]	$34,000	$2,500	–	$20.19	$36,520
Olivia Watkins	$31,000	$2,500	–	$20.19	$33,520
Jeff Anderson	$31,000	$2,500	–	$20.19	$33,520
DD Danforth	$29,800	$2,500	–	$20.19	$31,520
Stephen Rivard	$28,000	$2,500	–	$20.19	$30,520
Joseph Mantoan	$32,000	$2,500	–	$20.19	$34,520
Arnold Lau	$28,000	$2,500	–	$–	$30,500

_____________________

1 Received 42.9479 shares as part of their 2025 compensation under the terms of the Company’s Director Compensation Policy. The fair value of the equity award was computed in accordance with ASC Topic 718, based on the Company’s stock price and the probable outcome of the service conditions as of the grant date. The awards vest upon the earlier of the anniversary of the grant date or the date of the next annual meeting of stockholders. The Company assumes all directors will complete 6 months of board service required for the award to vest.

2. Eligible directors received $20.19 in dividends in 2025 attributable to the equity awards granted to them in this year.

2024

Director	Total Stipend	Equity Award[1]	Option Award	All Other Compensation[2]	Total Compensation
Joseph A. Mantoan	$32,000	$2,500	–	$11.58	$34,512
Anna Jones-Crabtree	$31,750	$2,500	–	$11.58	$34,262
Olivia Watkins	$30,750	$2,500	–	$11.58	$33,262
Ingrid Dyott	$29,500	$2,500	–	$11.58	$32,012
Stephen Rivard	$28,000	$2,500	–	$11.58	$30,512
DD Burlin	$21,750	$2,500	–	$11.58	$24,262
Arnold Lau	$14,750	$–	–	$–	$17,250

_____________________

1 All independent directors received 21.3675 shares as part of their 2024 compensation under the terms of the Company’s Director Compensation Policy. The fair value of the equity award was computed in accordance with ASC Topic 718, based on the Company’s stock price and the probable outcome of the service conditions as of the grant date. The awards vest upon the earlier of the anniversary of the grant date or the date of the next annual meeting of stockholders. The Company assumes all directors will complete the one year of board service required for the award to vest.

2 Eligible independent directors received $11.58 in dividends in 2024 attributable to the equity awards granted to them in the prior year.

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NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The full text of the Non-Employee Director Compensation Policy is attached hereto and is incorporated herein by reference. The following is a summary of the Non-Employee Director Compensation Policy, qualified in its entirety by the contents of the Non-Employee Director Compensation Policy itself.

Guiding Principles: The Company seeks to retain the skills, knowledge, and network of an engaged and diverse board of directors. We believe that by awarding non-employee board members compensation we can attract and retain more talent to our board, which will further our mission and public benefit goals.

Eligibility: Only non-employee directors or members of authorized and chartered board committees that are not employees are eligible for compensation.

Cash Compensation: Each eligible individual will receive annual cash retainer amounts depending on their role, as further described in the Non-Employee Director Compensation Policy.

The Company will continue to reimburse directors for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board meetings and shareholder meetings.

Equity Compensation: Each non-employee director will receive an annual equity award of common stock of the Company in an amount equal to $5,000 in value, based on the most recently publicly announced share value of the Company’s common stock. Shares will be granted each year on the date of the Company’s annual meeting of the stockholders and shall vest at the sooner of 12 months from the date of grant or the next year’s annual meeting of the stockholders. Where a non-employee director’s service terminates prior to vesting for any reason, all unvested shares shall be immediately cancelled.

Ability to Decline or Donate Compensation: Any individual entitled to compensation under the Non-Employee Director Compensation Policy may decline all or any portion of such compensation or direct the Company to remit some or all their cash compensation directly to a non-profit organization of that individual’s choosing.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

We compensate our executive officers and employees typically through salaries and, on occasion, equity or option grants in Iroquois Valley REIT. All our staff are eligible for performance-based bonuses. No grants or options were issued or granted to any directors or executive officers in calendar year 2017 - 2023. In 2024, CEO Chris Zuehlsdorff was granted $15,000 in common stock (~140 shares) as a bonus for his service in 2023, and in 2025, Mr. Zuehlsdorff was granted $4,000 in common stock (~34 shares) and $4,000 as a bonus for his service in 2024. No other stock or options have been granted to employees or officers in the past 3 years.

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Compensation paid to named executive officers for the years ending December 31, 2023, December 31, 2024, and December 31, 2025 is listed below.

Name	Position	2023 Salary	2023 Bonus
Chris Zuehlsdorff	COO, CEO, and Director[4]	$154,167	$15,000
Mark D. Schindel	CFO[1]	$130,208	$4,000
Donna Holmes	Managing Director, Investor Relations	$118,333	$9,500
Arnold Lau	Director and CAO[2]	$58,500	$5,000
Andy Ambriole	Managing Director, Farmland Investments, and Director[3]	$36,458	$1,500
William Stoddard	CEO5	$31,250	None

Name	Position	2024 Salary	2024 Bonus
Christopher Zuehlsdorff	CEO	$192,833	$8,000
Andy Ambriole[3]	Managing Director, Farmland Investments	$154,833	$5,000
Donna Holmes	Managing Director, Investor Relations	$145,000	$12,000
Joseph A Mantoan[7]	Principal Financial Officer	–	–

Name	Position	2025 Salary	2025 Bonus	2025 Stock Awards
Chris Zuehlsdorff	CEO, and Director4	$211,458	$4,000	$4,000
Donna Holmes	Managing Director, Investor Relations	$147,708	$12,000	None
Nora Chovanec	VP, Marketing & Communications	$99,792	$7,500	None
Drew Blakenbaker	VP, Farmer Relations	$96,458	$8,500	None
Alyssa Scher	VP, Credit & Property Management	$96,458	$8,500	None
Joseph A Mantoan[7]	Principal Financial Officer	None	None	$5,000

[1]	Mr. Schindel served as CFO until February 13, 2024. He no longer serves in any role at the Company.
[2]	Mr. Lau served as COO from January 1, 2022 – July 5, 2022. He served as Chief Administrative Officer from July 6, 2022 –December 31, 2023. He now serves solely as a Director of the Company.
3	Mr. Ambriole served as Managing Director, Farmland Investments from September 2023 through February 2025. He no longer serves in any role at the Company.
[4]	Mr. Zuehlsdorff has served as Chief Executive Officer since February 28, 2023. He also serves as a Director of the Company.
[5]	Mr. Stoddart served as CEO from July 11, 2022 – February 27, 2023. He no longer serves in any role at the Company.
[6]

2023 Bonus for Mr. Zuehlsdorff includes an award of $15,000 in common stock (~140 shares). Although determined and awarded by our board of directors in 2024, this discretionary bonus related to Mr. Zuehlsdorff’s service in 2023. Mr. Zuehlsdorff’s 2024 compensation includes a $4,000 bonus and an award of $4,000 in common stock (~34 shares). Although determined and awarded by our board of directors in 2025, this discretionary bonus related to Mr. Zuehlsdorff’s service in 2024. The fair value of the stock award was computed in accordance with ASC Topic 718, based on the Company’s stock price and the probable outcome of the service conditions as of the grant date. The award fully vested upon grant.

7Mr. Mantoan is a member of the board of directors and chair of the finance committee. His Other Compensation reflects his compensation as a non-employee director, further detailed in the charts depicting 2024and 2025 Board Compensation, above. Mr. Mantoan did not receive any compensation for his role as the Principal Financial Officer.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Governance Committee performs equivalent functions to a Compensation Committee. The Governance Committee is chaired by D.D. Burlin, and currently includes Directors Ingrid Dyott, Dr. Anna Jones-Crabtree, and Dr. Stephen P. Rivard. None of these individuals served as employees or executive officers of the Company in 2025, nor do any currently serve as employees or executive officers.

OPTION AGREEMENTS WITH CERTAIN NAMED EXECUTIVE OFFICERS AND EMPLOYEES

Options at one time represented an important incentive structure for our management team and had been issued to certain officers and employees. As cash salaries of our employees have increased, the use of stock grants and options has decreased. The Company adopted an Equity Incentive Plan in 2023, authorizing the grant of stock or options as compensation, however the Company has not yet made such grants a regular part of its employee compensation plan and has never issued options under this plan. One individual, Former CEO and Director David E. Miller exercised 3,800 of his options in August and September 2025 and in February and March 2026 via a cashless exercise. Mr. Miller has no unexercised options as of the date of this Offering. Mr. Miller is no longer an Executive Officer nor an employee of the Company and has a non-voting Director Emeritus role on our board.

There was no option-based compensation expense recognized in the statement of income for the year ending December 31, 2024. Mr. Miller’s option value for 2,800 options exercised in 2025 was recognized as compensation in the year ending December 31, 2025.

The fair value of each option we have granted is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 – 15 years).

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

•	Expected life:	10 – 15 years
•	Risk-free interest rate:	1.78% – 3.47%
•	Expected dividends:	0.00%
•	Volatility:	10% – 29%

FEES RELATING TO FARMLAND INVESTMENTS

Iroquois Valley LLC may receive reasonable market-based acquisition or closing fees associated with acquisitions or re-financings. These fee amounts may change from time to time within the sole discretion of the board. Please note that although we believe these fees to be fair and reasonable, the amounts are not determined through arm’s-length negotiations.

1)       Acquisition Fee upon Purchase of Property.

Iroquois Valley LLC may receive an acquisition fee upon the purchase of any real estate property in the amount of 0.5% to 3% of the purchase price for such property. To date, the Company has not earned an acquisition fee upon the purchase of any property in the portfolio.

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2)       Loan Brokerage Commissions / Loan Origination Fees (Points).

Iroquois Valley LLC charges a loan origination fee upon closing of a new mortgage or line-of-credit financing. If the borrowers have requested that the term of the loan be extended or refinanced, Iroquois Valley LLC may collect loan extension fees for maturing loans from the borrower. Actual fees collected during the two most recently completed fiscal years are as follows:

	2024	2025
Loan Origination Fees	$34,633.75	$2,375

Note that in 2025, we only issued one mortgage.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of March 31, 2026, the amount of our common stock beneficially owned by our directors and named executive officers individually and as a group. Each person named in the table has sole voting and investment power with respect to all the shares of our common stock shown as beneficially owned by such person. The address of each named person is c/o Iroquois Valley Farmland REIT, PBC, 1720 W Division St., Chicago, IL 60622. No common shares beneficially owned by any director or executive officer have been pledged as security for a loan.

Officers and Directors	Shares	% Ownership(1)
Dr. Stephen Rivard	14,094	1.24%
Arnold Lau	3,932	0.34%
Ingrid Dyott	3,351	0.29%
Chistopher Zuehlsdorff	982	0.09%
Dorothy Burlin	826	0.07%
Donna Holmes	712	0.06%
Joseph Mantoan	374	0.03%
Dr. Anna Jones-Crabtree	313	0.03%
Olivia Watkins	174	0.02%
Jeffery Anderson	413	0.04%
All officers and directors as a group	25,171	2.21%
total outstanding	1,140,649	100.00%

(1)	Percentage of beneficial ownership is based upon 1,140,649 shares of Iroquois Valley REIT’s common stock outstanding as of March 31, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which they have no economic interest. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The following table shows, as of March 31,2026, the identities of and amount of our common stock held by those persons known to us to be the beneficial owners of 5% or more of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	SPARTA24 LTD Alon Gonen, Principal 29 Hatamar Street Ein Ayala, Israel 3082500	Direct Ownership of 79,747 Shares	6.96%
Common Stock	Peterffy Foundation Christopher Upzen, Secretary 777 S. Flager Dr. E. Tower No. 1001 West Palm Beach, FL 33401	Direct Ownership of 65,797 Shares	5.74%

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CONFLICTS OF INTEREST

The following briefly summarizes the material potential and actual conflicts of interest which may arise from our overall activities but is not intended to be an exhaustive list of all such conflicts. The scope of our activities may give rise to conflicts of interest in the future that cannot be foreseen or mitigated at this time. A description of our Conflict of Interest Policy is included in the section titled “Policies with Regards to Certain Activities.”

MANAGEMENT’S DEVOTION OF TIME AND RESOURCES OF THE COMPANY

Our directors and officers will devote such time as they, in their sole discretion, deem necessary or appropriate to carry out our operations. Our directors and officers, directly and indirectly, are involved in other businesses and endeavors and are under no obligation to devote their full-time efforts to our business. For example, two board members are active farmers. The Company’s policy is that the percentage of portfolio farmers represented on the board shall not exceed 33% of the total number of directors on the board at the time of appointment. Our board believes, however, that each director and officer will have sufficient time to perform their current duties. Nonetheless, there may exist certain conflicts of interest in the allocation of resources by any director and officer, between our activities and other related or unrelated activities of the directors and officers, and their respective affiliated entities.

RELATIONSHIPS BETWEEN THE PARTIES

1.	Our corporate structure has been determined by us and is not the result of “arm’s-length” negotiations.

2.	The Company, its shareholders, its subsidiaries, and the board are not represented by separate legal counsel. Counsel to Iroquois Valley REIT does not represent the shareholders and will not represent them after the closing of this Offering. Each investor in this Offering is encouraged to retain separate counsel for all matters pertaining to this Offering. Should a dispute arise among Iroquois Valley REIT, its shareholders, and the board, or should there be a necessity in the future to negotiate and prepare contracts or agreements involving Iroquois Valley REIT, the board may retain separate counsel for such matters or may elect to retain the board’s counsel as Company counsel for any such matters.

3.	Iroquois Valley may receive commissions and fees in connection with the purchase and sale of assets, financings, and re-financings of farmland investments, including originating and servicing the loans. We believe this compensation is fair and reasonable, but generally it is not based on “arm’s-length” transactions. Iroquois Valley and others will also earn fees, profits, and compensation based on the performance of the Company and profits generated from farmland investments, which in turn may provide incentive for Iroquois Valley REIT, as manager of our operating company, to take considerable risk in pursuit of returns and incentive to take actions in light of this potential compensation.

4.	Our directors and officers, and their respective affiliates, may hold promissory notes from Iroquois Valley LLC and common stock of Iroquois Valley REIT. Rights of these persons as noteholders or shareholders, respectively, could influence their decision-making in connection with the management of Iroquois Valley and with respect to the farmland investments.

5.	To the extent permissible by law, we will indemnify our directors and officers, and any of our affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of their duties under our charter documents. If we become obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to shareholders or invested in further properties. To the extent these indemnification provisions protect the board, and affiliates, agents, or attorneys at the cost of Iroquois Valley, its shareholders, and/or creditors, a conflict of interest may exist.

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POTENTIAL CONFLICTS OF INTEREST RELATED TO SPECIFIC MEMBERS OF OUR MANAGEMENT TEAM

1.	Mr. Anderson is a member of our board of directors and the lessee of five of our farms (South Grove, Tower Road, Battle Creek, Harms and Wright Farm). Mr. Anderson’s farm is expected to pay a minimum of $197,000 in rent to the Company each year. As of January 1, 2025, the projected future rent that Mr. Anderson will pay the Company is approximately $591,000. There could be a future conflict of interest arising from Mr. Anderson’s roles as a director and tenant of these farms.

2.

Dr. Jones-Crabtree, a member and Chairperson of our board of directors, is the lessee of three of our farms (Bahasaba, Hi-Line and Cottonwood). Taken together, Dr. Jones-Crabtree’s farms are expected to pay a minimum of $62,000 in rents to the Company and its affiliates each year. As of January 1, 2025, the projected future rent that Dr. Jones-Crabtree will pay the Company is $ 160,000. As such there could be a future conflict of interest arising from Dr. Jones-Crabtree’s roles as a director and farm tenant.

3.	Ms. Scher serves as Vice President, Finance and Administration and her spouse is a lessee of one of our farms (Close Farm). Mr. Scher’s farm is expected to pay a minimum of $20,000 in rent to the Company each year. As of January 1, 2025, the projected future rent that Ms. Scher’s spouse will pay the Company is approximately $40,000. TThere could be a future conflict of interest arising from Ms. Scher’s roles as an employee and her spouse’s tenancy on the farms.

DIRECTOR INDEPENDENCE

Our board of directors has undertaken a review of the independence of each director in accordance with the information required by Item 23 of Regulation S-K, which asks us to “Furnish the information required by Items 404 and 407(a) of Regulation S-K (§§229.404 and 229.407(a) of this chapter).” Although we are not currently a publicly traded company, we have elected to apply the standards of Rule 5600 of the NASDAQ Listing Rules in evaluating director independence.

Based on this review, our board of directors has affirmatively determined that as of the date of this Offering Circular, 7 of our 9 current directors qualify as an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2), as listed below.

Our board of directors has determined that Christopher Zuehlsdorff, CEO of the Company, would not be considered independent because he is an employee of the Company in accordance with Nasdaq Listing Rule 5605(a)(2)(A). Under the definition, and in consideration of Mr. Zuehlsdorff’s status as an employee, Mr. Zuehlsdorff has been considered a non-independent director for the past three years.

Our board of directors has also determined that Jeff Anderson would not be considered independent under Nasdaq Listing Rule 5605(a)(2)(D) because he has made payments to the Company for property in excess of 5% of the Company’s consolidated gross revenues for the fiscal year ending 2025. As Mr. Anderson was appointed in April of 2025, this is the only relevant year for determining his status as an independent board director.

Name	Independent Director Status	Length of Status
Jeff Anderson	Not Independent	2025-Present
Dorothy D. Burlin	Independent	Since appointment to board
Ingrid Dyott	Independent	Since appointment to board
Dr. Anna Jones-Crabtree	Independent	Since appointment to board
Arnold W. Lau*	Independent	2024-Present
Joseph A. Mantoan*	Independent	Since appointment to board
Dr. Stephen P. Rivard	Independent	Since appointment to board
Olivia Watkins	Independent	Since appointment to board
Christopher Zuehlsdorff	Not Independent	2023-Present

* Retired from our board effective May 12, 2026.

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POLICIES WITH REGARDS TO CERTAIN ACTIVITIES

The following is a discussion of certain policies we have adopted and by which we abide. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

STOCK REDEMPTION PROGRAM

The full text of the Company’s Stock Redemption Program is attached as an exhibit to this Offering Circular and is incorporated herein by reference. The following is a summary of the Stock Redemption Program, qualified in its entirety by the contents of the Stock Redemption Program itself:

Purpose: The program is intended to provide some limited liquidity for our stockholders. Without the Stock Redemption Program, our stockholders would generally be required to hold their shares of common stock for an indefinite time period because (i) there is no established trading market for the shares; (ii) we do not anticipate that a secondary trading market for the shares will develop; and (iii) we do not have a pre-established liquidation date or other established liquidity event (such as listing the shares on a securities exchange, merger with a publicly traded company, or sale in a privately negotiated transaction).

Eligible Shares: The Stock Redemption Program is open to all stockholders. Stockholders must have held the shares of common stock to be redeemed for at least five years to redeem such shares in the Stock Redemption Program. Stockholders must redeem a minimum of 100 shares of common stock to participate in the Stock Redemption Program; provided that if a stockholder owns less than 100 shares, the stockholder may participate if the stockholder redeems all of the shares then owned by the stockholder.

Shares purchased in this Offering are subject to the full five-year holding period from the date of purchase, irrespective of whether the purchasing stockholder has previously purchased shares of the Company. Any shares received as a result of reinvestment of dividends from the Company are, for redemption eligibility purposes only, considered purchased as of date the original shares were purchased.

Redemption Periods: There will be four redemption periods every 12 months, each running for a three-month period: January 16-April 15, April 16-July 15, July 16-October 15, and October 16-January 15. Stockholders may withdraw a request for redemption at any time in writing delivered to the Company at least 10 calendar days prior to the end of the applicable redemption period.

The Company will issue payments for redeemed shares within three business days after the end of the applicable redemption period, or up to five business days when there is an oversubscription in a given redemption period. All shares of common stock redeemed by the Company through the Stock Redemption Program will be immediately cancelled and returned to the status of authorized but unissued shares.

Number of Shares Repurchased: The number of shares to be repurchased by us during each redemption period will not be more than 1.5% (or approximately 6% annually) of the number of shares of common stock of the Company outstanding as of the first day of the applicable redemption period. If the volume limitation is reached in any given redemption period, we will make redemptions under the Stock Redemption Program on a pro rata basis. A stockholder whose entire redemption request is not honored will automatically be considered to have made a redemption request for the remaining shares in the subsequent redemption period, subject to their right to withdraw such a request.

Repurchase Price: The repurchase price of the shares under the Stock Redemption Program will be based on the current board-approved price for shares of our common stock at the time of redemption. The Company currently reviews and announces a new share offering price twice a year, typically in the late winter and summer, although the timing and pace of such share price changes may be altered in the future. At no time will the repurchase price exceed the current board-approved price. The repurchase price will be the same for all shares redeemed during a given redemption period and the repurchase price will be paid in cash.

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Material Disclosures: All material information relating to our Stock Redemption Program will be fully and timely disclosed (i) to our stockholders and (ii) in our offering materials. Modifications, suspensions, or terminations of the Stock Redemption Program will be promptly disclosed in Current Reports filed with the SEC, and stockholders will be notified in writing at least 30 days prior to the effective date of the modification, suspension, or termination. We will not solicit redemptions under the Stock Redemption Program other than through disclosure in our offering materials and Current Reports filed with the SEC disclosing the terms of the Stock Redemption Program, and through further communications as necessary to announce a modification to, or suspension or termination of, the program. Stockholders desiring to submit for redemption all or a portion of their shares of common stock will do so of their own volition and not at the behest of, invitation or encouragement of the Company. The role of the Company in effectuating redemptions under the Stock Redemption Program will be ministerial.

No Market: We are structured as a perpetual-life entity and have no current intention to list our shares of common stock on an exchange or other trading market. No established regular trading market for our shares of common stock currently exists. Our Stock Redemption Program will be amended or terminated if our shares of common stock are listed on a national securities exchange or included for quotation in a national securities market, or in the event a secondary market for shares of our common stock develops.

Role of the Board of Directors: A determination by the board of directors to terminate, amend, or suspend the Stock Redemption Program will require the affirmative vote of a majority of the members of the board.

Additional Compliance: The Stock Redemption Program is intended to allow us to make repurchases of shares of our common stock in a manner that such redemptions do not constitute an issuer tender offer subject to the Exchange Act Rule 13e-4. Furthermore, the Stock Redemption Program is also intended to be exempt from Rule 102 of Regulation M to permit us to repurchase shares of our common stock while we are engaged in a distribution of shares of common stock. We intend to take action as requested by the SEC to be in conformity with the foregoing.

DIVIDEND REINVESTMENT PLAN (“DRIP”)

Of the $65,000,000 in shares we seek to sell through this Offering, $1,000,000 of these shares are reserved for distribution through our DRIP pursuant to Rule 251(d)(3)(i)(B) with the remainder allocated to this continuous offering of our shares to the public, subject to the limitations herein. The full text of the DRIP is attached as an exhibit to this Offering Circular and is incorporated herein by reference. The following is a summary of the DRIP, qualified in its entirety by the contents of the DRIP itself:

Participation in Dividend Reinvestment Plan: Any stockholder that is an accredited investor (as defined under Rule 501 of Regulation D of the Securities Act of 1933) may participate in the DRIP. For any stockholder that elects to participate (each, a “Participant”), all cash dividends (“Distributions”) on their shares will be reinvested by the Company in the form of newly issued shares of common stock of the Company. To participate, a stockholder must complete an enrollment form or other Company-approved authorization form. A stockholder may enroll at the time of subscription for shares under this Offering. Upon enrollment, 100% of a Participant’s shares are enrolled in the DRIP.

Share Price: Shares purchased through the DRIP will be priced at the share price most recently announced in a public filing with the SEC (the “Current Offering Price”). The number of shares to be credited to each Participant’s account will be determined by dividing the dollar amount of the Distribution by the Current Offering Price. Shares will be purchased through the DRIP on the date that the Company makes a Distribution, subject to certain limitations including the availability of either an effective registration statement or exemption from registration. The Company will not pay sales commissions on shares of common stock purchased in the DRIP. The Company will send Participant’s notice of their total dividend and corresponding shares to be issued under the DRIP prior to the date the shares are issued and shall confirm in writing to the shareholders that such shares have been issued. These notices shall include links to the most recent Offering Circular.

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Limitations on Participation: Participation is limited to accredited investors only. A Participant shall not be able to acquire shares under the DRIP to the extent such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter documents. Further, issuance of shares under the DRIP is subject to the determination by the Company that there is either an effective registration under applicable federal and state laws regulating the offer and issuance of securities with respect to the shares issuable under the DRIP, or that there are available exemptions from such registration available to the Company. Where no such registration, qualified offering, or other applicable exemption is available, the Company may make the distribution in cash (even to those shareholders that are enrolled in the DRIP).

Currently, the Company issues shares to Participants as part of this Regulation A+ Offering. Accordingly, shares issued under the DRIP are subject to the offering limit set forth in this Offering Circular. The minimum investment required under the Regulation A+ Offering shall be waived for any purchases made through the DRIP.

Voting: Shares issued through the DRIP shall be common stock and entitled to all voting rights available to common stock of the Company in connection with any matter requiring the vote of the Company’s stockholders.

Tax Consequences of Participation: The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRIP, including relating to the fact that for tax purposes, Participants will be treated as if they have received the Distribution from the Company in cash and then applied such Distribution to the purchase of additional shares of common stock. Prospective participants should consult their tax advisors prior to enrolling in the DRIP regarding the tax consequences of their participation based on their individual circumstances.

Termination of Participation: A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice. For administrative reasons, a withdrawal from participation in the DRIP will be effective with respect to a Distribution only if written notice of termination is received by the Company at least five business days prior to the date of payment of such Distribution.

Amendment or Termination of DRIP by the Company: The Company may amend or terminate the DRIP for any reason upon 30 days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 1-U or in its annual or semi-annual reports, all publicly filed with the SEC or (b) in a separate written electronic correspondence to Participants.

COMMITTEES OF THE BOARD OF DIRECTORS

The board has established three committees: Finance, Governance & Board Development, and Farm Impact & Stewardship. The chair and members of each committee are listed below.

Committee	Chair	Additional Members
Finance Committee	Joseph A. Mantoan	Arnold W. Lau, Olivia Watkins, Christopher Zuehlsdorff*, Ingrid Dyott, Jeffrey Anderson
Governance & Board Development Committee (1)	D.D. Burlin	Dr. Anna Jones-Crabtree, Ingrid Dyott, Dr. Stephen P. Rivard
Farm Impact & Stewardship Committee	Olivia Watkins	Anna Jones- Crabtree, Ingrid Dyott, Joseph A. Mantoan, Christopher Zuehlsdorff*, Jeff Anderson, Stephen Rivard

*Served as an officer or employee during the last completed fiscal year.

(1)	The Governance & Board Development Committee performs similar functions to a compensation committee, among other responsibilities. This committee is advisory to the board of directors, carefully reviewing and considering matters, including compensation, and making recommendations to the board for approval.

Charters for the Finance and Governance & Board Development Committees were approved by the board in December 2022. The Charter for the Farm Impact & Steward Committee was most recently amended in April 2025.

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MANAGEMENT’S INVESTMENT AUTHORITY POLICY

Scope: To increase the efficiency and manner in which we pursue investment opportunities, our board of directors has delegated investment authority to management to approve and direct the funding of certain investment opportunities by majority vote of the management committee.

The board’s Farm Impact & Stewardship Committee oversees management in this role as well as portfolio and pipeline development as a whole, making recommendations to the full board where appropriate regarding policies, scope of delegated authority, and alignment with our impact goals. This committee also considers and recommends approval of certain transactions to the board, such as those that are particularly large or would result in a single farmer (or farm family) owning a particularly large percentage of our portfolio, or a transaction while the Company is above a certain leverage ratio or similar targets set by the board.

BORROWING AND LEVERAGE

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances, or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise to acquire farms that would otherwise be unavailable to us.

We may use the proceeds of our borrowings to acquire assets, to refinance existing debt, or for general corporate purposes. Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt, to make tenant or other capital expenditures or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants, and future rental rates. Our Certificate of Incorporation and Bylaws do not limit the amount of debt that we may incur. However, our board has adopted a policy limiting the total amount of debt that we may incur to 40% of our gross asset value, but our amount of leverage may vary over time. Moreover, to the extent our leverage ratio is over 30% (or would be over 30% following a farmland investment), any new farmland investment must be approved by the board of directors (following initial review by the Farm Impact & Steward Committee) and cannot be approved solely by management. Our board considers several factors in evaluating the amount of debt that we may incur.

Our board of directors may from time to time modify such debt policy considering then-current economic conditions, relative costs of debt and equity capital, cash flows and market values of our farms, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities, and other factors. Our decision to borrow in the future to finance our assets will be at the discretion of our board and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage we may use.

CONFLICTS OF INTEREST POLICY

We have adopted a conflict of interest policy that applies to all directors, officers, agents, and key employees of Iroquois Valley REIT. This policy is part of our Bylaws and can only be amended with an amendment to our Bylaws. Our policy is intended to address actual or perceived personal, proprietary interests of persons covered by the policy and their immediate family members. The policy’s intent is not to prohibit conflicts of interest from occurring, but to require that they be disclosed fully when discovered and prohibit specified activities by such parties in our affairs.

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Disclosures are to be made as soon as reasonably possible and should include a description of the facts comprising the actual or perceived conflict. In the case of a conflict involving an officer or director, the disclosure shall be filed with the President or Secretary of Iroquois Valley REIT. All other disclosures shall go to the Secretary of Iroquois Valley REIT, or such person as the Secretary designates from time-to-time and shall be noted in the meeting minutes of our board. In addition to making the disclosure, any individual who believes that they or a member of their family has a conflict of interest should refrain from making any motion, voting on, or executing any contract on behalf of the Company, or taking any similar action to which the conflict might pertain. Our board may establish further guidelines for resolution of a conflict of interest.

In addition to the foregoing, any director or officer having a conflict of interest shall not be counted in determining a quorum for a meeting. Copies of the policy are provided to each director, officer, and management person at least once per year, and each person is requested to provide a certificate confirming their receipt and understanding of the policy, agreement to comply, disclosure of any known conflicts, or otherwise confirming that they have no knowledge of any violation of the policy.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

We have authority to offer common stock or derivatives thereof in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Subject to applicable Delaware law, our board has the authority, without further stockholder approval, to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations, or restrictions with respect to the shares of the Company’s capital stock as the board may deem appropriate.

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify and maintain our qualification as a REIT, unless because of circumstances or changes in the Code, or the IRS Treasury Regulations, our board determines that it is no longer in our best interests to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an “investment company” under the Investment Company Act of 1940.

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DESCRIPTION OF COMMON STOCK

Iroquois Valley REIT was formed under the laws of the State of Delaware. The rights of our stockholders are governed by Delaware law as well as our Certificate of Incorporation and Bylaws. The following is a summary of certain provisions concerning shares of our common stock.

The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this Offering Circular is a part. You should refer to the Delaware General Corporation Law, our Certificate of Incorporation, and our Bylaws for a full description of all provisions concerning shares of our common stock.

Under our Certificate of Incorporation, we have authority to issue a total of 3,000,000 shares of capital stock, all classified as common stock with a par value of $0.01 per share. Generally, subject to the terms of Delaware law, our board of directors may amend, alter, change, or repeal any provision contained in our Certificate of Incorporation, with the affirmative vote of both (a) a majority of members of the directors then in office and (b) a majority of the combined voting power of all the stockholders then entitled to vote generally in the election of directors.

COMMON STOCK

Subject to the restrictions on ownership and transfer of stock set forth in our Bylaws, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our Certificate of Incorporation regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this Offering, all shares of our common stock issued in the Offering will be fully paid and non-assessable. Holders of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares of stock that we issue.

Our Bylaws also contain a provision permitting our board of directors, without any action by our stockholders, to create, authorize, or direct the issuance of one or more classes or series of shares or securities by setting or changing the fees, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any new class or series of shares of stock.

Subject to the provisions of Delaware law, our Certificate of Incorporation authorizes our board of directors to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations, or restrictions with respect to the shares of the Company’s capital stock as the board of directors may deem appropriate.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

An annual meeting of the stockholders is held each year, upon reasonable notice to our stockholders. Such notice shall be delivered not less than 10 or more than 60 days before the date of the meeting or, in the case of a merger or consolidation, not less than 20 or more than 60 days before the meeting.

Special meetings of stockholders may be called only upon the request of our board of directors or by shareholders owning, in aggregate, not less than 20% of all the outstanding common stock. Upon receipt of a request stating the purpose of any such special meeting, we shall provide written notice to our stockholders stating the purpose of the meeting within the same timing as required for notice of the annual meeting.

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The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote which are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Delaware General Corporation Law and our Bylaws, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Certificate of Incorporation, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our Bylaws, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of at least 66% of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to inspect a copy of our stockholder list at least 10 days before each meeting of shareholders for any purpose germane to the meeting. It shall be a list of the shareholders entitled to vote at such meeting, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. The remedies provided by our Certificate of Incorporation to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Subject to the provisions of Delaware law, stockholders may inspect and copy our stock ledger, a list of our stockholders, and our corporate books and records. Requests to inspect and/or copy our corporate records must be made in writing to: Iroquois Valley Farmland REIT, PBC: 1720 W Division Street, Chicago, IL 60622. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our Bylaws and Delaware law.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

Our Bylaws contain restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Bylaws or as it may determine. Our Bylaws provide for limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our Bylaws further prohibit any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

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Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the Business Day, as defined in our Certificate of Incorporation, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount they were entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 1% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating their name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for our stockholders.

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DISTRIBUTION POLICY

Our distribution policy is set by our board of directors and is subject to change based on various factors. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders is not taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this Offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this Offering that may be used to fund distributions other than those limits imposed by our organizational documents and Delaware law. See the “U.S. Federal Income Tax Considerations” section of this Offering Circular for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in line with historical distributions or at all. We may fund any distributions from sources other than cash flow from operations, including without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations depends on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering, and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital, or proceeds of this Offering results in us having less funds available to acquire properties, or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities dilutes your interest in us on a percentage basis and may impact the value of your investment, especially if we sell these securities at prices less than the price you paid for your shares.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER DOCUMENTS

The following description contains the terms of certain provisions of Delaware General Corporation Law and our charter documents. For a complete description, please refer to the Delaware General Corporation Law, our charter documents, namely our Certificate of Incorporation, and our Bylaws. We have filed our Certificate of Incorporation and Bylaws as exhibits to the offering statement of which this Offering Circular forms a part.

DIRECTOR TERMS

Directors are elected by the shareholders at each annual meeting for terms ranging from 1-5 years. Typically, the board nominates a prospective director for a 3-year term, and the nominees are elected by the shareholders for that term. Each director shall hold office for their respective term and until such director’s successor shall have been duly elected and qualified.

VACANCIES ON BOARD OF DIRECTORS; REMOVAL OF DIRECTORS

Vacancies in the board of directors created for any reason, including but not limited to by reason of any increase in the number of directors, may be filled only by the board of directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

Any director may be removed with or without cause by our stockholders upon the affirmative vote of at least 66% of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

AMENDMENT OF OUR BYLAWS

Subject to the provisions of Delaware law, any adoption, amendment, alteration, change, or repeal of our Bylaws shall require the affirmative vote of the holders of at least 66% of the combined voting power of all of the shareholders of the Company then entitled to vote generally in the election of directors.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Subject to the provisions of Delaware law any amendment, alteration, change, or repeal of any provision of our Certificate of Incorporation shall require the affirmative vote of both (a) a majority of the members of our board of directors then in office and (b) a majority of the combined voting power of all of the shares of our common stock then entitled to vote generally in the election of directors.

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SUMMARY OF IROQUOIS VALLEY LLC’S OPERATING AGREEMENT

We have summarized the material terms and provisions of the Fourth Amended and Restated Operating Agreement of Iroquois Valley Farms LLC, which we refer to as the “operating agreement.”

MANAGEMENT OF THE OPERATING COMPANY

Iroquois Valley Farms LLC (“Iroquois Valley LLC”) was organized on June 5, 2007 and is the operating entity that acquires and holds assets on our behalf. We intend to continue to hold substantially all of our assets in our operating company. Moreover, in its capacity as operating company, Iroquois Valley LLC employs all our staff, and is the issuer of our Rooted in Regeneration Notes, and other promissory notes. (See “Our Business and Properties—Section 3: Sources of Debt.”)

For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating company is deemed to be our assets and income. We are and expect to continue to be in control of our operating company. As of the date of this Offering Circular, Iroquois Valley REIT owns 99% of our operating company’s equity membership interests and Iroquois Valley TRS (our wholly-owned subsidiary) owns the remaining 1%. Iroquois Valley REIT also serves as the sole manager of Iroquois Valley LLC.

As the manager and, directly and indirectly, the holder of 100% of the membership interests of Iroquois Valley LLC, we have the exclusive power to manage and conduct its business and affairs. Other than the manager, no member of our operating company may transact business for our operating company, or participate in management activities or decisions, except as provided in the operating agreement and as required by applicable law.

Our board of directors oversees and directs Iroquois Valley REIT, including ensuring that Iroquois Valley REIT exercises good faith and integrity when managing the affairs of our operating company, consistent with our overall strategy and purpose. In other words, our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating, and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies, and limitations, subject to oversight by our board of directors.

The members of Iroquois Valley LLC (namely, Iroquois Valley REIT and Iroquois Valley TRS) have expressly acknowledged and any future members of our operating company will expressly acknowledge that Iroquois Valley REIT, as the owner of our operating company, is acting on behalf of our operating company, ourselves, and our stockholders collectively. Although at this time we are, in effect, the 100% owners of the operating company, if there arises a conflict between the interests of our stockholders on the one hand and one or more of our operating company’s members on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating company’s members, provided, however, that for so long as we own a controlling interest in our operating company, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating company’s members may be resolved in favor of our stockholders. We are not liable under the operating agreement to our operating company or to any of its members for monetary damages for losses sustained, liabilities incurred or benefits not derived by such members in connection with such decisions, provided that we have acted in good faith.

CAPITAL CONTRIBUTIONS

Generally, we intend to contribute the majority of net proceeds from this Offering, after payment of fees and expenses attributable to the Offering and our operations, to our operating company as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating company will be deemed to have simultaneously paid the fees, commissions, and other costs associated with this Offering and our operations.

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If our operating company requires additional funds at any time in excess of capital contributions made by us, our operating company may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional membership interests, or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). Loans or lines of credit obtained by the operating company may be secured, including by one or more of Iroquois Valley’s properties. We have taken advantage of a number of these options in the past—including, for example, obtaining mortgage loans and private unsecured loans, or obtaining drawing down lines of credit—and we will utilize such sources of additional financing in the future under the direction of management and our board of directors.

ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

As the controlling member of our operating company, we will have the ability to cause the operating company to issue additional membership interests, preferred partnership interests or convertible securities. Such issuance may be for the purpose of raising capital or other reasons as determined by the board of directors. Our operating company may admit additional members whose investments may be subject to a different advisory fee and repurchase limitations, if our board of directors concludes in good faith that such admittance is in our best interest.

Having the operating company in our structure also allows us to be organized as an UPREIT structure for tax-related purposes. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property generally may, subject to meeting applicable tax requirements, transfer the property to our operating company in exchange for membership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating company may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in our operating company, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. Notwithstanding the foregoing, we may choose to create a separate operating company to effectuate an UPREIT transaction in the future.

TRANSFERABILITY OF INTERESTS

Generally, we may not transfer all or any portion of our interest in our operating company or withdraw as manager of our operating company or engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of Iroquois Valley LLC, unless the consent of members of Iroquois Valley LLC holding more than 50% of the “percentage interests” (as defined below) of the members is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a member to our operating company by (ii) the sum of the capital contributions of all members to our operating company.

Notwithstanding the foregoing, (i) we may transfer all or any portion of our interest in our operating company to (A) a wholly owned subsidiary of us or (B) the owner of all of our ownership interests, and following a transfer of all of our interest in our operating company, we may withdraw as manager of our operating company; and (ii) we may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our stockholders. The members may only transfer their interests in our operating company with the written consent of the manager.

EXCULPATION

The manager of the operating company will not be liable to our operating company or members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since a provision has been made in the operating agreement for exculpation of the manager. Therefore, purchasers of interests in our operating company and others have limited rights of action compared to what they would have absent the limitation in the operating agreement.

INDEMNIFICATION

The operating agreement provides for broad indemnification of the manager for liabilities incurred in the good faith performance of its duties on behalf of the operating company. Note however, that to the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

The Tax Cuts and Jobs Act (“TCJA”) was signed into law on December 22, 2017. The TCJA makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Although initially most of these changes were temporary, most were made permanent under the One Big Beautiful Bill Act (“OBBBA”), signed into law on July 4, 2025, although the TCJA’s limitation on the deductible amount of state and local taxes was increased to $40,000 for taxable years beginning in 2025, increased for succeeding taxable years by 1% of the prior year limitation, and reset to $10,000 for taxable years beginning in 2030 and later. Under the TCJA, the top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received) in the TCJA. The TCJA makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

The Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law on March 27th, 2020 in order to provide economic relief in response to the COVID-19 pandemic. A number of the measures contained in the CARES Act and follow on packages are delivered through or in connection with the tax system.

Additional changes to U.S. federal income tax rules, including changes impacting REITs, were enacted as part of the Inflation Reduction Act, which was signed into law on August 16th, 2022 and in the OBBBA. Among other changes, the OBBBA permanently extends the provisions allowing individuals and some trusts and estates to deduct up to 20% of “qualified REIT dividends,” which are REIT dividends other than capital gain dividends, dividends designated as eligible for capital gain tax rates and certain other income items.The OBBBA also increases the value of a REIT’s assets that may consist of equity of taxable REIT subsidiaries. See “TAXATION OF REITS IN GENERAL—Taxable REIT Subsidiaries.”

Congress continues to consider legislation that, if enacted, could make significant changes to the U.S. federal income tax and REIT rules. The changes made by the OBBBA and other tax laws are complex and we cannot predict the long-term impact of the OBBBA, other new U.S. federal tax laws, and whether, when and how the OBBBA and other new U.S. federal tax laws will be affected by any administrative and judicial interpretations. No assurance can be given as to whether, when, or the form in which U.S. federal income tax rules affecting us and our investors may be enacted, and any changes in U.S. federal income tax rules could have an adverse effect on us or on an investment in our common stock.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the TCJA, the CARES Act, the Inflation Reduction Act, the OBBBA and any other legislative, regulatory or administrative developments and proposals, including any legislative developments, proposals or other potential changes to U.S. federal income tax rules under consideration as of the date of this Offering Circular, and their potential effect on investment in our common stock.

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No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership, or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

OUR TAXATION AS A REIT

Iroquois Valley REIT has been taxed as a REIT under the Code beginning with our taxable year ending December 31, 2017. Furthermore, we intend to operate in such a manner as to continue to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. No assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

TAXATION OF REITS IN GENERAL

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to stockholders as a dividend, is taxed only at the stockholder level.

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If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within 6 months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year; and

•	95% of our capital gain net income for such calendar year.

•	any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the 5-year period following its acquisition.

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In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. We also may be subject to a variety of taxes other than U.S. federal income tax and state and local income taxes, including non-U.S. income, franchise, property and other taxes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by 5 or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Certificate of Incorporation contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Certificate of Incorporation restricting the ownership and transfer of our stock are described in “Description of Common Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those people failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

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Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, will also be generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states or localities or to other taxes.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. For 2017-2025, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. Following the passage of the OBBBA, beginning in 2026, that cap was increased to 25%.

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Assets owned, and income earned, by a taxable REIT subsidiary are not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, a 100% tax applies to certain non-arm’s length transactions between a REIT and its taxable REIT subsidiary. See “—Penalty Tax.”

GROSS INCOME TESTS

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the 1-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a 5-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

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If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.

For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We intend to monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Interest, original issue discount, and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

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Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease to our TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.

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We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

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We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

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Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

ASSET TESTS

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the 1-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a 5-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

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A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) where such REIT is a publicly offered REIT.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

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However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21% for taxable years beginning after December 31, 2017) and (iv) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

ANNUAL DISTRIBUTION REQUIREMENTS APPLICABLE TO REITS

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. In order for distributions to be counted towards our distribution requirement, they must not be “preferential dividends.” A dividend generally is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

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If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last 3 months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

The TCJA contains provisions that may affect the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the TCJA, we will have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, for taxable years beginning after December 31, 2017, the TCJA generally limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. For taxable years beginning in 2025 and later, the OBBBA permits businesses to “add back” EBITDA for purposes of computing adjusted taxable income, effectively increasing the amount of deductible business interest. This limitation could apply to our operating company, underlying partnerships and our TRS. This limitation does not apply to an “electing real property trade or business.” Based on its level of gross receipts, our operating company, Iroquois Valley Farms LLC is considered a small business and not subject to the interest expense limitations, and thus has not made the election. In turn, neither Iroquois Valley REIT nor our TRS have made the election. Should the level of gross receipts for these entities increase in the future, so that the entities are subject to the interest expense limitation, we will evaluate making the real property trade or business election.

One consequence of electing to be an “electing real property trade or business” is that certain expensing rules will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with a 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property. Finally, there are limitations on the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act and the Inflation Adjustment Act also contain provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

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If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

LIKE-KIND EXCHANGES

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

PENALTY TAX

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

RECORDKEEPING REQUIREMENTS

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

FAILURE TO QUALIFY

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

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TAX ASPECTS OF OUR OPERATING COMPANY AND ANY SUBSIDIARY PARTNERSHIPS

General. Substantially all of our assets will be held through our operating company which is treated as a regarded partnership at this time with two owners (Iroquois Valley REIT and our TRS). In addition, our operating company may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our operating company, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in our operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our operating company or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our operating company, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our operating company or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under rules for U.S. federal income tax audits of partnerships with respect to tax returns for taxable years beginning after December 31, 2017, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our operating company or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this recent legislation remain uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating company’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

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Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our operating company in exchange for operating company membership interests in connection with future acquisitions. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the manager under the operating agreement. Any property acquired by our operating company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply (except in the case of certain subsequent revaluations under Treasury regulations).

TAXATION OF U.S. HOLDERS OF OUR COMMON STOCK

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to qualified dividends distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, for taxable years beginning after December 31, 2017, non-corporate U.S. holders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. holders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends-received deduction with respect to these distributions.

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Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than 1 year, or as short-term capital gain if the shares have been held for 1 year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We intend to have sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than 1 year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories (taking into account tax rates in effect as of the date hereof):

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

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Passive Activity Loss, Excess Business Loss and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to certain limitations, our REIT taxable income and, accordingly, the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

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Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than 1 year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for 6 months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. Any repurchase of our common stock (for example, through participation in our Stock Redemption Program) will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

TAXATION OF NON-U.S. HOLDERS OF OUR COMMON STOCK

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

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Distributions. Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and may not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

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Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the 1-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

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We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. Treasury regulations provide rules that simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies, or RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

Treasury regulations finalized in 2024 impose new requirements for purposes of determining whether a REIT is domestically controlled, including certain look-through rules. No assurance can be given that we are or will be a domestically controlled REIT, and we may not qualify as a domestically controlled REIT. Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the specified testing period.

It is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Stockholders. Subject to the exception discussed below, a qualified stockholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

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Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on certain distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

FOREIGN ACCOUNT TAX COMPLIANCE ACT

Withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% is required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

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TAXATION OF TAX-EXEMPT HOLDERS OF OUR COMMON STOCK

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Certificate of Incorporation’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

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Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Treasury regulations finalized in 2024 impose new requirements for purposes of determining whether a REIT is domestically controlled, including certain look-through rules. No assurance can be given that we are or will be a domestically controlled REIT, and we may not qualify as a domestically controlled REIT. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

STATE AND LOCAL TAXES

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

TAX SHELTER REPORTING

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

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ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of our shares of common stock by employee benefit plans that are subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”), and other arrangements that are subject to Section 4975 of the Code, and any entities whose underlying assets are considered to include “plan assets” (as defined in ERISA) of any such plan, account or arrangement (each, a “Plan”). Governmental plans, church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code that are discussed below, may nevertheless be subject to similar laws. Fiduciaries of any such plans should consult with their counsel before making an investment in our common stock to determine the need for, and the availability, if necessary, of any exceptive relief under any such laws.

GENERAL FIDUCIARY MATTERS

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

ERISA (and in particular Section 404 of ERISA) requires fiduciaries responsible for Plan investments to exercise prudence in selecting investments, to diversify investments to minimize the risk of losses to the Plan, and to follow the terms of the Plan, including investment guidelines. An investment in our shares of common stock is speculative and relatively illiquid. Although ERISA does not specifically prohibit Plans from engaging in such investments, in deciding whether to invest Plan assets in our shares of common stock, a Plan fiduciary must carefully consider, among other factors, (i) whether the investment is prudent, considering the nature of our shares of common stock, (ii) whether, in light of the Plan’s other investments, the investment satisfies ERISA diversification requirements, (iii) the limited liquidity of our shares of common stock, and (iv) whether, in light of the Plan’s overall investment portfolio, the risks inherent in an investment in our shares of common stock are consistent with ERISA standards and with the Plan’s investment guidelines.

In considering an investment in our shares of common stock using the assets of any Plan, a fiduciary should consult with its counsel to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any similar law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence and diversification requirements. We do not have any responsibility for determining whether a purchase of our shares of common stock is a prudent investment for any Plan.

PROHIBITED TRANSACTION ISSUES

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Such transactions may include (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, a placement agent, or any of their respective affiliates.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

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If a non-exempt prohibited transaction occurs, it must be reversed and the Plan put in the position it would have been in had the transaction not occurred. In addition, an excise tax equal to 15% of the amount involved is assessed for each year that the transaction remains uncorrected and is payable by the party in interest involved in the transaction. The excise tax is increased to 100% under certain circumstances.

The U.S. Department of Labor has issued some prohibited transaction class exemptions (which we refer to as “PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of our shares of common stock. These class exemptions include, without limitation, PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company general account), and PTCE 96-23 (relating to transactions directed by an in-house asset manager). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the shares of stock nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction.

However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our shares of common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code, and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding of our shares of common stock.

PLAN ASSETS ISSUES

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of a Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when a Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as such term is defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as such term is defined in the Plan Assets Regulation.

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PUBLICLY OFFERED SECURITIES

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

25% TEST

For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

OPERATING COMPANY

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

CONSEQUENCES OF HOLDING PLAN ASSETS

Our shares of common stock are not a “publicly offered security” and we will not be an investment company under the Investment Company Act, and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this Offering or thereafter. Additionally, there can be no assurance that we will qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period. Accordingly, if our assets are deemed to constitute ERISA “plan assets” due to stockholders which are Plans (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock continue not to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. Further, if our assets are deemed to be “plan assets” of a Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers) and as a result could be subject to the same fiduciary standards of Title I of ERISA that generally apply to trustees and other fiduciaries of Plans.

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In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Plan. In such case, a Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is a Plan, the fiduciary of any such Plan may not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to constitute “plan assets,” there are several other provisions of ERISA that could be implicated for a Plan that invests in our shares of common stock.

REPRESENTATION

Purchasers of shares of our common stock have the exclusive responsibility for ensuring that their purchase and holding of shares of our common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable similar laws.

Accordingly, by acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that:

1.	either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser made its own discretionary decision to invest in our common stock and the purchase and/or holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws;

2.	we have not provided investment advice of any kind at any time to the purchaser and subsequent transferee or any of their affiliates;

3. 4.

the sale of shares of our common stock to a Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan;

the person acting on behalf of the Plan is, or is acting at the direction of, a Plan fiduciary duly authorized to invest Plan assets on behalf of the Plan (the “Authorized Fiduciary”) and the Authorized Fiduciary is either (a) a named fiduciary (within the meaning of Section 402(a)(2) of ERISA) of the Plan or (b) an investment manager (as defined in Section 3(38) of ERISA) of the Plan, and is both independent of us and qualified to make investment decisions with respect to the Plan; and

5.	Each Plan investor’s decision to invest in our shares of common stock has been made at the recommendation or direction of a Plan fiduciary (an “Independent Fiduciary”) who:

a.	is independent of Iroquois Valley Farmland REIT, PBC, and all of its affiliates;
b.	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Offering Circular;
c.	is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the Plan’s investment in us and any related transactions, including whether such investment satisfies all requirements of Section 404(a)(1) of ERISA, if applicable, specifically including the “prudent man” standard of Section 404(a)(1)(B) of ERISA and the “diversification” standard of Section 404(a)(1)(C) of ERISA, and whether such investment is a nonexempt prohibited transaction under Section 406 or ERISA or Section 4975 of the Code; and
d.	is either: (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of a Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

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Notwithstanding the foregoing, any Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (5) above.

The foregoing statements regarding certain consequences under ERISA and the Code of an investment in our shares of common stock are based on ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. Administrative, judicial or legislative changes may make the foregoing statements incorrect or incomplete. Acceptance of an investment in our shares of common stock on behalf of a Plan is not a representation by us or any other party that such an investment meets all relevant legal requirements applicable to investments by any particular Plan. By investing in shares of our common stock, a Plan fiduciary will be deemed to have given its informed consent to the risks involved in doing so and the business terms of such investment.

The fiduciary and prohibited transactions provisions of ERISA and the Code are highly complex, and the foregoing is merely a brief summary of some of them. Each Plan should consult with its own counsel on the applicability and impact of ERISA and Section 4975 of the Code before investing in our shares of common stock.

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PLAN OF DISTRIBUTION

IN GENERAL

We are offering up to $65,000,000 in shares of our common stock pursuant to this Offering Circular. The minimum subscription amount (i.e., purchase) is 8$10,000. Above this minimum, additional shares may be purchased in any increment. In certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our board of directors.

All investors must meet the suitability standards discussed in this Offering Circular. If you are eligible to purchase shares of our common stock, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the fees attributable to the common shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the common shares you may be eligible to purchase, as well as your legal, tax, and other advisors about the risks and prospective consequences of investment.

The key contact for questions related to the Offering and for subscription inquiries is:

Investor Relations Department

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

MANNER OF SUBSCRIBING

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website, www.iroquoisvalley.com for so long as the Offering is open, as well as on the SEC’s website at www.sec.gov.

To subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign, and deliver to us an executed subscription agreement like the one attached as an exhibit to this Offering Circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. The execution and delivery of the subscription agreement by a prospective investor constitutes a binding offer to purchase our common stock pursuant to the terms hereof, and an agreement to hold such offer open until it is either accepted or rejected by us. (See “How to Subscribe”)

An investor will become a stockholder of Iroquois Valley REIT, including for tax purposes, and the shares of our common stock will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder. The number of shares of our common stock issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription. For administrative purposes, we may elect to accept subscriptions only on a monthly or twice-monthly schedule.

We will not issue stock certificates. Instead, our outstanding shares of common stock will be recorded and maintained on the Company’s stockholder register.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

Subject to applicable restrictions of and compliance with state and federal law, we may accept subscriptions and begin using offering proceeds at any time after the qualification of this Offering. We are already operating and seeking to make additional acquisitions; there is no minimum amount of total proceeds required for us to begin utilizing these funds.

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Additionally, shares of our common stock may be offered by us in offshore transactions to non-U.S. persons (foreign purchasers) in accordance with SEC Regulation S. Insofar as non-U.S. persons acquire shares through this Offering, we anticipate increased accounting fees and costs related thereto. Foreign purchasers may not be permitted to re-sell common stock purchased in this Offering to a U.S. person or for the account or benefit of a U.S. person for a period of 6 months from the date of purchase from us, except to qualified institutional buyers, as defined in SEC Rule 144A, or accredited investors that are institutions, as defined in SEC Rule 501(a).

NO UNDERWRITERS/BEST EFFORTS OFFERING

This Offering is being made directly by us, the issuing company, on a “best efforts” basis. Because this is a “best efforts” offering, we must only use our best efforts to sell the shares, which means that no underwriter, broker-dealer or other person is obligated to purchase any shares. In addition, we reserve the right to terminate this Offering at any time and to extend our offering term to the extent permissible under applicable law.

Together, this best-efforts strategy, and ability to terminate the Offering at any time mean that although we intend to sell up to $65,000,000 in our common shares in this Offering, we may only be able to sell an amount much less than that maximum. If we raise substantially less than the maximum offering amount, it may raise material risks to our success (and your investment). For example, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

USE OF BROKER-DEALERS AND/OR SIMILAR PLACEMENT AGENTS

No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this Offering. Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors.

We have recently engaged Michael E. Tobin of Access Securities to support sales efforts directed at institutional and other large investors. As we seek to scale our impact, we believe we can present a strong investment case to aligned foundations, family offices, and other institutional investors, and are working with Mr. Tobin to identify and pursue these opportunities. Mr. Tobin shall receive commissions of 0.35% of such sales introduced by him, payable in cash or equivalent value of our Company shares. No such sales have yet to occur. Although Mr. Tobin will not receive commissions for most investments in Iroquois Valley, in the future he may facilitate such an investment, and the commission to him will reduce proceeds from that sale to the Company.

We reserve the right in the future and without notice to engage additional placement agents or broker-dealers (or both) to assist in selling our common stock offered hereby. The resulting commissions that may be paid to Mr. Tobin or future placement agents will reduce our proceeds from this Offering by the amount of the total of such commissions.

STATE LAW EXEMPTION AND OFFERINGS TO “QUALIFIED PURCHASERS”

Our shares of common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “blue sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include:

(i)	“accredited investors” under Rule 501(a) of Regulation D, and
(ii)

all other investors so long as their investment in shares of our common stock does not represent

a) more than 10% of the greater of their annual income or net worth (for natural persons), OR

b) 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

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We intend to offer and sell shares of our common stock in this Offering to qualified purchasers in every state of the United States.

TRANSFERABILITY OF SHARES OF OUR COMMON STOCK

Shares of our common stock are generally freely transferable by our stockholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our charter documents related to REIT compliance ownership limits, and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any shares of our common stock in violation of our charter will be deemed invalid, null and void, and of no force or effect. Any person to whom shares of our common stock are attempted to be transferred in violation of our charter will not be entitled to vote on matters coming before the stockholders, receive distributions from the Company or have any other rights in or with respect to our common stock. We will not have the ability to reject a transfer of shares of our common stock where all applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

ADVERTISING, SALES, AND OTHER PROMOTIONAL MATERIALS

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this Offering, although only when accompanied by or preceded by the delivery of this Offering Circular, including, in the context of electronic sales materials, a hyperlink to the Offering Circular. These materials may include: brochures, articles, publications, public advertisements, audio-visual materials, “pay per click” advertisements on social media, and search engine internet websites, electronic correspondence transmitting the Offering Circular, fact sheets describing the general nature of this Offering and our investment objectives, online investor presentations, website material, electronic media presentations, and seminars. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common stock, these materials will not give a complete understanding of this Offering, the Company, or our common stock and are not to be considered part of this Offering Circular.

This Offering is made only by means of this Offering Circular. Prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in shares of our common stock.

OFFERING CIRCULAR SUPPLEMENTS AND POST-QUALIFICATION AMENDMENTS

In accordance with the Securities Act Industry Guide 5, we undertake to:

•	file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every 3 months, with the information contained in such amendment provided simultaneously to the existing limited partners or shareholders. Each sticker supplement should disclose all compensation and fees received by the Company and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on 1-U for all significant properties acquired during the distribution period.

•	file after the distribution period a current report on 1-U, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the Offering has ended.

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We are interpreting our requirement to file a supplement to apply only when there is a reasonable probability that we will invest in a significant property, as such term is interpreted by the SEC staff in Topic 6, which refers to the Division of Corporate Finance’s Financial Reporting Manual (a “Significant Property”). As a general matter, during the distribution period a Significant Property, for purposes of this first undertaking, exists when the property (i) represents 10% or more of the Company’s total assets, (ii) is one of a group of properties purchased from a single seller that in the aggregate represents 10% or more of the Company’s total assets, or (iii) is one of a group of related properties that in the aggregate represents 10% or more of the Company’s total assets. For purposes of prong (ii) of this test, the Company will treat a borrower on the loan as the seller, even if an affiliate of the Company originates or otherwise acquires the loan and resells it to the Company. In determining its total assets during the distribution period, the Company will calculate its total assets as of the acquisition date of a Significant Property and will include in its calculation the proceeds (net of commissions) in good faith expected to be raised in the Offering over the next 12 months.

Further, the Company will satisfy the requirement to provide the post-qualification amendment to stockholders by posting the post-qualification amendment to the offering statement, which contains the Offering Circular, along with the Offering Circular on our website.

The second undertaking generally requires the Company, after the end of the distribution period, (1) to file with the SEC a current report on Form 1-U containing financial statements and other required information for certain acquisitions, and (2) to provide the information contained in the current report to stockholders at least once each quarter.

The Company is interpreting its requirement to file a current report on Form 1-U to apply only when it invests in a Significant Property after the distribution period. As a general matter, a Significant Property acquired after the distribution period, for purposes of this second undertaking, is one that represents 10% or more of the Company’s total assets.

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HOW TO SUBSCRIBE

Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares. Our Stock Redemption Plan includes a minimum 5-year holding period, is subject to various additional conditions and restrictions, and may be modified, suspended, or terminated by the board of directors.

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

1.	Read this entire Offering Circular and any appendices and supplements accompanying this Offering Circular.

2.	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this Offering Circular as an Exhibit. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

3.	Submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to Iroquois Valley Farmland REIT, PBC, 1720 W Division St, Chicago, IL 60622. Checks should be made payable, or wire transfers directed, to “Iroquois Valley Farmland REIT, PBC.” For prospective investors desiring to send payments electronically please reach out to coordinator@iroquoisvalleyfarms.com for payment account details.

The subscription process outlined above can be completed online by going to https://iwww.iroquoisvalley.com/. Prospective investors using the online system to make an investment are required to create a username and login. Once logged into the system, prospective investors will be able to use the investment portal to subscribe to this Offering.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of, and to be bound by, the subscription agreement, and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal yearend (for nonnatural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance of a subscription. We reserve the right to reject any subscription in whole or in part for any reason.

For administrative purposes, we may elect to accept subscriptions only on a monthly or twice-monthly schedule. However, we generally intend to accept or reject a given subscription within 15 business days of receipt by us. If we accept your subscription, we will email you a confirmation.

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INDEPENDENT AUDITORS

The consolidated financial statements of Iroquois Valley Farmland REIT, PBC as of December 31, 2024 and 2025 for the years then ended and the related notes to the consolidated financial statements included in this Offering Circular, have been audited by Plante & Moran, PLLC an independent registered public accounting firm, as stated in their report appearing herein.

LEGAL MATTERS

As of the date of this Offering Circular, we are not a party to any legal proceedings nor, to our knowledge, is there any material current, pending, or threatened litigation or administrative action against the Company of which we are aware, outside of the ordinary course of Company business.

None of the Company’s officers, directors, or other key personnel have any past, pending, or threatened litigation or administrative action which has had or may have a material effect upon the Company’s business, financial condition, or operations.

We are and will in the future be party from time to time to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. There can be no assurance that these matters, individually or in aggregate, will not have a material adverse effect on our financial condition or results of operations in any future period.

Certain legal matters regarding the shares of common stock offered hereby and with respect to Delaware law have been passed upon for us by Impact Matters Law LLP.

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HOW TO OBTAIN ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this Offering, as amended from time to time. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we do and will file annual reports, semiannual reports and other information with the SEC.

You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Iroquois Valley Farmland REIT, PBC

314 N Main St., Ste. 200F

Roanoke, IN 46783

Offering Contact Information

Investor Relations Department

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

Within 120 days after the end of each fiscal year, we provide our shareholders of record with an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.iroquoisvalley.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering Circular.

DEALER OFFERING CIRCULAR DELIVERY OBLIGATION

All dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver an Offering Circular. This is in addition to the dealers’ obligation to deliver an Offering Circular when acting as underwriters and with respect to their unsold allotments or subscriptions.

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CONSOLIDATED FINANCIAL STATEMENTS

Iroquois Valley Farmland REIT, PBC

Consolidated Financial Statements

December 31, 2025 and 2024

F-1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Iroquois Valley Farmland REIT, PBC

Opinion

We have audited the consolidated financial statements of Iroquois Valley Farmland REIT, PBC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024 and the related consolidated statements of income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that audits conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

F-2

To the Board of Directors

Iroquois Valley Farmland REIT, PBC

In performing audits in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audits.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control-related matters that we identified during the audits.

Other Information

Management is responsible for the other information included in the Company’s Form 1-K. The other information comprises the business overview, management’s discussion and analysis of financial condition and results of operations, listing of directors and officers, summary of management and certain security holders, and summary of management’s interests sections but does not include the consolidated financial statements and our auditor’s report thereon. Our opinion on the consolidated financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audits of the consolidated financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the consolidated financial statements or whether the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

April 22, 2026

F-3

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED BALANCE SHEETS

December 31, 2025 and 2024

	2025	2024

ASSETS
Investments in real estate, at cost:
Land	$94,448,931	$92,556,923
Land improvements, machinery and equipment	2,285,659	2,290,512
Buildings and building improvements	2,326,547	2,600,919

Total investment in real estate	99,061,137	97,448,354
Less accumulated depreciation	1,437,041	1,302,545

Net investment in real estate	97,624,096	96,145,809

Cash and cash equivalents	1,480,606	395,637
Accrued income	–	428,021

Accounts receivable, net of allowance for credit losses of $51,506 and $17,173 in 2025 and 2024, respectively	779,669	1,488,541
Prepaids and other assets	231,980	542,851
Interest receivable, net of allowance for credit losses of $4,253 and $19,347 in 2025 and 2024, respectively	880,778	603,454
Mortgage notes receivable, net of deferred origination fees and allowance for credit losses of $188,611 and $203,458 in 2025 and 2024, respectively	22,742,591	25,077,895
Operating lines of credit receivable, less allowance for credit losses of $1,557 and $4,045 in 2025 and 2024, respectively	638,331	1,524,885
Other loans receivable	–	15,000

Total other assets	26,753,955	30,076,284

Total assets	$124,378,051	$126,222,093

LIABILITIES AND EQUITY

Accounts payable and accrued expenses	$1,819,486	$1,750,160
Line of credit	–	9,951,860
Dividends payable	284,637	–
Mortgage notes payable	6,278,190	6,350,000
Notes payable, unsecured	28,462,764	29,182,764

Total liabilities	36,845,077	47,234,784

EQUITY
Controlling interests	87,268,649	78,724,786
Noncontrolling interests	264,325	262,523

	87,532,974	78,987,309

Total liabilities and equity	$124,378,051	$126,222,093

The accompanying notes are an integral part of these consolidated statements.

F-4

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2025 and 2024

	2025	2024

Revenue
Rental income, net	$2,042,289	$3,240,210
Mortgage interest income	1,582,401	1,513,585
Operating lines of credit interest income	162,839	117,222
Grant revenue	29,306	79,290
Other	33,108	111,000

Total revenue	3,849,943	5,061,307

Operating expenses
Employee expenses	1,666,168	1,601,392
General and administrative	1,566,736	693,963
Credit losses	485,385	2,769
Professional fees	1,094,771	1,105,592
Real estate taxes	499,662	347,613
Insurance	117,524	49,292
Depreciation and amortization	251,032	249,669

Total operating expenses	5,681,278	4,050,290

Other income (expense)
Net gain on sales of real estate	3,945,062	259,111
Loss on cost method investment	(100,000)	–
Interest expense	(1,473,972)	(1,394,611)

Total other income (expense)	2,371,090	(1,135,500)

NET INCOME (LOSS)	539,755	(124,483)

Net income attributable to noncontrolling interests	5,395	3,473

Net income (loss) attributable to controlling interests	$534,360	$(127,956)

The accompanying notes are an integral part of these consolidated statements.

F-5

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years ended December 31, 2025 and 2024

	Common Stock (1)
	Shares Issued and Outstanding	Amount	Additional Paid-in Capital	Retained Earnings	Total Controlling Interest	Noncontrolling Interests	Total Equity

Stockholders’ equity, January 1, 2024	989,907.200	$9,900	$51,108,610	$20,482,298	$71,600,808	$364,970	$71,965,778

Net (loss) income	–	–	–	(127,956)	(127,956)	3,473	(124,483)

Contributions from stockholders	70,614.894	706	7,842,834	–	7,843,540	–	7,843,540

Dividends paid to stockholders	–	–	–	(206,555)	(206,555)	–	(206,555)

Redemptions paid to stockholders	(3,151.358)	(32)	(217,061)	(139,959)	(357,052)	–	(357,052)

Distributions to noncontrolling interests	–	–	(27,999)	–	(27,999)	(105,920)	(133,919)

Syndication costs	–	–	–	–	–	–	–

Stockholders’ equity, December 31, 2024	1,057,370.736	$10,574	$58,706,384	$20,007,828	$78,724,786	$262,523	$78,987,309

Net income	–	–	–	534,360	534,360	5,395	539,755

Contributions from stockholders	90,070.960	901	10,402,765	–	10,403,666	–	10,403,666

Dividends paid to stockholders	–	–	–	(529,592)	(529,592)	–	(529,592)

Redemptions paid to stockholders	(16,099.926)	(161)	(742,795)	(1,121,615)	(1,864,571)	–	(1,864,571)

Distributions to noncontrolling interests	–	–	–	–	–	(3,593)	(3,593)

Syndication costs	–	–	–	–	–	–	–

Stockholders’ equity, December 31, 2025	1,131,341.770	$11,314	$68,366,354	$18,890,981	$87,268,649	$264,325	$87,532,974

(1) 3,000,000 shares authorized (*), $0.01 par value; 1,131,341.770 and 1,057,370.736 shares issued and outstanding at December 31, 2025 and 2024, respectively.

The accompanying notes are an integral part of these consolidated statements.

F-6

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2025 and 2024

	2025	2024

Cash flows from operating activities
Net income (loss)	$539,755	$(124,483)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Change in provision for credit losses	485,385	2,769
Bad debt expense	980,498	–
Depreciation and amortization	251,032	249,669
Gain on sale of real estate	(3,945,062)	(259,111)
Loss on cost method investment	100,000	–
Deferred origination fees amortization	(18,091)	(40,885)
Farmer stock allocation	200,000	–
Director stock compensation	118,685	–
Forgiveness of note payable	(25,000)	–
Decrease (increase) in assets
Accrued income	428,021	(189,593)
Accounts receivable	(357,551)	(736,334)
Prepaids and other assets	187,815	8,770
Interest accrued on mortgage and operating lines of credit receivables	(262,230)	(5,128)
Increase in liabilities
Accounts payable and accrued expenses	69,326	800,091

Net cash used in operating activities	(1,247,417)	(294,235)

Cash flows from investing activities
Proceeds from sales of investments in real estate	9,045,445	594,901
Purchases of investments in real estate, at cost	(6,806,646)	(30,864,600)
Deposits on purchases of investments in real estate	–	(159,657)
Issuance of mortgage notes	(475,000)	(4,168,375)
Principal payments received on mortgage notes	2,825,151	6,259,533
Net proceeds of operating lines of credit receivable	487,869	111,364
Origination fees received	2,375	34,634
Principal payments received on other loans receivable	–	328,566

Net cash provided by (used in) investing activities	5,079,194	(27,863,634)

(Continued)

The accompanying notes are an integral part of these consolidated statements.

F-7

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years ended December 31, 2025 and 2024

	2025	2024

Cash flows from financing activities
Proceeds from line of credit payable	$9,318,243	$21,291,655
Repayments on line of credit payable	(19,270,103)	(13,681,700)
Proceeds from notes payable, unsecured	1,250,000	7,812,500
Repayments of notes payable, unsecured	(1,695,000)	(916,716)
Proceeds from mortgage notes payable	–	6,350,000
Repayments on mortgage payables	(71,810)	–
Contributions from stockholders	9,590,026	7,751,808
Distributions to noncontrolling interests	(3,593)	(133,919)
Redemptions paid to stockholders	(1,864,571)	(357,052)
Dividends paid to stockholders	–	(114,823)

Net cash (used in) provided by financing activities	(2,746,808)	28,001,753

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,084,969	(156,116)

Cash and cash equivalents, beginning of year	395,637	551,753

Cash and cash equivalents, end of year	$1,480,606	$395,637

Supplemental disclosure of cash flow information
Cash paid for interest expense	$1,460,195	$765,348

Supplemental disclosure of noncash activities
Dividends paid to stockholders reinvested as contributions from stockholders	$244,955	$91,732

Dividends declared, not yet paid	$284,638	$–

Notes payable converted to new notes payable	$2,696,667	$–

Notes payable converted to common stock	$250,000	$–

Common stock issued to tenants	$200,000	$–

Director compensation issued as common stock	$118,685	$–

Donation of note payable	$25,000	$–

Land swap - sale of the land	$–	$1,309,875

Land swap - land acquisition	$–	$(1,309,875)

The accompanying notes are an integral part of these consolidated statements.

F-8

Iroquois Valley Farmland REIT, PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE A - NATURE OF OPERATIONS

Iroquois Valley Farms LLC (the Operating Company), was formed in 2007 for the purpose of providing secure land access to organic farming families. Effective December 31, 2016, the Operating Company was reorganized by its members contributing 99% of their membership interests to Iroquois Valley Farmland REIT, PBC and 1% of their membership interest in the Company to Iroquois Valley Farmland TRS, Inc. (the TRS Subsidiary). Both the Operating Company and the TRS Subsidiary are wholly owned subsidiaries of Iroquois Valley Farmland REIT, PBC, collectively referred to as Iroquois Valley or the Company.

The Company positively impacts local, sustainable and organic agriculture through leasing farmland, and funding mortgages and operating lines of credit with a focus on the next generation of organic farmers. The farmland purchased or financed by the Company is operated primarily by mid-size farm families that run their own regenerative and/or organic farm business. Investments made by the Company are funded through a secured line of credit, the issuance of unsecured notes payable or shares of common stock. The Company operates as a self-administered and self-managed real estate investment trust (REIT), under the Internal Revenue Code.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

1.  Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Iroquois Valley Farmland REIT, PBC and its wholly-owned subsidiaries, the Operating Company and the TRS Subsidiary (collectively, the Company). Current accounting standards clarify the identification of a variable interest entity (“VIE”) and determine under what circumstances a VIE should be consolidated with its primary beneficiary. The Company has determined that MT Hi-Line, LLC has met the criteria of a VIE under the accounting standard related to consolidation of VIEs and that consolidation is required. The Company is the primary beneficiary as it has the power to direct the activities of MT Hi-Line, LLC, has the obligation to absorb losses, and has the right to receive benefits that could potentially be significant to MT Hi-Line, LLC. All significant intercompany accounts and transactions are eliminated in consolidation.

During the year ended December 31, 2024, the Company acquired additional membership interests in MT Hi-Line, LLC. The Company is still considered the primary beneficiary. The Company’s ownership of MT Hi-Line, LLC increased from 77 percent to 84 percent. The Company paid consideration in the amount of $132,277, which exceeded the adjustment to noncontrolling interest. As a result, additional paid-in capital was reduced by $27,999. In 2026, the Company purchased the remaining interests in MT Hi-Line, LLC for $364,848.

2.  Balance Sheet Presentation

The operations of the Company involve a variety of real estate transactions and it is not possible to precisely measure the operating cycle of the Company. The consolidated balance sheet of the Company has been prepared on an unclassified basis in accordance with real estate industry practices.

F-9

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.  Investments in Real Estate

Investments in real estate consists of the following properties, at net book value at December 31, 2025 and 2024:

	Location		Net Book	Net Book
	(County,	Date	Value at	Value at
Property Name	State)	Acquired	12/31/2025	12/31/2024

Iroquois Valley East and West Farms	Iroquois, IL	2007 and 2008	$1,118,860	$1,138,083
Denker Farm	Livingston, IL	March 22, 2011	1,485,124	1,498,508
Pleasant Ridge Farm	Livingston, IL	May 18, 2011	478,669	485,692
Old Oak Farm	Huntington, IN	August 20, 2012	919,014	920,472
Red Oak Farm	Boone, IN	November 15, 2012	831,802	831,802
Rock Creek Farm	Will, IL	October 9, 2012	629,807	629,807
Hedge Creek Farm	Will, IL	December 28, 2012	627,128	635,592
Mooday and Jackman Farms	Boone and Montgomery, IN	February 15, 2013	1,031,963	1,031,963
One Bottom Farm	Iroquois, IL	November 21, 2013	354,000	350,561
Sparta Woods Farm	Noble, IN	December 20, 2013	1,032,345	1,032,345
Two Roads Farm	Shelby, IL	March 11, 2014	2,252,493	2,262,398
Healing Ground Farm	Rockcastle, KY	June 17, 2014	127,001	127,001
Mystic River Farm	Monroe, WV	September 10, 2014	586,323	588,673
Brindle Farm	Allen, IN	September 19, 2014	516,721	517,652
South Grove Farm	Dekalb, IL	February 12, 2015	717,878	718,663
Mackinaw Farm	Ford, IL	February 20, 2015	1,111,854	1,116,114
Jubilee Farm	Elkhart, IN	October 28, 2015	533,556	536,015
Yoder Farm	Allen, IN	November 24, 2015	533,735	534,186
Tower Road Farm	Dekalb, IL	February 29, 2016	829,154	830,199
Bahasaba Farm	Hill, MT	April 12, 2016	225,201	225,201
Lake Wawasee Farm	Noble, IN	April 21, 2016	660,284	660,284
Tippecanoe Farm	Kosciusko, IN	August 8, 2016	871,724	874,459
Flat Rock	Seneca, OH	May 15, 2017	–	2,878,926
Creambrook	Augusta, VA	May 22, 2017	1,234,496	1,234,847
Cottonwood	Hill, MT	September 1, 2017	989,232	999,662
South Fork	Livingston, IL	October 16, 2017	2,328,426	2,335,497
Battle Creek	Dekalb, IL	November 10, 2017	1,489,093	1,494,549
White River	Daviess, IN	May 24, 2018	–	1,908,744
Hidden Pasture	Schoharie, NY	July 24, 2018	–	262,321
Ten Mile	Lucas, OH	November 29, 2018	318,019	319,761
MT Hi-Line	Shelby, MT	January 17, 2019	1,559,697	1,559,697

F-10

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.  Investments in Real Estate (Continued)

	Location		Net Book	Net Book
	(County,	Date	Value at	Value at
Property Name	State)	Acquired	12/31/2025	12/31/2024
Rock Creek North	Will, IL	November 11, 2019	$1,296,839	$1,299,462
Money Creek	McClean, IL	December 9, 2019	1,180,339	1,180,339
Eldert	Iroquois, IL	January 13, 2020	1,387,376	1,387,376
Parish	Kankakee, IL	April 29, 2020	1,876,500	1,876,500
Rock Creek East	Will, IL	May 4, 2020	660,353	662,050
Peterson	Iroquois, IL	June 8, 2020	429,000	429,000
Sugar Creek	Boone, IN	October 6, 2020	1,837,596	1,839,627
Rock Creek West	Will, IL	November 4, 2020	536,732	602,415
Rock Creek 30	Will, IL	November 10, 2020	245,957	246,481
Sugar Creek West	Boone, IN	January 6, 2021	3,375,050	3,375,050
Scheffers	Kankakee, IL	March 30, 2021	900,000	900,000
Tucker South	Calloway, KY	August 3, 2021	1,529,253	1,531,671
Pittwood	Iroquois, IL	November 3, 2021	964,941	965,896
Persch	Kankakee, IL	November 9, 2021	1,229,592	1,229,592
Close Farm	Huntington, IN	April 1, 2022	737,451	737,451
MI Temple Farm	St. Johns,	April 15, 2022	522,000	522,000
Mantoan	Kankakee, IL	May 13, 2022	554,490	554,490
The Harms Chase & Harter Road Farm	DeKalb, IL	June 10, 2022	1,070,860	1,070,860
Hearns Farm	Iroquois, IL	July 13, 2022	571,974	571,974
Roann Farm	Wabash, IN	July 28, 2022	712,000	712,000
Wright Farm	Lee, IL	November 3, 2022	2,100,000	2,100,000
Doughty Farm	LaSalle, IL	January 31, 2023	683,298	683,298
Osterman Farm	Will, IL	February 9, 2023	309,421	309,421
Park Hill Farm	Rutland, VT	February 15, 2023	1,589,479	1,635,388
Koontz Lake	Starke, IN	March 2, 2023	2,329,923	2,336,744
Merkle Farm	Iroquois, IL	November 8, 2023	4,865,442	4,865,442
Peotone Road	Will, IL	January 12, 2024	3,251,675	3,251,675
Wiegand	McLean, IL	February 6, 2024	1,502,291	1,502,291
Dunn	Wells, IN	February 19, 2024	1,052,334	1,052,334
Hextell	Iroquois, IL	March 6, 2024	1,309,875	1,309,875
Miller Ranch	Will, IL	March 15, 2024	901,731	901,731
Reynolds	Hancock, OH	April 5, 2024	1,005,879	1,005,879
Center Road	Will, IL	April 30, 2024	1,766,196	1,766,196
LeFevre	Whiteside, IL	May 1, 2024	1,573,751	1,573,751
Peotone North	Will, IL	May 3, 2024	1,358,456	1,358,456
Onarga	Iroquois, IL	May 10, 2024	909,209	909,209
Shumway Road	Crook, OR	May 16, 2024	7,897,437	7,951,059

F-11

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.  Investments in Real Estate (Continued)

	Location		Net Book	Net Book
	(County,	Date	Value at	Value at
Property Name	State)	Acquired	12/31/2025	12/31/2024
Paluch	Dekalb, IL	May 29, 2024	4,704,441	4,704,441
Mossburg	Wells, IN	June 25, 2024	804,514	804,514
Freed	McLean, IL	August 30, 2024	$863,211	$863,211
Michelson Farm	Earlville, IL	October 1, 2024	600,332	600,332
Keever Farm	Iroquois, IL	November 1, 2024	1,817,886	1,817,886
Erickson Farm	Monroe, MI	November 27, 2024	608,768	608,768
Fort Minok Farm	Minonk, IL	January 17, 2025	3,193,421	–
Phyllis Farm	Roanoke, IN	February 12, 2025	772,025	–
Penicook Farm	Piper City, IL	February 14, 2025	880,564	–
Gray	Watseka, IL	April 17, 2025	348,077	–
Betts Farm	Mt. Blanchard, OH	July 16, 2025	412,319	–
Grismore Farm	Denver, IN	October 1, 2025	1,200,239	–

			$97,624,096	$96,145,809

Investments in real estate are carried at cost, less accumulated depreciation. On a continuous basis, management assesses whether there are any indicators, including property performance and general market conditions, that the value of the investments in real estate may be impaired. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the undiscounted cash flows estimated to be generated from those assets. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to the assets, as well as other fair value determinations.

To determine the estimated fair value, management utilizes independent third-party analyses for those properties owned for more than one year. At a minimum of once every three years the independent analysis is completed by a certified appraiser or licensed real estate professional. The methods employed in the valuation generally consider one or more of the following methods: the sales comparison approach (which uses the market for comparable properties), income capitalization approach (which considers income - generating potential of the property and anticipated rate of return), and the cost approach.

If indicators of impairment are present, management will estimate based on land appraised values if an impairment of the carrying cost has occurred. During 2025 and 2024, the Company evaluated the investments in real estate for indicators of impairment and noted none.

The Company’s policy is to depreciate land improvements, machinery, equipment, buildings and building improvements over the estimated useful lives of the assets by use of the straight-line method, as indicated in the following table.

Land improvements, machinery and equipment	3 - 25 years
Buildings and building improvements	5 - 28 years

The cost of repairs and maintenance is charged to expense as incurred; significant improvements and betterments are capitalized. All investments in real estate are leased to tenants under operating leases.

F-12

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

4.  Cash Equivalents

The Company maintains the majority of its cash balances with a banking institution and with a lending institution, which has serviced mortgages on certain investments. These cash equivalents are not restricted and can be withdrawn at any time without penalty.

5.  Accrued Income and Accounts Receivable

Accrued income consists of estimates of tenant farmer obligations due to the Company in accordance with the variable farm revenue and crop income as stated in the lease agreement. Estimates of variable farm revenues are based on a calculation of farm revenues exceeding a certain amount (as defined in the individual lease agreements) and the excess being partially due to the Company. Crop income is income related to a crop share arrangement with one of the Company’s farmers. Accounts receivable are uncollateralized tenant obligations due under normal trade terms. Management individually reviews all accrued income and receivables and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

If receivables from a tenant are determined to be uncollectible, the receivables are fully reserved and rental income is constrained to amounts collected from the tenant. Management’s estimate for allowance for credit loss is $51,506 and $17,173 as of December 31, 2025 and 2024, respectively. The Company recorded bad debt expense of $948,000 and $0 for the years ended December 31, 2025 and 2024, respectively.

6.  Syndication Costs

Syndication costs represent costs incurred in connection with the syndication of REIT stock, including in expenses related to the non-accredited investor offering. These costs are reflected as a direct reduction of stockholders’ equity. There were no syndication costs incurred for the years ended December 31, 2025 and 2024.

7.  Revenue Recognition

Leases

The Company’s leases are substantially for land, and as a result the Company expects to derive the residual value of the land at the end of the lease term. That residual value is expected to be substantially the same as the current book value.

Rental income is recognized when earned as provided under the lease agreements with tenants. All leases between the Company and its tenants are classified as operating leases. Lease reimbursements represent real estate taxes and property insurance, which are billed to tenants pursuant to the terms of the lease. Lease reimbursements are recognized as earned in the same period the expenses are incurred.

Mortgage and Operating Lines of Credit Interest Income

Mortgage and operating lines of credit interest income is generally recognized when due as provided under the agreements in place. Deferred origination fees are amortized to interest income ratably over the life of the related agreements.

F-13

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

7.  Revenue Recognition (Continued)

Grant Revenue

The Company has elected to account for government grants in accordance with IAS 20. Under IAS 20, government grants are recognized as income when it is probable that the Company will comply with the conditions of the grant and that the grant will be received. The Company recognizes proceeds under grant programs in a systematic basis over the period in which the Company recognizes as expenses the related costs for which the grant is intended to compensate. The Company has further elected to record the grant income separately from the related expenses.

8.  Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code and applicable Treasury regulations relating to REIT qualification. The Company must meet certain requirements to be eligible, including distribution requirements and other asset and income tests. Management intends to adhere to these requirements and maintain the REIT status. As a REIT, the Company will generally not be liable for U.S. federal corporate income taxes, thus no provision is included in the accompanying consolidated financial statements. The Company has also elected taxable REIT subsidiary status for the TRS Subsidiary which allows for activities that do not qualify as rents from real property.

9.  Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management’s current judgments.

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES

The Company established a farmland financing policy to provide mortgages and operating lines of credit financings for organic and sustainable farmers to purchase farmland and to have operating capital. The Company’s financing policy requires extensive background and credit checks; and that each farmland mortgage and line of credit be collateralized by farmland appraised at a minimum value of 1.33 times the value of the loan. The financing policy also limits the outstanding loans on farmland to 35% of the Company’s total farmland assets (defined as investments in real estate, at cost plus mortgage notes receivable).

Mortgage notes and operating lines of credit receivables are reported at their outstanding principal balances net of any allowance for credit losses and unamortized origination fees. Origination fees received are deferred and recognized as adjustments to mortgage interest income over the lives of the related mortgage notes. The outstanding mortgage notes receivable generally require monthly interest only payments for the first five years with principal and interest payments thereafter. Select mortgage notes require principal and interest payments throughout the term of the notes. Prepayments are allowed. Operating lines of credit may accrue interest throughout the term.

F-14

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Mortgage notes are collateralized by real estate and improvements thereon. Operating lines of credit are collateralized by a combination of current assets, fixed assets, and personal property. Interest income recognized related to mortgage notes receivable totaled $1,582,401 and $1,513,585 during the years ended December 31, 2025 and 2024, respectively. Interest income recognized related to operating lines of credit totaled $162,839 and $117,222 during the years ended December 31, 2025 and 2024, respectively.

An allowance for credit losses is established for amounts expected to be uncollectible over the contractual life of the loans. The Company collectively evaluates notes receivable to determine the allowance for credit losses based on three portfolio segments that have similar risk characteristics: mortgage notes, operating lines of credit, and other loans receivable. Loans that do not share similar risk characteristics with other loans are evaluated individually.

The Company uses an expected loss model that considers the Company’s actual historical loss rates adjusted for current economic conditions and reasonable and supportable forecasts. The Company considers the impact of current conditions and economic forecasts relating to specific geographical areas and client-specific exposures when making adjustments for reasonable and supportable forecasts. Uncollectible amounts are written off against the allowance for credit losses in the period they are determined to be uncollectible. Recoveries of amounts previously written off are recognized when received.

The Company uses an expected loss model that considers the Company’s actual historical loss rates adjusted for current economic conditions and reasonable and supportable forecasts. The Company considers the impact of current conditions and economic forecasts relating to specific geographical areas and client-specific exposures when making adjustments for reasonable and supportable forecasts. Uncollectible amounts are written off against the allowance for credit losses in the period they are determined to be uncollectible. Recoveries of amounts previously written off are recognized when received.

Notes are considered delinquent if the repayment terms are not met. The Company establishes an allowance for credit losses to reserve against potential losses from non-performing loans. The credit losses are calculated based on the remaining maturity method which incorporates historical loss rates, current conditions adjustments and forecast adjustments, as applicable. The following tables present the Company’s details of the remaining maturity method and allowance for credit losses on mortgage notes receivable, operating lines of credit receivable, and interest receivable as of and for the years ended December 31, 2025 and 2024:

Summary of Allowance for Credit Losses (ACL) as of December 31, 2025 and 2024

	Interest	Mortgages	Operating Lines of Credit
Year Ended 12/31/2025	Receivable	Receivable	Receivable	Total

ACL, beginning of year	$19,347	$107,122	$4,045	$130,514

Provision for expected credit losses	(15,094)	869	(2,488)	(16,713)
Charge-offs	–	–	–	–
Recoveries collected	–	–	–	–

ACL, end of year	$4,253	$107,991	$1,557	$113,801

Deferred origination fees	$–	$80,620	$–	$–

F-15

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

	Interest	Mortgages	Operating Lines of Credit
Year Ended 12/31/2024	Receivable	Receivable	Receivable	Total

ACL, beginning of year	$2,880	$135,890	$5,194	$143,964

Provision for expected credit losses	16,467	(28,768)	(1,149)	(13,450)
Charge-offs	–	–	–	–
Recoveries collected	–	–	–	–

ACL, end of year	$19,347	$107,122	$4,045	$130,514

Deferred origination fees	$–	$96,336	$–	$–

The Company utilizes an internal risk rating system to evaluate credit risk. Credit risk ratings are based on current financial information, comparison against industry averages, collateral coverage, historical payment experience, and current economic trends. The Company uses the following definitions for credit risk ratings:

Performing - Loans not classified as Watch, At-Risk or Default. Watch - Loans with payments that are 90 days past due or greater and designated for elevated attention. Indicates above-average risk. At-Risk - Loans with an increased likelihood of default. These loans represent borrowers whose paying capacity makes full collection questionable. Default - Loans that are currently failing to meet contractual obligations or for which the Company has temporarily waived certain contractual requirements. The following table summarizes the credit risk profile of the Company’s mortgage notes receivable and operating lines of credit receivable as of December 31, 2025 and 2024:

Summary of Mortgage Notes Receivable as of December 31, 2025 and 2024

	Outstanding	Outstanding
	Balance	Balance
	12/31/2025	12/31/2024

Performing	$10,688,230	$12,533,906
Watch	4,671,868	3,508,375
At-risk	4,278,157	8,636,375
Default	3,292,947	602,697

Total loans	$22,931,202	$25,281,353
Allowance for credit/loan losses	(107,991)	(107,122)
Net deferred origination fees	(80,620)	(96,336)

Net loans	$22,742,591	$25,077,895

Interest rate range	1.25 - 10.50%	1.25 - 10.25%
Maturity date range	2026 - 2052	2025 - 2052

F-16

NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Summary of Operating Lines of Credit as of December 31, 2025 and 2024

	Outstanding	Outstanding
	Balance	Balance
	12/31/2025	12/31/2024

Performing	$17,025	$421,751
Watch	–	–
At-risk	–	799,286
Default	622,863	307,893

Total loans	$639,888	$1,528,930
Allowance for loan losses	(1,557)	(4,045)
Net deferred origination fees	–	–

Net loans	$638,331	$1,524,885

Maximum available balance	$731,125	$2,234,125
Interest rate range	8.00 - 10.00%	5.00 - 8.25%
Maturity date range	2026 - 2026	2025 - 2026

NOTE D - REVOLVING LINES OF CREDIT

The Company had a $2,500,000 line of credit with a lender who serviced certain mortgages payable that was interest only through May 1, 2024 and was amended with a new note on May 15, 2023. This new note increased the line of credit to $10,000,000 and requires interest only payments annually beginning on May 1, 2024 and both principal and interest payments in 24 installments beginning on May 1, 2029 and annually thereafter. On November 25, 2024, the note was amended to increase the line of credit to $15,000,000. There were no outstanding borrowings as of December 31, 2025. As of December 31, 2024, the Company had $9,951,860 outstanding on this line of credit. Interest is payable annually at the bank’s adjusted one-month SOFR (4.02% and 4.67% at December 31, 2025 and 2024, respectively) base rate plus an applicable margin (2.35%). The line is collateralized by real estate in the IL counties of Iroquois, Livingston, Dekalb, Kankakee, Will, McLean, Whiteside and Shelby. The Company is subject to certain restrictive covenants.

Aggregate interest expensed during the years ended December 31, 2025 and 2024 related to the line of credit was approximately $336,000 and $450,000, respectively. There was approximately $0 and $436,000 of accrued interest at December 31, 2025 and 2024, respectively.

F-17

NOTE E- NOTES PAYABLE, UNSECURED

The Company has borrowed through issuances of unsecured notes payable to finance the Company’s farmland investments. The debt consists of individual promissory notes issued across multiple series and term notes.

The Company has issued multiple offerings of promissory notes titled “Soil Restoration Notes”. Beginning December 15, 2021, the Company launched an offering of Series IV Soil Restoration Notes at a maximum offering of $20,000,000. Beginning in 2023, the Company launched an offering of promissory notes titled “Rooted in Regeneration Notes” at a maximum offering of $25,000,000. The total notes advanced during 2025 and 2024 aggregated $1,250,000 and $7,812,500, respectively. During 2025, $1,030,000 of the Soil Restoration Notes, were transferred to Rooted in Regeneration Notes and $750,000 of the Soil Restoration Notes were transferred to other promissory notes, which extended the maturity date of the notes. There were no transfers in 2024. During 2025, $250,000 of the Soil Restoration Notes, were converted to shares. There were no conversions in 2024. In accordance with the terms of the first three series of Soil Restoration Notes, the Company also funds an organic transition pool to support the tenants and farmers during the organic transition period primarily by providing financial assistance to projects geared toward improving soil quality. The Series IV Soil Restoration Notes do not include contributions to the organic transition pool. See Note K for a description of a grant received which has reduced the costs associated with issuing the notes. Soil Restoration Notes and Rooted in Regeneration Notes totaling $19,881,500 and $21,351,500 were outstanding as of December 31, 2025 and 2024, respectively. Soil Restoration Notes are issued as individual promissory notes which bear interest between 2.00% and 2.25%, payable semiannually on January 15 and July 15. Principal is due in full at maturity, which ranges between 2026 and 2030. Soil Restoration Notes and Rooted in Regeneration Notes are uncollateralized. Rooted in Regeneration Notes are issued as individual promissory notes which bear interest between 0.5% and 3.00% based on various terms as defined in the agreements. Principal is due in full at maturity, which ranges between 2026 and 2033.

Other promissory notes and term notes, totaling $8,383,333 and $7,831,264 as of December 31, 2025 and 2024, respectively, have interest due semi-annually, ranging from 1.25% to 3.75% with principal due in full at maturity. During 2025, $916,667 of the other promissory notes was transferred to another promissory note with the same lender and extended the maturity date of the note to January 15, 2030. The notes have various original maturity dates from 2026 through 2031. The notes are uncollateralized.

Aggregate interest expensed during the years ended December 31, 2025 and 2024 was $726,766 and $673,955 respectively, related to the notes payable. Accrued interest at December 31, 2025 and 2024 totaled $347,132 and $358,887, respectively, related to the notes payable. Aggregate notes payable due to related parties, which consists entirely of stockholders, totaled 20%, or $5,592,000 and 20%, or $5,699,500 of the total notes payable at December 31, 2025 and 2024, respectively. Interest expensed on the related parties notes totaled approximately $122,307 and $121,500 during the years ended December 31, 2025 and 2024, respectively.

Future original maturities of the aggregate notes payable as of December 31, 2025 are as follows:

2026	$9,531,597
2027	11,727,000
2028	1,460,000
2029	1,142,500
2030	3,446,667
Thereafter	1,155,000

$28,462,764

F-18

NOTE F - MORTGAGE NOTES PAYABLE

On May 16, 2024, the Company entered into a mortgage loan agreement for $4,000,000 (“Shumway Loan”) with Compeer Financial (“Compeer”) to finance the acquisition of the Shumway Road property. The Shumway Loan is interest only for one year payable in semi-annual installments. The Shumway Loan has a maturity date of November 1, 2054. The Shumway Loan interest rate was 6.2% and 6.85% at December 31, 2025 and 2024, respectively. Semi-annual principal and interest payments commenced on May 1, 2025.

On May 29, 2024, the Company entered into an additional mortgage loan agreement for $2,350,000 (“Paluch Loan”) with Compeer to finance the acquisition of the Paluch property. The Paluch Loan is interest only for one year payable in semi-annual installments. The Paluch Loan has a maturity date of November 1, 2054. The Paluch Loan interest rate was 6.35% and 6.75% at December 31, 2025 and 2024, respectively. Semi-annual principal and interest payments commenced on May 1, 2025.

The Company incurred $408,008 and $265,262 of interest expense related to the mortgage notes payable for the year ended December 31, 2025 and 2024, respectively. Accrued interest as of December 31, 2025 and 2024 totaled $65,456 and $72,104, respectively, related to the mortgage notes payable.

Future maturities of the mortgage notes payable as of December 31, 2025 are as follows:

2026	$81,026
2027	86,173
2028	91,647
2029	97,469
2030	103,661
Thereafter	5,818,214

$6,278,190

NOTE G - RENTAL INCOME

The Company leases its real estate to farm operators generally under six year initial terms. The leases automatically renew for three year terms following the initial term and any subsequent renewals. The leases are structured as variable cash, fixed cash or crop-share operating lease agreements. Variable cash lease agreements include minimum base rent plus a variable component, if applicable, based on total farm revenues.

All leases require the farm tenant to maintain federal crop insurance on insurable crops for the duration of the lease. Rental income consists of fixed lease payments of $2,853,320 and $2,537,694, variable and crop share income of $0 and $400,934, lease reimbursements of $301,582 and $301,582, tenant write off of $980,498 and $0, and variable and crop share write off of $289,858 and $0 for the years ended December 31, 2025 and 2024, respectively. The Company manages risk associated with the residual value of its leased assets by leasing primarily land to lessees that management believes will maintain the residual value consistent with the current book value.

F-19

NOTE G - RENTAL INCOME (Continued)

Future minimum base rentals on noncancelable operating leases for the years ending December 31 are as follows:

2026	$2,759,792
2027	2,429,195
2028	1,926,498
2029	61,288
2030	36,141
Thereafter	10,614

$7,223,528

NOTE H - STOCK OPTION PLAN

On July 28, 2023, the Board of Directors adopted an equity incentive plan that includes the ability to issue restricted stock and options to employees and others. This plan was approved by the stockholders on September 13, 2023. During the year ended December 31, 2024, the Board awarded the CEO a discretionary grant of $15,000 in common stock through this plan. These amounts have been recorded as compensation expense and are included in general and administrative expenses during the year ended December 31, 2024.

The Company has in the past from time to time granted incentive options to purchase stock to certain officers of the Company. The agreements allow the option holders to purchase stock of the Company at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the stock at the date of grant. Options generally vest over three years. As of December 31, 2025, 2,800 shares were exercised and redemeed. No options were exercised and none were granted as of December 31, 2024.

The fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during prior years. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years). There was $65,588 option-based compensation expense recognized in the statements of operations for the year ended December 31, 2025. There was no option-based expense incurred in 2024.

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Expected life	10 - 15 years
Risk-free interest rate	1.78% - 3.47%
Expected dividends	0.00%
Volatility	10% - 29%

F-20

NOTE H - STOCK OPTION PLAN (Continued)

Option activity for the year ended December 31, 2025 is as follows:

		*	Weighted
	*	Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term

January 1, 2025	4,800	$69.33	4 years
Granted	–	–	N/A
Exercised	(2,800)

Cancelled/forfeited	–

December 31, 2025	2,000	$69.33	3 years

Exercisable at December 31, 2025	2,000		3 years

There were 2,800 options vested during the year ended December 31, 2025.

Option activity for the year ended December 31, 2024 is as follows:

Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term

January 1, 2024	4,800	$69.33	4 years
Granted	–	–	N/A
Exercised	–
Cancelled/forfeited	–

December 31, 2024	4,800	$69.33	3 years

Exercisable at December 31, 2024	4,800		3 years

There were no options vested during the year ended December 31, 2024.

F-21

NOTE H - STOCK OPTION PLAN (Continued)

During 2022, the Company entered into a Non-Employee Director Compensation Policy which calls for issuance of $5,000 of Company stock to each qualifying director at each annual meeting, subject to certain vesting and other restrictions. Under the terms of this policy, the Company issued $44,000 and $15,000 for the years ended December 31, 2025 and 2024, respectively, to board members which will vest in March 2026 and March 2025, respectively. These amounts have been recorded as compensation expense and are included in general and administrative expenses during the years ended December 31, 2025 and 2024.

NOTE I - CONCENTRATIONS OF RISK AND UNCERTAINTIES

1.  Uninsured Cash

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender, which is not a federally insured institution. The Company has $795,018 of uninsured cash at December 31, 2025. There were no amounts considered uninsured as of December 31, 2024.

2.  Real Estate Concentration

The Company’s investments in real estate, at cost, are significantly concentrated within holdings of agriculture within the United States. The general health of that industry could have a significant impact on the fair value of investments held by the Company.

NOTE J - OPERATING LEASE OBLIGATIONS

The Company leases office space under the terms of an operating lease, which expired in March 2024. Monthly payments due under the lease total approximately $900. Total rent expense was $7,220 for the year ended December 31, 2024.

In 2024, the Company entered into a new operating lease for office space in Chicago, IL, which expires in April 2026. Monthly payments due under the lease total $1,104. Total rent expense was $14,652 and $10,006, respectively, for the years ended December 31, 2025 and 2024. Future minimum lease payments required under the lease for the years ended December 31, 2026 is approximately $4,000.

NOTE K - CONSERVATION INNOVATION GRANTS - GAIN CONTINGENCY

In 2019, the Company was awarded an additional grant for the CIG that was set to expire in 2023. During 2023, the grant was amended and extended through 2024. Under the terms of the revised grant, the Company receives reimbursement for certain expenses associated with the Rooted in Regeneration Notes offerings (see Note E), developing additional innovative note products, and other qualified expenses. The payments under the grants during the years ended December 31, 2025 and 2024 were approximately $29,300 and $79,300, respectively, and have been included as grant revenue in the accompanying statements of income. Given the contingent nature of the grants the Company has not recorded the full grant amounts as an asset related to future reimbursement payments. The Company has recorded a receivable from the grants totaling $0 and $139,399 at December 31, 2025 and 2024, respectively, which is included in prepaids and other assets in the accompanying financial statements.

F-22

NOTE L - EMPLOYMENT AGREEMENT

The Company entered into a deferred compensation agreement with the Company’s co-founder and former CEO, which requires payments during 2022 through 2033 and service requirements during 2022 and 2023. The agreement calls for a $125,000 salary to be paid for the years 2022 through 2023. Beginning December 15, 2023, the Company shall pay $250,000 in total additional compensation prior to December 31, 2033. There is a liability recorded of approximately $71,000 and $116,000 as of December 31, 2025 and 2024, respectively, which is included in accounts payable and accrued expenses on the accompanying balance sheet. The remaining balance will be paid out in January 2026.

NOTE M - EMPLOYEE BENEFITS

The Company has a 401(k) plan covering all eligible employees and employees may elect to defer a portion of their salaries for contributions to the plan. The plan provides employer matching contributions which totaled $49,319 and $41,681 for the years ended December 31, 2025 and 2024, respectively.

NOTE N - FARMER SUCCESS SHARING

On December 22, 2025, the Company adopted a new farmer success sharing plan that includes the ability to issue common stock to reward farmers. As of December 31, 2025, REIT equity shares of $200,000 were awarded. The amount is recorded as share based compensation expense and is included in general and administrative expenses.

NOTE O - SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 22, 2026, the date that these financial statements were available to be issued. Management has determined that no events or transactions, other than described below, have occurred subsequent to the balance sheet date that require disclosure in the financial statements.

The Company sold two farms and had three partial sales totaling $4,558,701.

The Company received repayments on mortgage notes receivable of $975,461.

The Company received repayments on the operating lines of credit receivable of $269,387.

The outstanding 2,000 stock options were exercised and redeemed.

The outstanding principal balance of Shumway Loan was paid off by drawing on the revolving line of credit of $2,323,521. All outstanding principal and accrued interest of Paluch Loan was paid off by drawing on the revolving line of credit of $3,933,652.

Total REIT equity shares of approximately $2,531,109 were redeemed. Total issuances of REIT equity shares and notes payable totaled approximately $4,422,526, which included the extension of approximately $1,486,667 notes payable and the conversion of notes payable to shares originally due in 2026.

The Company recognized $500,000 in income from the donation of matured note payable.

F-23

Item 8. Exhibits

2.1*	Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2(a) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
2.2*	Certificate of Amendment of Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2.3 to the Company’s Semi-Annual Report on Form 1-SA filed September 28, 2021)
2.3*	Certificate of Amendment of Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on SEC Form 1-U filed October 20, 2023).
2.4*	Bylaws of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2(b) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
3.1*	Stock Redemption Program (incorporated by reference to Exhibit 9.1 to the Company’s Form 1-U filed April 25, 2024)
3.2*	Dividend Reinvestment Plan (incorporated by reference to Exhibit 3.2 to the Company’s Offering Statement on Form 1-A filed June 3, 2025)
3.3*	Form of Series IV Soil Restoration Note (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 1-K filed April 29, 2022)
3.4*	Form of Rooted in Regeneration Note (incorporated by reference to Exhibit 9.2 to the Company’s Form 1-U filed April 25, 2024)
3.5*	Form of Series 2 Rooted in Regeneration Note (incorporated by reference to Exhibit 3.5 to the Company’s Offering Statement on Form 1-A filed June 3, 2025)
3.6*	Form of Promissory Note (incorporated by reference to Exhibit 3.5 to the Company’s Offering Statement on Form 1-A filed May 31, 2024)
4.1*	Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A filed June 3, 2025).
6.1*	Agreement for Certified B Corporations and Iroquois Valley’s Public B-Lab Profile (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A filed June 3, 2025)
6.2*	Promissory Note for Line of Credit – Compeer Financial (incorporated by reference to Exhibit 6.3 to the Company’s Annual Report on Form 1-K filed April 26, 2024)
6.3*	Promissory Note for Line of Credit – First Midwest Bank (incorporated by reference to Exhibit 6(viii) to the Company’s Annual Report on Form 1-K filed April 30, 2021)
6.4*	Non-Employee Director Compensation Policy dated December 13, 2023 (incorporated by reference to Exhibit 3.5 to the Company’s Offering Statement on Form 1-A filed May 31, 2024)
6.5*	2023 Equity Incentive Plan (incorporated by reference to Exhibit 3.4 to the Company’s Supplement on Form 253g2 filed October 18, 2023)
11.1**	Consent of Plante & Moran, PLLC
11.2**	Consent of Impact Matters Law LLP
12.1**	Opinion Regarding Legality and Consent of Impact Matters Law LLP (incorporated by reference to Exhibit 12.1 hereof)

*	Filed previously
**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on May 12, 2026.

IROQUOIS VALLEY FARMLAND REIT, PBC

By: /s/ Chris Zuehlsdorff

Name: Chris Zuehlsdorff, CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Chris Zuehlsdorff	Chief Executive Officer and Director	May 12, 2026
Chris Zuehlsdorff	(principal executive officer and principal accounting officer)

/s/ Joseph A. Mantoan	Principal Financial Officer and Director	May 12, 2026
Joseph A. Mantoan

/s/ Dr. Anna Jones-Crabtree	Director and Chairperson	May 12, 2026
Dr. Anna Jones-Crabtree

/s/ Jeffrey Anderson	Director	May 12, 2026
Jeffrey Anderson

/s/ Dorothy D. Burlin	Director	May 12, 2026
Dorothy D. Burlin

/s/ Ingrid Dyott	Director and Vice Chairperson	May 12, 2026
Ingrid Dyott

/s/ Dr. Stephen P. Rivard	Director and Co-Founder	May 12, 2026
Dr. Stephen P. Rivard

/s/ Olivia Watkins	Director	May 12, 2026
Olivia Watkins

/s/ Arnold Lau	Director	May 12, 2026
Arnold Lau

S-1